          CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED
       SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
                      A REQUEST FOR CONFIDENTIAL TREATMENT

                                                                    Exhibit 10.4

                            AIRCRAFT LEASE AGREEMENT
                                   (MSN 29048)

                                   DATED AS OF

                                 OCTOBER 1, 1998

                                     BETWEEN

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,

                                       AS

                                     LESSOR

                                       AND

                   COMPANIA PANAMENA DE AVIACION, S.A. (COPA)

                                       AS

                                     LESSEE

                                  IN RESPECT OF

                        ONE BOEING MODEL 737-71Q AIRCRAFT

                       MANUFACTURER'S SERIAL NUMBER 29048

                                TABLE OF CONTENTS

1.   INTERPRETATION
     1.1     Definitions.............................................................    1
     1.2     Construction............................................................   17

2.   REPRESENTATIONS AND WARRANTIES
     2.1     Lessee's Representations and Warranties.................................   18
     2.2     Repetition..............................................................   22
     2.3     [Intentionally omitted.]................................................   22
     2.4     FSB's Representations and Warranties....................................   22

3.   CONDITIONS PRECEDENT
     3.1     Conditions Precedent to Lessor's Obligations............................   23
     3.2     Further Conditions Precedent to Lessor's Obligations....................   27
     3.3     Conditions Precedent to Lessor's Obligation to Request Deregistration...   27
     3.4     Waiver..................................................................   28
     3.5     Conditions Precedent to Lessee's Obligations............................   28

4.   DELIVERY
     4.1     Scheduled Delivery Month and Scheduled Delivery Date....................   28
     4.2     Commencement............................................................   28
     4.3     Delayed Delivery........................................................   29
     4.4     Acceptance of Aircraft..................................................   29
     4.5     Delivery................................................................   30
     4.6     Post-Production Modification............................................   30
     4.7     Deregistration..........................................................   30

5.   PAYMENTS
     5.1     Cash Deposit, Deposit Letter of Credit and Supplemental Rent

             Letter of Credit........................................................   31
     5.2     Rent....................................................................   32
     5.3     Supplemental Rent.......................................................   33
     5.4     Payments................................................................   34
     5.5     Gross-up................................................................   35
     5.6     Taxes and Other Payments................................................   35
     5.7     Value Added Tax.........................................................   35
     5.8     Information.............................................................   36
     5.9     Taxation of Indemnity Payments..........................................   36
     5.10    Default Interest........................................................   37
     5.11    Contest.................................................................   37
     5.12    Computations............................................................   38
     5.13    Payments Absolute.......................................................   39

6.   MANUFACTURERS' WARRANTIES
     6.1     Benefit of Warranties...................................................   39
     6.2     Parts...................................................................   40
     6.3     Reassignment............................................................   40

7.   LESSOR'S COVENANTS
     7.1     Quiet Enjoyment.........................................................   40
     7.2     End Payment.............................................................   40
     7.3     Manufacturer Credit and Product Support.................................   41
     7.4     Airworthiness Directive Cost Sharing....................................   42

8.   LESSEE'S COVENANTS
     8.1     Duration................................................................   42
     8.2     Further Covenants.......................................................   42

9.   INSURANCE
     9.1     Insurances..............................................................   42
     9.2     Requirements............................................................   43
     9.3     Change..................................................................   43
     9.4     Insurance Covenants.....................................................   43
     9.5     Failure to Insure.......................................................   45
     9.6     Continuing Indemnity....................................................   45
     9.7     Application of Insurance Proceeds.......................................   45
     9.8     Insurance for Lessee's Own Accounts.....................................   46

10.  INDEMNITY
     10.1    General.................................................................   46
     10.2    Duration................................................................   47
     10.3    Exceptions..............................................................   47

11.  EVENTS OF LOSS
     11.1    Pre-delivery............................................................   48
     11.2    Post-delivery...........................................................   48
     11.3    Engines.................................................................   49
     11.4    Requisition.............................................................   49

12.  REDELIVERY OF AIRCRAFT
     12.1    Notification............................................................   50
     12.2    Redelivery..............................................................   50
     12.3    Redelivery Acknowledgment...............................................   50
     12.4    Short Term Storage......................................................   50
     12.5    Expenses................................................................   50
     12.6    Warranty Transfer.......................................................   51

     12.7    Non-Compliance..........................................................   51
     12.8    Export..................................................................   51
     12.9    Late Redelivery.........................................................   51

13.  DEFAULT
     13.1    Events..................................................................   52
     13.2    Rights..................................................................   56
     13.3    Export..................................................................   57
     13.4    Default Payments........................................................   57
     13.5    Survival................................................................   58

14.  ASSIGNMENT, NOVATION
     14.1    Lien....................................................................   58
     14.2    Lease Assignment/Novation...............................................   58

15.  ILLEGALITY......................................................................   59

16.  DISCLAIMERS AND WAIVERS
     16.1    Exclusion and Waiver....................................................   59
     16.2    Certificate of Acceptance...............................................   60

17.  MISCELLANEOUS
     17.1    Waivers, Remedies, Cumulative...........................................   61
     17.2    Delegation/Agency Agreement.............................................   61
     17.3    Certificates............................................................   61
     17.4    Appropriation...........................................................   62
     17.5    Currency Indemnity......................................................   62
     17.6    Set-off.................................................................   62
     17.7    Severability............................................................   63
     17.8    Remedy..................................................................   63

     17.9    Expenses................................................................   63
     17.10   Time of Essence.........................................................   64
     17.11   Notices.................................................................   64
     17.12   Law and Jurisdiction....................................................   65
     17.13   Sole and Entire Agreement...............................................   66
     17.14   Indemnities.............................................................   66
     17.15   Counterparts............................................................   66
     17.16   Language................................................................   66
     17.17   Modification............................................................   66
     17.18   Owner Trustee...........................................................   67

SCHEDULE 1 DESCRIPTION OF AIRCRAFT

     Part 1 Description of Aircraft
     Part 2 General Features
     Part 3 Lessee's Options
     Part 4 Lessee's Post Production Modification
     Part 5 Documents
     Part 6 Records

SCHEDULE 2 CERTIFICATE OF ACCEPTANCE

     Part 1 Certificate of Acceptance
     Part 2 Aircraft Delivery Conditions

SCHEDULE 3 LESSEE'S COVENANTS

     Part 1 Information
            1.   General Information
            2.   Technical Information
            3.   Financial Information

     Part 2 Lessee General Covenants
            4.   General
            5.   Third Party

            6.   (Intentionally Left Blank)

     Part 3 Operation and Inspection
            7.   Lawful and Safe Operation
            8.   Protection
            9.   Sub-Leasing
            10.  Inspection

     Part 4 Title, Pooling
            11.  Title
            12.  Title on Equipment Changes
            13.  Pooling of Engines and Parts

     Part 5 Technical Covenants
            14.  Maintenance and Repair
            15.  Removal of Engines and Parts
            16.  Installation of Engines, Landing Gear and Parts
            17.  Non-Installed Engines, Landing Gear and Parts
            18.  Equipment Changes
            19.  Documents and Records

SCHEDULE 4 AIRCRAFT REDELIVERY

SCHEDULE 5 INSURANCE REQUIREMENTS

SCHEDULE 6 FORM OF LEGAL OPINION

SCHEDULE 7 FORM OF REPORT - AIRFRAME AND ENGINE STATUS REPORT

                            AIRCRAFT LEASE AGREEMENT
                                   (MSN 29048)

This Aircraft Lease Agreement (MSN 29048) is made as of the 1st day of October, 1998 between:

(1) FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, except as otherwise expressly provided herein, but solely as Owner Trustee, a national banking association whose principal place of business is 79 South Main Street, Salt Lake City, Utah 84111 ("Lessor"); and

(2) COMPANIA PANAMENA DE AVIACION, S.A. (COPA), a company incorporated under the laws of Panama whose registered office is at Avenida Justo Arosemena y Calle 39, Panama 1, Republic of Panama ("Lessee");

WHEREAS, Lessor wishes to lease to Lessee and Lessee is willing to lease from Lessor the Aircraft subject to the terms and conditions of this Agreement upon completion of the manufacture of the Aircraft by The Boeing Company;

IT IS AGREED as follows:

1.   INTERPRETATION

     1.1  DEFINITIONS

     In this Agreement the following expressions have the following meanings:

AFFILIATE                        With respect to a specified person, any other
                                 person directly or indirectly controlling or
                                 controlled by or under direct or indirect
                                 common control with such person. For the
                                 purposes of this definition, "control,"
                                 "controlling" and "controlled" when used with
                                 respect to any specified person means the power
                                 to direct the management and policies of such
                                 person, directly or indirectly, whether through
                                 the ownership of securities having ordinary
                                 voting power for the election of directors, by
                                 contract or otherwise.

AGREED MAINTENANCE PERFORMER     Lessee, Continental Airlines, Inc., a
                                 maintenance performer approved from time to
                                 time by Continental Airlines, Inc. for its own
                                 aircraft, or any other person agreed to from
                                 time to time in writing by Lessor, such
                                 agreement not to be unreasonably withheld.

AGREED MAINTENANCE PROGRAM       The continuous airworthiness Boeing Model
                                 737-700 maintenance program, which shall be

                                 substantially the same as that used by
                                 Continental Airlines, Inc. for its own Boeing
                                 Model 737-700 aircraft and which shall be approved by the FAA and the Air Authority for use by Lessee, encompassing scheduled maintenance, condition monitored maintenance, and/or on-condition maintenance of Airframe,
                                 Engines and Parts, including but not limited to servicing, testing, preventative maintenance, repairs, structural inspections, system checks, overhauls, corrosion control, inspections and treatments.

AGREED VALUE                     As defined in Annex A.

AGREEMENT                        This Aircraft Lease Agreement (MSN 29048),
                                 including all annexes, schedules and exhibits
                                 hereto, as modified, supplemented and amended
                                 from time to time.

AIR AUTHORITY                    During that portion of the Term extending from
                                 the Delivery Date to the Deregistration Date,
                                 the FAA or any successor thereof, and during
                                 that portion of the Term extending from the
                                 Deregistration Date to the Redelivery Date, the
                                 Directorate of Civil Aeronautics of the
                                 Republic of Panama or any successor thereof.

AIRCRAFT The aircraft described in Part 1 of Schedule 1, which includes the Airframe, the Engines, and (unless the context does not permit) the Documents and Records, as it may be modified pursuant to the terms of Clause 4.6.

AIRFRAME The Aircraft including Parts, modules, APU, appliances, components, equipment and furnishings, but excluding the Engines and Documents and Records.

APU The auxiliary power unit installed on the Aircraft on the Delivery Date and any replacement auxiliary power unit installed in accordance with this Agreement.

BASELINE SPECIFICATION           The Baseline Specification referred to in Part
                                 1 of Schedule 1.

BENEFICIARY                      Tombo Aviation Inc., a Delaware corporation.

BUSINESS DAY                     A day (other than a Saturday or Sunday) on
                                 which banks are open for business in New York,
                                 New York, and, in respect of payments to be
                                 made by Lessee hereunder, Panama.

CASH DEPOSIT                     As defined in Annex A.

C-CHECK Scheduled Airframe systems and structural checks described as a "C" Check in the Agreed
                                 Maintenance Program.

COPA HOLDINGS                    COPA Holdings S.A.

CYCLE (i) In relation to the Airframe, one take-off and landing of the Aircraft, and (ii) in relation to each Engine, the APU and the Landing Gear, one take-off and landing of the airframe (including the Airframe) on which such Engine, APU or Landing Gear, as the case may be, is from time to time installed.

DAMAGE NOTIFICATION THRESHOLD    As defined in Annex A.

D-CHECK Those items of maintenance characterized by the Agreed Maintenance Program as a D-Check.

DEFAULT Any Event of Default and any event which with the giving of notice, lapse of time, or fulfillment of any other applicable condition or any combination of the foregoing would constitute an Event of Default.

DELIVERY DATE                    The date on which the Aircraft is tendered for
                                 delivery by Lessor to Lessee in accordance with
                                 this Agreement.

DELIVERY LOCATION                Manufacturer's facility in Seattle, Washington,
                                 USA or such other airport or location as agreed
                                 upon by Lessor and Lessee.

DEPOSIT LETTER OF CREDIT         The letter of credit in respect of the deposit
                                 referred to in Clause 5.1 and issued pursuant
                                 to Clause 5.1, and any replacement or renewal
                                 of such letter of credit issued in accordance
                                 with the terms of this Agreement.

DEPOSIT LETTER OF CREDIT         As defined in Annex A.
DELIVERY AMOUNT

DEPOSIT LETTER OF CREDIT         As defined in Annex A.
EXECUTION AMOUNT

DEREGISTRATION DATE              The date the FAA deregisters the Aircraft upon
                                 the request of Lessor following satisfaction of
                                 the conditions precedent set forth in Clause
                                 3.3.

DEREGISTRATION POWER OF          The deregistration power of attorney given by
ATTORNEY                         Lessee to Lessor in form and substance
                                 reasonably satisfactory to Lessor.

DOCUMENTS                        (i) The Aircraft, Engine, and Part manuals,
                                 certificates, and other documentation listed in
                                 Part 5 of Schedule 1 to this Agreement; (ii)
                                 other manuals (including without limitation,
                                 operations, maintenance, repair, overhaul or
                                 parts manuals), data, drawings or other
                                 documents that are required to be maintained
                                 during the Term under the terms of this
                                 Agreement or by the Air Authority, and those
                                 that are provided to Lessee with respect to the
                                 Aircraft, and (iii) any revisions, additions,
                                 renewals, or replacements from time to time
                                 made by Manufacturer and/or Lessee in
                                 accordance with this Agreement and to comply
                                 with applicable laws and documentary
                                 requirements of the FAA under FAR Part 129 or
                                 FAR Part 145, as the case may be.

DOLLARS AND $                    The lawful currency of the USA.

ENGINE                           Whether or not installed on the Aircraft,

                                 (1) each engine of the manufacture and model specified in Part 1 of Schedule 1 installed on the Aircraft on the Delivery
                                      Date, such engines being described as to serial numbers on the certificate of acceptance to be executed by Lessee upon delivery of the Aircraft; or

                                 (2) any engine which has replaced such Engine, having clear and unencumbered title which has, or should have, passed to Lessor in accordance with this Agreement;

                                 and in each case including all modules and Parts from time to time belonging to or installed in an Engine, but excluding any properly replaced engine, title to which has, or should have, passed from Lessor pursuant to this Agreement.

ENGINE MANUFACTURER              CFM International, Inc.

EQUIPMENT CHANGE                 Any modification or addition to the Aircraft,
                                 excluding structural changes.

EVENT OF DEFAULT                 An event specified in Clause 13.1.

EVENT OF LOSS                    With respect to the Aircraft, the Airframe or
                                 any Engine:

                                 (1) the actual or constructive total loss of the Aircraft, the Airframe or Engine
                                      (including any damage to the Aircraft, the Airframe or Engine which results in an insurance settlement on the basis of a total loss, or requisition for use or hire which results in an insurance settlement on the basis of a total loss); or

                                 (2)  it being destroyed, damaged beyond
                                      economic repair or permanently rendered
                                      unfit for normal use for any reason
                                      whatsoever; or

                                 (3)  the requisition of title, or other
                                      compulsory acquisition, capture, seizure, deprivation, confiscation or detention for any reason of the Aircraft, the Airframe or Engine by any Government Entity
                                      (whether de jure or de facto), but
                                      excluding the events described in clause
                                      (4) below; or

                                 (4)  the hi-jacking, theft, condemnation,
                                      confiscation, seizure or requisition for use or hire of the Aircraft, the Airframe or Engine which deprives any person permitted by this Agreement to have possession and/or use of the Aircraft, the Airframe or Engine of its possession and/or use for more than 120 days or such shorter period within which insurers consider an event of loss has taken place as a result of those events.

EXCUSABLE DELAY                  With respect to the delivery of the Aircraft
                                 from Lessor to Lessee, delay or non-performance
                                 due to or arising out of any delay or failure
                                 in delivery of the Aircraft by the Manufacturer
                                 for any reason whatsoever (other than as a
                                 result of any act or omission of Lessor or any
                                 Person claiming by, through or under Lessor
                                 that is not permitted or otherwise anticipated
                                 by the terms of this Agreement); or any natural
                                 disaster, civil war, insurrection or riot,
                                 fire, flood, explosion, earthquake, accident,
                                 epidemic, quarantine restriction, nuclear or
                                 radioactive contamination, any act of
                                 government, governmental priority, allocation,
                                 regulation or order affecting directly or
                                 indirectly, the Aircraft, any manufacturer, any
                                 maintenance performer or Lessor or any
                                 materials or facilities, strike or labor
                                 dispute causing cessation, slowdown or
                                 interruption of work; inability to procure
                                 equipment, data or materials from manufacturers
                                 or suppliers in a timely manner; damage,
                                 destruction, loss or the necessity for service
                                 or repair; or any other cause to the extent
                                 that such cause is beyond the reasonable
                                 control of Lessor whether above mentioned or
                                 not and whether or not similar to the
                                 foregoing.

EXPIRY DATE                      Subject to Clause 4.6, the day falling sixty
                                 (60) months plus fourteen (14) days after the
                                 Delivery Date or such earlier date on which:

                                 (1)  the Aircraft has been redelivered in
                                      accordance with this Agreement;

                                 (2)  this Agreement has been terminated in
                                      accordance with its terms; or

                                 (3) Lessor receives the Agreed Value following an Event of Loss.

FAA The Federal Aviation Administration of the USA and any successor thereof.

FAR                              The USA Federal Aviation Regulations.

FINAL INSPECTION                 The series of inspections to be conducted by
                                 Lessor or Lessor's representative during the
                                 course of the Redelivery Check and up to
                                 Redelivery of the Aircraft.

FINANCIAL INDEBTEDNESS           As defined in Annex A.

FLIGHT HOUR                      (i) In relation to the Airframe, each hour or
                                 part thereof (rounded to two decimal places)
                                 elapsing from the moment the wheels of the
                                 Aircraft leave the ground on take off until the
                                 wheels of the Aircraft next touch the ground,
                                 and (ii) in relation to each Engine, the APU
                                 and the Landing Gear, each hour or part thereof
                                 (rounded to two decimal places) elapsing from
                                 the moment the wheels of the airframe
                                 (including the Airframe) on which such Engine,
                                 APU or Landing Gear, as the case may be, is
                                 from time to time installed leave the ground on
                                 take off until the wheels of such airframe next
                                 touch the ground.

FSB First Security Bank, National Association, not in its capacity as Owner Trustee, but in its individual capacity.

GOVERNING LAW                    The laws of the State of New York, USA.

GOVERNMENT ENTITY                (1)  any national government, political
                                      subdivision thereof, or local jurisdiction
                                      therein;

                                 (2)  any instrumentality, board, commission,
                                      court, or agency of any thereof, however constituted; and

                                 (3)  any association, organization, or
                                      institution of which any of the above is a member or to whose jurisdiction any thereof is subject to or in whose activities any of the above is a participant.

HABITUAL BASE                    Panama City, Republic of Panama.

INDEMNITEES                      Lessor and Beneficiary, including any of their
                                 respective successors and assigns, and any
                                 shareholders, Affiliates, directors, officers,
                                 servants, agents, representatives and employees
                                 thereof, and the Manufacturer.

INSURANCE DEDUCTIBLE AMOUNT      As defined in Annex A.

INSURANCES                       The insurances in respect of the Aircraft as
                                 further described in Clause 9.1.

JURISDICTION OF INCORPORATION    Republic of Panama.

JURISDICTION OF REGISTRATION     During that portion of the Term extending from
                                 the Delivery Date to the Deregistration Date,
                                 the USA, and during that portion of the Term
                                 extending from the Deregistration Date to the
                                 Redelivery Date, the Republic of Panama.

LANDING GEAR                     The nose and main landing gear assemblies of
                                 the Aircraft, excluding any rotable components
                                 such as wheels, tires and brakes, and
                                 consumable items.

LESSEE DOCUMENTS                 This Agreement, the Lessee Assignment, any
                                 other agreement or document signed by Lessee,
                                 relating to this Agreement and delivered on the
                                 Delivery Date, and any other agreement or
                                 document which Lessor and Lessee agree in
                                 writing to be a Lessee Document.

LESSOR LIEN                      (1)  Any Lien whatsoever from time to time
                                      existing created by Lessor, Beneficiary or
                                      any Person claiming by, through or under
                                      Lessor or Beneficiary in connection with
                                      the financing or refinancing of the
                                      Aircraft;

                                 (2) Any Lien which results from the acts of, omissions of or claims against Lessor, Beneficiary, or any Person claiming by, through or under Lessor or Beneficiary not related to the transactions contemplated by or permitted under this Agreement, including, without limitation, post-delivery modifications performed on the Aircraft;

                                 (3)  Any Lien for or in respect of Lessor
                                      Taxes; or

                                 (4)  Any Lien arising as a result of or in
                                      connection with any voluntary or
                                      involuntary sale, assignment, transfer,
                                      conveyance or other disposition
                                      (collectively, a "Transfer") by the
                                      Lessor, the Beneficiary, any transferee of the Lessor or the Beneficiary or any successor or assign of the Lessor or Beneficiary of the Aircraft, this
                                      Agreement or any part of their respective right, title and interest in or to the Aircraft or this Agreement.

LESSOR TAXES                     (1)  Taxes imposed by any federal, state, local
                                      Government Entity, any subdivision or
                                      department thereof or therein or any
                                      international or other taxing authority
                                      whether of the United States or any other
                                      country or political subdivision thereof
                                      (each a "Taxing Authority") against Lessor
                                      or Beneficiary or any Person lawfully
                                      claiming by, through or under Lessor or
                                      Beneficiary or all or any part of the
                                      Aircraft unrelated to (A) the licensing,
                                      location, installation, acceptance,
                                      delivery, registration, recordation of
                                      title, possession, repossession, control,
                                      operation, use, maintenance, repair,
                                      replacement, return, abandonment, storage,
                                      redelivery, leasing, subleasing,
                                      modification, importing or exporting of
                                      the Aircraft or any part thereof, (B) the
                                      rentals, receipts or earnings from any
                                      transactions contemplated by this
                                      Agreement, or (C) any other amount paid or
                                      payable pursuant to this Agreement or any
                                      document related thereto;

                                 (2) Taxes (i) that are based upon, measured by or with respect to the gross or net income, capital, gains, profits, net worth, franchise or conduct of business of Lessor or Beneficiary or any Person
                                      lawfully claiming by, through or under
                                      Lessor or Beneficiary (including, without limitation, minimum taxes or alternative minimum taxes), other than Taxes in the nature of sales, use, rental, license, VAT, ad valorem or property Taxes, ("Income Taxes") and (ii) that are imposed on Lessor, Beneficiary or any Person lawfully claiming by, through or under Lessor or Beneficiary by (A) the United
                                      States federal government, (B) in the case of Lessor or any Person lawfully claiming by, through or under Lessor, the state and local taxing jurisdictions and authorities in the United States in which the Lessor maintains its principal office or principal place of business, (C) in the case of Beneficiary or any Person lawfully claiming by, through or under Beneficiary, the state and local taxing jurisdictions and authorities in the United States in which Beneficiary maintains its principal office or principal place of business, (D) any other state or local taxing jurisdiction or authority in the United
                                      States in which Lessor or Beneficiary or any Person lawfully claiming by, through or under Lessor or Beneficiary, as the case may be, would be subject to Income
                                      Tax without regard to the transactions
                                      contemplated by this Agreement, and (E)
                                      any foreign government or any political
                                      subdivision or taxing authority thereof, any territory or possession of the United
                                      States, or any international authority in which Lessor or Beneficiary or any Person lawfully claiming by, through or under Lessor or Beneficiary, as the case may be, would be subject to Income Tax without regard to the transactions contemplated by this Agreement;

                                 (3) Taxes imposed on Lessor or Beneficiary or any Person lawfully claiming by, through or under Lessor or Beneficiary to the extent imposed as a result of (i) the willful misconduct or gross negligence of Lessor or Beneficiary or any Person lawfully claiming by, through or under Lessor or Beneficiary, (ii) any breach by Lessor, Beneficiary or any person claiming by or through Lessor or Beneficiary of any representations, warranties, covenants or obligations contained in this Agreement or any other document or instrument delivered under or in connection with this Agreement or the transactions contemplated herein,
                                      (including, without limitation, any breach by Lessor, Beneficiary or other person claiming by or through Lessor or Beneficiary of any covenant of quiet enjoyment set forth herein or in any document or instrument delivered pursuant to or in connection with this Agreement);

                                 (4) Taxes imposed on Lessor or Beneficiary or any Person lawfully claiming by, through or under Lessor or Beneficiary as a result of a sale, assignment, transfer or other disposition, whether voluntary or involuntary, (each a "Transfer"), by
                                      Lessor or Beneficiary or any other Person other than Lessee, of the Aircraft or any legal or beneficial interest in the Aircraft, this Agreement or any portion hereof or thereof; provided however, that such Transfer does not result from the exercise of any remedy provided for in this Agreement or at law during the continuance of an Event of Default, in connection with the termination of this Agreement or otherwise in connection with this Agreement; and

                                 (5) Taxes imposed on Lessor or Beneficiary or any Person lawfully claiming by,

                                      through or under Lessor or Beneficiary
                                      with respect to any period commencing or event occurring (i) prior to the Delivery of the Aircraft, (ii) after the Redelivery of the Aircraft in conformity with the applicable provisions of this Agreement and (iii) at any time during which Lessee shall have been deprived of the use or possession of the Aircraft as a result of a breach by Lessor or any Person claiming by, through or under Lessor of Lessee's rights of quiet and peaceful use and possession of the Aircraft as set forth in Clause 7.1 hereof or in any other instrument or document delivered in connection with this Agreement or the transactions contemplated herein.

LETTER(S) OF CREDIT              The Deposit Letter of Credit, the Supplemental
                                 Rent Letter of Credit, or both, as the case may
                                 be.

LIBOR The offered rate appearing on page 3750 of the Telerate screen (or any replacement page) which displays the British Bankers Association
                                 Interest Settlement Rates for deposits in Dollars at or about 11:00 a.m. (London time) for the required period for value on the due date, or the preceding Business Day if such due date is not a Business Day.

LIEN Any mortgage, pledge, lien, charge, claim, encumbrance, hypothecation, assignment, right of set-off, agreement, arrangement, lease or security interest affecting the title to or any interest in property.

LIFE LIMITED PART                A part or component on the Aircraft having a
                                 life limit identified in either the Aircraft's
                                 FAA Type Certificate, applicable manufacturers'
                                 documents and manuals, or by Airworthiness
                                 Directive, alternatively referred to as "LLP."

MAJOR CHECKS                     Any C-Check, multiple C-Check or D-check or
                                 equivalent heavy maintenance visit or segment

                                 thereof as set out in the Agreed Maintenance
                                 Program.

MANUFACTURER                     The Boeing Company.

MINIMUM LIABILITY COVERAGE       As defined in Annex A.

MODIFICATION LIMIT               As defined in Annex A.

NEW OPERATOR CREDIT              As defined in Annex A.

OWNER TRUSTEE                    First Security Bank, National Association, not
                                 in its individual capacity, except as expressly
                                 provided herein, but solely as owner trustee
                                 under the Trust Agreement.

OWNER TRUSTEE DOCUMENTS          This Agreement, the Trust Agreement and the
                                 Purchase Agreement Assignment.

PART                             Whether or not installed on the Aircraft:

                                 (1)  any appliance, component, furnishing or
                                      equipment (other than a complete Engine) furnished with the Aircraft on the Delivery Date; and

                                 (2) any other appliance, component, furnishing or equipment (other than a complete
                                      Engine) title to which has, or should
                                      have, passed to Lessor pursuant to this
                                      Agreement;

                                 but excluding any such items title to which has, or should have, passed from Lessor pursuant to this Agreement.

PAYMENT ACCOUNT                  As defined in Annex A.

PERMITTED LIEN                   (1)  The rights of Lessor and Lessee provided
                                      in this Agreement;

                                 (2)  any Lessor Lien;

                                 (3)  any lien for Taxes of Lessee not yet
                                      assessed or, if assessed, not yet due and payable, or being contested in good faith by appropriate proceedings and not material in the aggregate; and

                                 (4) any lien of a repairer, mechanic, carrier, hangar keeper, airport, air navigation authority or other similar lien arising in the ordinary course of business or by operation of law in respect of obligations of Lessee or any permitted sublessee which are not overdue or are being contested in good faith by appropriate proceedings;

                                 but only if, in the case of both (3) and (4),
                                 (a) adequate reserves have been provided by Lessee for the payment of such Taxes or obligations; and (b) such proceedings, or the continued existence of the lien, do not give rise to any material risk of the sale, forfeiture or other loss of the Aircraft or any interest therein or of criminal liability on the part of Lessor.

PERSON OR PERSON                 Any individual, firm, partnership, joint
                                 venture, trust, trustee, Government Entity,
                                 organization, association, corporation,
                                 government agencies, committees, departments,
                                 authorities and other bodies, corporate or
                                 incorporate, whether having distinct legal
                                 status or not, or any number of any of the
                                 foregoing.

PURCHASE AGREEMENT               Purchase Agreement No. 1906, dated May 2, 1996,
                                 between Manufacturer and Beneficiary, pursuant
                                 to which Manufacturer has agreed to sell and
                                 Beneficiary has agreed to purchase the
                                 Aircraft.

PURCHASE AGREEMENT ASSIGNMENT    That certain Purchase Agreement Assignment (MSN
                                 29048), dated as of October 1, 1998, between
                                 Beneficiary and Lessor.

RECORDS                          (1)  the Aircraft, Engine, APU, Landing Gear
                                      and Part records, reports, and other
                                      documentation listed in Part 6 of Schedule
                                      1 to this Agreement;

                                 (2)  records relating to the service,
                                      inspection, maintenance, modification,
                                      testing, overhaul and repair of the
                                      Aircraft and all Parts installed therein or thereon that are required to be maintained during the Term under the terms of this Agreement, by the Air Authority, by the Agreed Maintenance Program, or those that are provided to Lessee or otherwise maintained during the Term with respect to the Aircraft (including, without limitation, the Airframe, any
                                      Engine, the APU and Parts), other than
                                      replaced or superseded records that are
                                      permitted to be disposed of by the FAA;
                                      and

                                 (3) daily or periodic updates, as the case may be, to comply with applicable law and with record keeping requirements of the FAA for FAR Part 129 operation or FAR Part 145 operation, as the case may be.

REDELIVERY                       The return of the Aircraft with all associated
                                 Documents and Records from Lessee to Lessor at
                                 the Redelivery Location, in the condition and
                                 manner required by Clause 12 and the other
                                 provisions of this Agreement.

REDELIVERY CHECK                 The final exit full block "C" check, as defined
                                 in Appendix J of Manufacturer's Maintenance
                                 Planning Document, performed on the Aircraft
                                 prior to Redelivery in accordance with Clause
                                 2.1 of Schedule 4.

REDELIVERY DATE                  The date on which Lessor has accepted
                                 Redelivery of the Aircraft evidenced by
                                 executing an acknowledgment of Redelivery in
                                 accordance with Clause 12.3.

REDELIVERY LOCATION              An airport in the continental USA identified by
                                 Lessor or other location mutually agreed
                                 between Lessor and Lessee.

RENT                             As defined in Annex A.

RENTAL PERIOD                    Each period ascertained in accordance with
                                 Clause 5.2.2.

RENT DATE                        The first day of each Rental Period, except in
                                 the case of the first Rental Period, the
                                 fifteenth (15th) day of such Rental Period.

SCHEDULED DELIVERY DATE          The date within the Scheduled Delivery Month as
                                 advised by Lessor from time to time in
                                 accordance with Clause 4.

SCHEDULED DELIVERY MONTH         March, 1999.

SHOP VISIT                       In relation to Engines and APU, an engine or
                                 APU removal where engine maintenance entails
                                 separation of mating engine case flanges and/or
                                 the removal of engine modules, requiring
                                 internal repairs or the replacements of a disk,
                                 hub or spool.

SISTER LEASE                     Any aircraft lease agreement between (i)
                                 Lessor, Beneficiary, any Affiliate of
                                 Beneficiary, or any trust in which Beneficiary
                                 or any Affiliate of Beneficiary is the
                                 beneficiary under such trust, and (ii) Lessee
                                 for an aircraft, including the Aircraft Lease
                                 Agreement (MSN 29047) between Lessor and Lessee
                                 dated as of the date hereof in respect of a
                                 Boeing Model 737-71Q aircraft bearing
                                 Manufacturer's serial number 29047.

SUBSIDIARY                       (1)  In relation to any reference to accounts,
                                      any company whose accounts are
                                      consolidated with the accounts of Lessee
                                      in accordance with Panamanian generally
                                      accepted accounting principles; and

                                 (2) for any other purpose an entity from time to time:

                                      (a)  of which another has direct or
                                           indirect control or owns directly or
                                           indirectly more than fifty per cent
                                           (50%) of the voting share capital; or

                                      (b)  which is a direct or indirect
                                           subsidiary of another under the laws
                                           of the jurisdiction of its
                                           incorporation.

SUPPLEMENTAL RENT                All amounts payable under Clause 5.3.

SUPPLEMENTAL RENT LETTER OF      The letter of credit in respect of Supplemental
CREDIT                           Rent issued pursuant to Clause 5.1, and any
                                 replacement or renewal of such letter of credit
                                 issued in accordance with the terms of this
                                 Agreement.

SUPPLEMENTAL RENT LETTER OF      As defined in Annex A.
CREDIT AMOUNTS

TAX OR TAXES                     All taxes, fees, duties, governmental charges
                                 and assessments, of any nature whatsoever,
                                 including interest, fines additions to tax, and
                                 penalties thereon, imposed by any taxing
                                 authority with respect to the Aircraft, on its
                                 ownership, delivery, possession,
                                 transportation, operation, rental, return to
                                 Lessor, transfer of title, registration, or
                                 otherwise with respect to or in connection with
                                 the transactions contemplated by this
                                 Agreement, including, but not limited to, any
                                 value-added taxes, sales and use taxes,
                                 property taxes and all license and registration
                                 fees; provided, however, that "Taxes" shall not
                                 include Lessor Taxes.

TERM The period commencing on the Delivery Date and ending on the Expiry Date unless otherwise hereinafter provided.

TRUST AGREEMENT                  That certain Trust Agreement (MSN 29048), dated
                                 as of October 1, 1998, between First Security
                                 Bank, National Association, and Beneficiary.

USA                              United States of America.

     1.2  CONSTRUCTION

          1.2.1 In this Agreement, unless the contrary intention is stated, a reference to:

               (1) each of "Lessor" or "Lessee" or any other person includes, without prejudice to the provisions of this Agreement, any successor in title to it or, as the case may be, them and any permitted assignee or transferee;

               (2) a "person" includes, without limitation, any individual, corporation, company limited liability company, judicial entity, statutory body, partnership, joint venture, trust, estate, unincorporated association, group or organization or any political sub-division, court, regulatory body, authority, ministry, bureau, legislative body, department or agency therein or thereof (including, without limitation, the central bank or any taxing or fiscal or other monetary authority or ministry thereof or therein);

               (3) words importing the plural shall include the singular and vice versa;

               (4) any document shall include that document as amended, novated or supplemented;

               (5) a law (a) includes any statute, decree, constitution, regulation, order, judgment or directive of any Government Entity; (b) includes any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; (c) includes any judicial or administrative interpretation or application thereof; and (d) is a reference to that provision as amended, substituted or re-enacted; and

               (6) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement.

          1.2.2 The headings in this Agreement are to be ignored in construing this Agreement.

          1.2.3 In this Agreement references to the "winding up", "dissolution", "examination" or "court protection" of a company or corporation, or the appointment of a "liquidator", "receiver", "examiner" or "administrator" shall be construed so as to include any equivalent or analogous proceedings or officer under the law of the jurisdiction in which such company or corporation is incorporated or established or any jurisdiction in which such company or corporation carries on business, including the seeking of liquidation, winding-up, reorganization, dissolution, administration, examination, arrangement, adjustment, protection or relief of debtors.

          1.2.4 Reference to this Agreement includes reference to the Schedules.

2.   REPRESENTATIONS AND WARRANTIES

     2.1  LESSEE'S REPRESENTATIONS AND WARRANTIES

          Lessee represents and warrants to Lessor that:

          (1) STATUS: Lessee is a company duly incorporated and validly existing under the laws of Panama and has the corporate power to own its assets and carry on its business as it is being conducted and to perform its obligations under this Agreement and each other Lessee Document, and Lessee is the holder of all necessary air transportation licenses required in connection therewith and with the use and operation of the Aircraft, and Lessee is duly qualified to transact intrastate business and is a foreign corporation in good standing in each jurisdiction in which failure to be so qualified would have a material adverse effect on Lessee's ability to perform its obligations hereunder;

          (2) POWER AND AUTHORITY: Lessee has the power to enter into and perform, and has taken all necessary action to authorize the entry into, performance and delivery of, this Agreement and each other Lessee Document and the transactions contemplated by this Agreement and each other Lessee Document;

          (3) LEGAL VALIDITY: Assuming the due authorization, execution and delivery by all of the other parties thereto, each of this Agreement and each other Lessee Document constitutes Lessee's legal, valid and binding obligation, enforceable against Lessee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the rights of creditors generally and general principles of equity, whether considered at a proceeding at law or in equity;

          (4) NON-CONFLICT: The entry into and performance by Lessee of, and the transactions contemplated by, this Agreement and the other Lessee Documents do not and will not:

               (a)  conflict with any laws binding on Lessee; or

               (b) conflict with the organizational or constitutional documents of Lessee; or

               (c) conflict with or result in default under any document which is binding upon Lessee or any of its assets nor result in the creation of any Lien over any of its assets other than as otherwise expressly provided herein;

          (5) AUTHORIZATION: Subject to Clause 2.4(5), all authorizations, consents, registrations and notifications (including with respect to any Government Entity) required in connection with the entry into, performance, validity and enforceability of this Agreement and the other Lessee Documents and the transactions contemplated by this Agreement and the other Lessee Documents, have been (or will have been on or before the Delivery Date) obtained or effected and are (or will be upon being obtained or effected) in full force and effect and no exchange control or central bank authorizations will be required;

          (6)  NO IMMUNITY:

               (a) Lessee is subject to civil commercial law with respect to its obligations under this Agreement and the other Lessee Documents, including without limitation the civil commercial law of Panama;

               (b) neither Lessee nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement, and the other Lessee Documents by Lessee constitute private and commercial acts; and

               (c) to the extent that Lessee or any of its assets becomes entitled at any time to any immunity, based on sovereignty or otherwise, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, Lessee for itself and its assets does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities, or any other matter under or arising out of or in connection with this Agreement and the other Lessee Documents or the subject matter hereof; such agreement shall be irrevocable and not subject to withdrawal in any and all jurisdictions;

          (7) ACCOUNTS: The audited accounts (or, for any period Lessee's accounts are not audited, Lessee's unaudited accounts used by Lessee's management) of Lessee and its Subsidiaries most recently delivered to Lessor:

               (a) have been prepared in accordance with Panamanian generally accepted accounting principles and practices consistently applied; and

               (b) fairly represent the financial condition of Lessee and its Subsidiaries as at the date to which they were drawn up;

          (8) ALLOWANCES: Lessee has not claimed and will not claim any capital or depreciation deductions or allowances in respect of the Aircraft for any purpose (including for tax purposes);

          (9)  NO DEFAULT:

               (a) no Default has occurred and is continuing or might result from the entry into or performance of this Agreement and the other Lessee Documents; and

               (b) no other event has occurred and is continuing which constitutes (or with the giving of notice, lapse of time, or the fulfillment of any other applicable condition or any combination of the foregoing, might constitute) a material default under any document which is binding on Lessee or any assets of Lessee, including a Sister Lease;

          (10) REGISTRATION:

               (a) other than registering the Aircraft, filing this Agreement for recordation with the FAA, and filing UCC-1 financing statements in the state of Florida and the District of Columbia for the period from the Delivery Date through the Deregistration Date, and other than registering the Aircraft and filing this Agreement with the Panamanian Directorate of Civil Aeronautics, and recording this Agreement and the bill of sale evidencing Lessor's title to the Aircraft with the Office of the Public Registry of Panama for the period from the Deregistration Date through the end of the Term and Redelivery, it is not necessary or advisable under the laws of the Jurisdiction of Incorporation, the Jurisdiction of Registration or the Habitual Base in order to ensure the validity, effectiveness and enforceability of this Agreement and the other Lessee Documents, or to establish, perfect or protect the property rights of Lessor in the Aircraft or any Engine or Part that this Agreement or any other instrument relating thereto be filed, registered or recorded or that any other action be taken or if any such filings, registrations, recordings or other actions are necessary or advisable, the same have been effected or will have been effected or all steps that can at such time reasonably have been taken to effect same will have been taken on or before the Delivery Date or Deregistration Date, as the case may be; and

               (b) under the laws of the Jurisdiction of Incorporation, the Jurisdiction of Registration and the Habitual Base, the property rights of Lessor in the Aircraft have been, or on or before the Delivery Date or the Deregistration Date, as the case may be, shall be fully established, perfected and protected, and this Agreement and the other Lessee Documents, other than as provided with respect to Lessee's obligations thereunder in 2.1(12), will have priority in all respects over the claims of all creditors of Lessee;

          (11) LITIGATION: No litigation, arbitration or administrative proceedings are pending or to its knowledge threatened against Lessee before any court, administrative agency or arbitral tribunal which, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations under this Agreement;

          (12) PARI PASSU: The obligations of Lessee under this Agreement and the other Lessee Documents rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee, with the exception of such obligations as are mandatorily preferred by law, including, without limitation, the Governing Law, and not by virtue of any contract, which obligations have been disclosed to and itemized for Lessor;

          (13) MATERIAL ADVERSE CHANGE: There has been no material adverse change in the financial condition or prospects of Lessee and its Subsidiaries since the date to which the accounts most recently provided to Lessor on or prior to the date of the execution of this Agreement were drawn up;

          (14) TAXES AND OTHER PAYMENTS: Lessee has delivered all necessary returns and made all payments, other than Taxes of Lessee not yet assessed or, if assessed, not yet due and payable, or being contested in good faith by appropriate proceedings and not material in the aggregate, due to (i) the tax authorities in the Jurisdiction of Incorporation, the Jurisdiction of Registration and all applicable states, provinces and municipalities thereof,
               (ii) the Habitual Base and all applicable subdivisions thereof and (iii) airport and other aviation authorities, and Lessee is not required by law to deduct or withhold any Taxes from any payments under this Agreement and the other Lessee Documents;

          (15) INFORMATION: The financial and other information furnished by Lessee in connection with this Agreement and the other Lessee Documents does not contain any untrue statement or omit to state any facts, the omission of which makes the statements therein, in the light of the circumstances under which they were made, misleading, nor omits to disclose any material matter to Lessor and all forecasts and opinions contained therein were made in good faith on reasonable grounds by Lessee; and

          (16) CURRENT MAINTENANCE PROGRAM: As of the Delivery Date, the Agreed Maintenance Program is approved by the Air Authority.

     2.2  REPETITION

          The representations and warranties in Clause 2.1 will survive the execution of this Agreement and the other Lessee Documents. The representations and warranties contained in Clause 2.1 will be deemed to be repeated by Lessee on the Delivery Date and on each Rent Date as if made with reference to the facts and circumstances then existing. The representation and warranty in Clause 2.1(13) shall be deemed to be given or repeated on each Rent Date with respect to the audited financial statements of Lessee last furnished pursuant to Schedule 3.

     2.3  [Intentionally omitted.]

     2.4  FSB'S REPRESENTATIONS AND WARRANTIES

          FSB represents and warrants to Lessee that:

          (1) STATUS: FSB is a national banking association duly organized, validly existing and in good standing under the laws of the USA, is duly authorized to do business as a national banking association with banking authority to execute and deliver, and to perform its obligations under, the Owner Trustee Documents;

          (2) POWER AND AUTHORITY: FSB has taken, or has caused to be taken, all necessary action to authorize the execution and filing by FSB in its individual capacity and as Owner Trustee, of each of the Owner Trustee Documents, and its performance of its obligations thereunder, and Owner Trustee holds such title to the Aircraft as was conveyed to it by Manufacturer;

          (3) LEGAL VALIDITY: The Owner Trustee Documents constitute the legal, valid and binding obligation of FSB, in its individual capacity and as Owner Trustee, and, assuming the due authorization, execution and filing thereof by the other party or parties thereto, are enforceable against FSB, in its individual capacity and as Owner Trustee, in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity;

          (4) NON-CONFLICT: The entry into and performance by FSB, in its individual capacity and as Owner Trustee, of, and the transactions contemplated by, this Agreement and the other Owner Trustee Documents do not and will not:

               (a) conflict with any federal USA banking or Utah state laws binding on FSB, in its individual capacity or as Owner Trustee; or

               (b) conflict with the organizational or constitutional documents of FSB; or

               (c) conflict with any document which is binding upon FSB, or any of its assets; and

          (5) AUTHORIZATION: Subject to Clause 2.1(5) so far as concerns the obligations of Lessor, all authorizations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement by Lessor have been (or will have been on or before the Delivery Date) obtained or effected (as appropriate) and are (or will be upon being obtained or effected) in full force and effect.

3.   CONDITIONS PRECEDENT

     3.1  CONDITIONS PRECEDENT TO LESSOR'S OBLIGATIONS

          Lessor's obligation to deliver and lease the Aircraft under this Agreement is subject to satisfaction of each of the following conditions.

          3.1.1 CASH DEPOSIT/DEPOSIT LETTER OF CREDIT: The delivery by Lessee to Lessor of the Cash Deposit and the Deposit Letter of Credit pursuant to Clause 5.1.

          3.1.2 CERTAIN RECEIPTS AT EXECUTION OF AGREEMENT: Receipt by Lessor from Lessee upon execution of this Agreement of the following in form and substance (including but not limited to execution, notarization and translation where appropriate) satisfactory to
               Lessor:

               (1) CONSTITUTIONAL DOCUMENTS: A copy of the organizational and constitutional documents of Lessee;

               (2) RESOLUTIONS, AUTHORITY: A copy of a resolution of the board of directors of Lessee approving the terms of and the transactions contemplated by this Agreement and the other Lessee Documents, resolving that it enter into this Agreement and the other Lessee Documents and related agreements, including without limitation any amendments hereto, and authorizing a specified person or persons to execute this Agreement and the other Lessee Documents on its behalf, together with such other evidence of the authority of such person or persons to execute this Agreement and the other Lessee Documents as Lessor may reasonably request, including but not limited to extracts or certificates from Government Entities or commercial registries;

               (3) PROCESS AGENT: A letter from the process agent appointed by Lessee in this Agreement accepting that appointment in a form acceptable to Lessor;

               (4)  CERTIFICATE: A certificate of a duly authorized officer of
                    Lessee:

                    (a) setting out a specimen of each signature referred to in Clause 3.1.2(2); and

                    (b) certifying that each copy of a document specified in this Clause is correct, complete and in full force and effect;

               (5) ACCOUNTS: The latest available accounts of Lessee as described in Schedule 3, Part 1, Section 3;

               (6) OPINIONS: A signed original of the opinion substantially in the form of Schedule 6, or otherwise acceptable to Lessor, and from independent legal counsel acceptable to Lessor in the Jurisdiction of Registration, the Habitual Base and the Jurisdiction of Incorporation and as to matters applicable with respect to, among other things, Lessee's execution and delivery of this Agreement and the other Lessee Documents and the performance by Lessee of its obligations as contemplated hereunder and thereunder; and

               (7) PAYMENTS: The Cash Deposit and the Deposit Letter of Credit, in the required amounts, due upon execution of this Agreement as more fully described in Clause 5.1.

          3.1.3 CERTAIN RECEIPTS AT DELIVERY DATE: Unless otherwise delivered at execution of this Agreement, receipt by Lessor from Lessee not later than the Delivery Date of the following in form and substance (including but not limited to execution, notarization and translation where appropriate) satisfactory to Lessor:

               (1) CONSTITUTIONAL DOCUMENTS: Confirmation that the copy of the organizational and constitutional documents of Lessee already provided by Lessee have not changed, and if so a copy of any changes;

               (2) RESOLUTIONS, AUTHORITY: A copy of resolutions of the board of directors of Lessee authorizing a specified person or persons to execute any other documentation relating to delivery of the Aircraft to Lessee and the transaction contemplated hereby, together with such other evidence of the authority of such person or persons to execute the same as Lessor may reasonably request, including but not limited to extracts or certificates from Government Entities or commercial registries;

               (3)  [Intentionally omitted.]

               (4)  CERTIFICATE: A certificate of a duly authorized officer of
                    Lessee:

                    (a) setting out a specimen of each signature referred to in Clause 3.1.3(2); and

                    (b) certifying that each copy of a document specified in this Clause is correct, complete and in full force and effect;

               (5) OPINIONS: A signed original of the opinion substantially in the form of Schedule 6, or otherwise acceptable to Lessor, and from independent legal counsel acceptable to Lessor in the Jurisdiction of Registration, the Habitual Base and the Jurisdiction of Incorporation and as to matters applicable to the performance by Lessee of its obligations as contemplated hereunder;

               (6) APPROVALS: Evidence of the issuance of each approval, license and consent which may be required in relation to, or in connection with, the remittance to Lessor in Dollars of all amounts payable under this Agreement and the other Lessee Documents or the performance by Lessee of any of its obligations hereunder or thereunder (including, without limitation, obtaining from all applicable Panamanian aviation and other authorities including the FAA all applicable approvals, licenses, consents and authorizations);

               (7) EXPORT: Any required consent from the applicable Panamanian aviation and other authorities to the export of the Aircraft from the Habitual Base upon the termination of the leasing of the Aircraft under this Agreement;

               (8) IMPORT: Evidence that any required import license, and any customs formalities, relating to the import of the Aircraft into the Habitual Base have been obtained or complied with, and that the import of the Aircraft into the Habitual Base is exempt from Taxes;

               (9) LICENSES: Copies of Lessee's air transport license, air operator's certificates and all other licenses, certificates and permits required by Lessee in relation to, or in connection with, the operation of the Aircraft;

               (10) [Intentionally omitted.]

               (11) PAYMENTS: All sums due to Lessor under this Agreement on or before the Delivery Date including, without limitation, the first payment of Rent and the Cash Deposit;

               (12) LETTERS OF CREDIT: The Deposit Letter of Credit and the
                    Supplemental Rent Letter of Credit, in the required amounts, due upon delivery of the Aircraft as more fully described in Clause 5.1;

               (13) INSURANCES: Certificates of insurance (and reinsurance as applicable), an undertaking from Lessee's insurance broker (and from reinsurers as applicable) and other evidence reasonably satisfactory to Lessor that Lessee has taken the required steps to ensure due compliance with the provisions of this Agreement as to Insurances with effect on and after the Delivery Date, in each case in form and substance complying with the requirements of Clause 9 and Schedule 5 hereto;

               (14) REGISTRATION AND FILINGS: Evidence that on the Delivery Date the Aircraft has been validly registered under the laws of the Jurisdiction of Registration and that all filings, registrations, recordings and other actions have been taken which are necessary or advisable to ensure the validity, effectiveness and enforceability of this Agreement and the other Lessee Documents and to protect the property rights of Lessor in the Aircraft, including, but not limited to, filing UCC financing statements executed by Lessee in the state of Florida and the District of Columbia;

               (15) MAINTENANCE PROGRAM: Evidence that Lessee's current
                    maintenance program for maintenance of the Aircraft has been approved by the FAA for use by Lessee; and

               (16) GENERAL: Such other documents and information as Lessor may reasonably request.

     3.2  FURTHER CONDITIONS PRECEDENT TO LESSOR'S OBLIGATIONS

          The obligations of Lessor to deliver and lease the Aircraft under this Agreement are subject to the further conditions precedent that:

               (1)  the representations and warranties of Lessee under Clauses
                    2.1 and 2.2 are correct and would be correct if repeated on delivery of the Aircraft under this Agreement; and

               (2) no Default has occurred and is continuing or would result from the leasing of the Aircraft to Lessee under this Agreement.

     3.3  CONDITIONS PRECEDENT TO LESSOR'S OBLIGATION TO REQUEST DEREGISTRATION

          The obligation of Lessor to request the FAA to deregister the Aircraft is subject to satisfaction of each of the following conditions precedent:

          3.3.1 POST-PRODUCTION MODIFICATION: Receipt by Lessor of evidence satisfactory to Lessor that the post-production modifications described in Part 4 of Schedule 1 have been (a) completed, (b) paid for, to the extent invoices in respect thereof are then due and payable, as provided in Clause 4.6, and (c) approved by the FAA;

          3.3.2 REGISTRATION AND RECORDING IN PANAMA: Receipt by Lessor of evidence satisfactory to Lessor that as of the Deregistration Date the Aircraft has been, or is concurrently being, validly registered with the Air Authority and under the laws of the Jurisdiction of Registration and that all filings, registrations, recordings and other actions have been taken, in Panama and any other jurisdiction which are necessary or advisable to ensure the validity, effectiveness and enforceability of this Agreement and the other lessee Documents and to protect the property rights of Lessor in the Aircraft, including, but not limited to, recording this Agreement and the bill of sale evidencing Lessor's title to the Aircraft with the Office of the Public Registry of Panama; and

          3.3.3 DEREGISTRATION POWER OF ATTORNEY: Receipt by Lessor of the Deregistration Power of Attorney.

     3.4  WAIVER

          The conditions specified in Clauses 3.1 and 3.2 are for the sole benefit of Lessor and may be waived or deferred in whole or in part and with or without conditions by Lessor in its sole discretion. If any of those conditions are not satisfied on the Delivery Date and Lessor nonetheless agrees to deliver the Aircraft to Lessee, Lessee will ensure that those conditions are fulfilled within 15 days after the Delivery Date and Lessor may treat as an Event of Default the failure of Lessee to do so.

     3.5  CONDITIONS PRECEDENT TO LESSEE'S OBLIGATIONS

          The obligations of Lessee to lease the Aircraft on the Delivery Date are subject to satisfaction of each of the following conditions precedent:

          3.5.1 BENEFICIARY QUIET ENJOYMENT LETTER: The delivery by Beneficiary to Lessee of a letter from Beneficiary agreeing to Lessee's right to quiet enjoyment of the Aircraft in substantially the same manner as in Clause 7.1; and

          3.5.2 WARRANTY ASSIGNMENTS: Assignments by Lessor to Lessee of warranties with respect to the Aircraft and the Engines made by the Manufacturer and the Engine Manufacturer, respectively, duly acknowledged by the Manufacturer and the Engine Manufacturer.

4.   DELIVERY

     4.1  SCHEDULED DELIVERY MONTH AND SCHEDULED DELIVERY DATE

          Lessor has advised Lessee that, as of the date of this Agreement, the anticipated month of delivery of the Aircraft to Lessor, either directly or indirectly, from Manufacturer (or a Manufacturer group company) is the Scheduled Delivery Month. Lessor will notify Lessee promptly after Lessor has received notice from Manufacturer of a more specific Scheduled Delivery Date (approximately 30 days prior to the Scheduled Delivery Month and approximately 7 days prior to the actual date of delivery of the Aircraft under the Purchase Agreement), and from time to time of any significant anticipated and actual delays in delivery as advised by Manufacturer.

     4.2  COMMENCEMENT

          Subject to the terms and conditions of this Agreement, Lessor will offer the Aircraft for delivery and Lessee will accept delivery of the Aircraft on or about the Scheduled Delivery Date in accordance with
          Schedule 2 of this Agreement at the Delivery Location. Lessor will lease the Aircraft to Lessee and Lessee will take the Aircraft on lease in accordance with this Agreement for the duration of the Term.

     4.3  DELAYED DELIVERY

          If Lessor delays delivery or fails to deliver the Aircraft under this Agreement as a result of:

          (1)  any Excusable Delay;

          (2)  notification of any defect or non-conformity pursuant to Clause
               3.5 of Schedule 2, Part 2;

          (3) any delay associated with Lessor not being able to receive all the approvals, consents and acceptances which are necessary for Lessor to deliver the Aircraft including those described in Clause 3.1.3(13) and making an acceptance flight under Clause 3.3 of Part 2 of Schedule 2, despite Lessor's reasonable and continuous efforts; or

          (4) any delay caused by any modification required on the Aircraft or agreed to in writing by Lessor and Lessee, which results in the Lessor not being able to receive all regulatory approvals, consents and acceptances which are necessary for Lessor to deliver the Aircraft;

          then:

               (a) Lessor will not be responsible for any losses, including loss of use, damages (including consequential or incidental damages) costs or expenses suffered or incurred by Lessee arising from or in connection with such delay or failure; and

               (b) Lessee will not be entitled to terminate this Agreement or to reject the Aircraft when tendered for delivery by Lessor on the grounds of any such delay unless the Aircraft is not tendered for delivery within 12 months beyond the Scheduled Delivery Month, as such date may be further extended by mutual agreement of the parties, and upon any such termination neither Lessor nor Lessee will have any further obligation to the other under this Agreement other than as expressly set out in this Agreement, except that Lessor will return any Cash Deposit, Deposit Letter of Credit and any other amounts theretofore received by Lessor from Lessee hereunder.

     4.4  ACCEPTANCE OF AIRCRAFT

          If Lessee fails to accept delivery of the Aircraft when tendered for delivery by Lessor in accordance with this Agreement, Lessee will indemnify Lessor for all actual costs and expenses incurred by Lessor as a result of such failure by Lessee, and will also be liable to make payment to Lessor of Rent commencing on the date and otherwise as provided in Clause 5.2.

     4.5  DELIVERY

          Lessor and Lessee expressly acknowledge that delivery of the Aircraft to Lessee is subject to and conditioned upon (1) delivery of the Aircraft to Lessor, either directly or indirectly, from Manufacturer and (2) Lessee having fulfilled all of the conditions precedent to delivery set out in Clause 3. Lessee will effect acceptance of the Aircraft by execution and delivery to Lessor of the duly completed and executed Certificate of Acceptance substantially in the form of Part 1 of Schedule 2. After delivery of the Aircraft to Lessee, Lessee will bear all risk of loss, theft, damage or destruction to the Aircraft from any causes whatsoever until the Aircraft is redelivered to Lessor (including, for the avoidance of doubt, during the installation or completion of any "Post-Production Modifications" listed in Part 4 of
          Schedule 1 after such delivery).

     4.6  POST-PRODUCTION MODIFICATION

          Promptly following delivery of the Aircraft to Lessee hereunder, Lessee shall cause to be accomplished the post-production modifications described in Part 4 of Schedule 1. Such post-production modifications shall be made pursuant to a written agreement and by an entity that are reasonably satisfactory to Lessor. The cost of such post-production modifications for which Lessor shall be responsible shall be a fixed amount set forth in the written agreement which amount shall be subject to the Modification Limit. While such post-production modifications are being made, all of the terms of this Agreement, including Lessee's obligation to pay Rent, shall be and remain in full force and effect. Upon completion of such post-production modifications and submission of related invoices and other documentation reasonably requested by Lessor, Lessor shall either pay such invoices directly or, if already paid by Lessee, reimburse Lessee for the cost thereof, in either case up to the Modification Limit less the net costs of the modifications described in Part 3 of Schedule 1.

     4.7  DEREGISTRATION

          Upon satisfaction of all the conditions precedent set forth in Clause 3.3, Lessor shall request the FAA to deregister the Aircraft. Lessee shall be responsible for the prompt payment of all Taxes, fees, costs and expenses, including Lessor's reasonable legal fees, relating to all actions taken in connection with the deregistration of the Aircraft with the FAA and with the registration of the Aircraft with the Directorate of Civil Aeronautics of Panama, and the recordation of this Agreement and of Lessor's title to the Aircraft with the Office of the Public Registry of Panama, up to a maximum amount of $50,000.

5.   PAYMENTS

     5.1 CASH DEPOSIT, DEPOSIT LETTER OF CREDIT AND SUPPLEMENTAL RENT LETTER OF CREDIT

          5.1.1 Lessee shall deliver to Lessor the Cash Deposit. This Agreement shall be cross-collateralized with any Sister Lease, with respect to the Cash Deposit and with respect to any such collateral under any such Sister Lease.

          5.1.2 Upon execution of this Agreement, Lessee shall provide Lessor with the Deposit Letter of Credit in the amount of the Deposit Letter of Credit Execution Amount, payable in favor of Lessor, issued or confirmed by a first class American or European bank reasonably acceptable to Lessor, and drawable in the USA. At any time after the Deregistration Date, at Lessee's option, the amount of the Deposit Letter of Credit may be increased by the amount of the Cash Deposit; the Cash Deposit shall be returned to Lessee promptly after any such increase in the amount of the Deposit Letter of Credit becomes effective. The Deposit Letter of Credit shall be further increased on or prior to the Delivery Date by an amount equal to the Deposit Letter of Credit Delivery Amount. The Deposit Letter of Credit shall be irrevocable, and shall be in form and substance reasonably acceptable to Lessor.

          5.1.3 Lessor may upon the occurrence of an Event of Default which is continuing apply all or any portion of the Cash Deposit and/or draw down the Deposit Letter of Credit in accordance with its terms in whole or in part at any time or times until the later of 10 Business Days after Redelivery and until all of Lessee's obligations under this Agreement have been fulfilled to satisfy any liabilities of Lessee to Lessor under this Agreement and under any Sister Lease.

          5.1.4 Prior to delivery of the Aircraft hereunder, Lessee shall provide Lessor with the Supplemental Rent Letter of Credit in the initial amount specified in the definition of Supplemental Rent Letter of Credit Amount, payable in favor of Lessor, issued or confirmed by a first class American or European bank reasonably acceptable to Lessor, and drawable in the USA. The Supplemental Rent Letter of Credit shall be increased on the dates and in the amounts specified in the definition of Supplemental Rent Letter of Credit Amount. The Supplemental Rent Letter of Credit shall be irrevocable, and shall be in form and substance reasonably acceptable to Lessor.

          5.1.5 If Lessee shall fail to pay Supplemental Rent due and owing hereunder on the Expiry Date, or if Lessee shall fail to comply with the requirements of Clause 12 and Schedule 4 upon the expiration or the earlier termination of the Term as provided hereunder, Lessee may draw down the Supplemental Rent Letter of Credit in whole or in part to satisfy such obligations of

               Lessee hereunder. The Supplemental Rent Letter of Credit may be drawn solely for the purposes set forth in this Clause 5.1.5.

          5.1.6 In the event that any amount of the Cash Deposit is applied or the Deposit Letter of Credit is drawn down by Lessor, Lessee shall within 10 Business Days of receipt of notice of any such application of the Cash Deposit or draw down provide for the delivery of additional amounts of Cash Deposit and/or an additional letter of credit or an amendment to the Deposit Letter of Credit complying with the above requirements so as to restore the amounts of the Cash Deposit and/or the amount undrawn under the Deposit Letter of Credit to the original amount.

          5.1.7 Clauses 4.3(4)(b), 5.1.2, 7.3 and 11.1 set forth the separate obligations of Lessor to return to Lessee the Letters of Credit and to refund to Lessee amounts in respect of the Cash Deposit in certain circumstances.

          5.1.8 Lessee agrees that subject to Clauses 4.3(4)(b), 5.1.2, 7.2 and
               11.1 and to Lessee's rights at law and in equity, all right, title and interest in any Cash Deposit paid by Lessee to Lessor pursuant to this Clause 5 shall vest in the recipient absolutely, irrevocably and unconditionally free and clear of any liens, claims, charges or encumbrances or any other interest of Lessee or of any third person.

          5.1.9 Any interest earned with respect to the Cash Deposit or any draw down of a Letter of Credit shall be for Lessor's account, free and clear of any claims, charges or any interest of Lessee.

          5.1.10 Lessee shall cause the Letters of Credit, in the respective amounts then required to be maintained by the terms of this Agreement, to be replaced or renewed from time to time in order that they remain in full force and effect through the date fifteen (15) days after the Expiry Date as required hereunder, and shall deliver to Lessor a replacement or renewal letter of credit at least 10 days prior to the date on which a Letter of Credit is to expire. If Lessee shall fail to deliver to Lessor a replacement or renewal letter of credit at least 10 days prior to the date on which the applicable Letter of Credit is to expire, Lessor may drawdown the full amount of such Letter of Credit and hold it for application in the same manner as in the case of the Cash Deposit. In any such case, if Lessee delivers a replacement letter of credit satisfying the requirements of this Agreement, Lessor shall return to Lessee the principal amount of such drawdown, so long as no Default or Event of Default has occurred and is continuing.

     5.2  RENT

          5.2.1 TIME OF PAYMENT: Lessee will pay to Lessor or its order Rent on the first Rent Date and in advance on each subsequent Rent Date. Payment must be initiated adequately in advance of each Rent Date to ensure that Lessor receives credit for the payment of Rent payable on such Rent Date, or on the immediately preceding Business Day if such Rent Date is not a Business Day.

          5.2.2 RENTAL PERIODS: The first Rental Period will commence on the Delivery Date and end on the fourteenth (14th) day of the second month following the Delivery Date. The second Rental Period will commence on the fifteenth (15th) day of the second month following the Delivery Date, with each subsequent Rental Period commencing on the fifteenth (15th) day of each subsequent month for the duration of the Term. The last Rental Period shall end on the Expiry Date.

     5.3  SUPPLEMENTAL RENT

          5.3.1 PAYMENT: Upon Redelivery of the Aircraft to Lessor at the time and in the manner provided hereunder, Lessee shall make a single payment to Lessor of Supplemental Rent in respect of Aircraft usage during the Term.

          5.3.2 CALCULATION:

               (1) Not less than six (6) months prior to the scheduled Expiry Date, Lessee shall provide to Lessor sufficient industry estimates, reasonably satisfactory to Lessor, to enable Lessor and Lessee to calculate the estimated amount of Supplemental Rent payable by Lessee on Redelivery, such estimates to be based on Lessee's actual utilization of the Aircraft during the first 54 months of the Term. Such data shall include bona fide, arm's length market estimates from not fewer than three (3) mutually acceptable, internationally recognized aircraft maintenance providers of the cost of providing to Lessor or to another third party, other than Lessee or Continental Airlines, Inc., (i) a block D-Check, including a lower level check on the Airframe, (ii) a full restoration shop visit of each Engine, and (iii) a complete overhaul of the APU and the Landing Gear, including in each case all routine and non-routine work, material, labor and reasonable handling charges prevailing at the time, but excluding the cost of any replacement of Life Limited Parts (each of the Airframe, each Engine, the APU and the Landing Gear referred to as a "Component," and each of the respective costs described in subclauses (i) through
                    (iii) referred to as a "Check/Overhaul Cost," for purposes of this Clause 5.3.2). Prior to the Expiry Date, Lessor and Lessee shall discuss in good faith, and agree on, the applicable Check/Overhaul Cost for each Component.

               (2) On the Expiry Date, Lessee shall pay to Lessor Supplemental Rent in respect of each Component in an amount equal to the product of (i) the Check/Overhaul Cost, times (ii) the result of (A) the time since such Component was new or since such Component had a full restoration shop visit or complete overhaul, divided by (B) the mean time between overhaul ("Interval") for such Component as defined or estimated by the manufacturer of such Component, adjusted for the actual utilization of such Component by Lessee during the last six (6) months of the Term and as provided in clause (3) below.

               (3) The amount of Supplemental Rent calculated in accordance with clause (2) above shall be adjusted by deducting from the aggregate amount so calculated an amount equal to the sum of the Check/Overhaul Cost allocable to the first 20% of the Interval for each Component, provided that any such aggregate adjustment shall not result in a negative number and in no event shall Lessor be obligated to make any payment to Lessee under this Clause 5.3.2.

               (4) On the Expiry Date, if the time remaining on the life of any Life Limited Part is less than 80%, Lessee shall pay to Lessor an amount equal to the product of (i) the actual cost to replace such Life Limited Part, times (ii) the difference, expressed as a percentage of the life of such Life Limited Part, between (A) 80% and (B) the time remaining on the life of such Life Limited Part expressed as a percentage. If the time remaining on the life of any Life Limited Part is more than 80%, Lessee shall receive a credit against any amounts then owing by it under clauses (2) and
                    (3) above in an amount equal to the product of (i) the cost to replace such life Limited Part as determined above, times
                    (ii) the difference, expressed as a percentage of the life of such Life Limited Part, between (A) 20% and (B) the time used on such Life Limited Part since new, expressed as a percentage.

     5.4  PAYMENTS

          5.4.1 All payments by Lessee to Lessor under this Agreement will be made for value on the due date in Dollars, and if in relation to amounts incurred by Lessor other than in Dollars, in the Dollar equivalent advised by Lessor's bankers, and in same day funds settled through the New York Clearing House System or such other funds as may for the time being be customary for the settlement in New York City of international payments in Dollars by telegraphic transfer to the Payment Account. Lessee shall make all arrangements in advance to ensure that payment is received as above by Lessor on the due date.

          5.4.2 All payments by Lessor to Lessee under this Agreement will be made by telegraphic transfer to the Payment Account in Dollars, and if in relation to amounts incurred by Lessee other than in Dollars, in the Dollar equivalent advised by Lessor's bankers.

     5.5  GROSS-UP

          5.5.1 All payments by Lessee under or in connection with this Agreement will be made without set-off or counterclaim, free and clear of and without deduction for or on account of any or all Taxes.

          5.5.2 All Taxes in respect of payments under this Agreement shall be for the account of and will be paid by Lessee prior to the date on which penalties apply, except to the extent that such payment is being contested in good faith by appropriate proceedings, in respect of which adequate reserves have been provided by Lessee and non-payment of which does not give rise to any material likelihood of the Aircraft or any interest therein being sold, forfeited or otherwise lost or of criminal liability on the part of Lessor.

          5.5.3 If Lessee is compelled by law to make payment subject to any Tax and Lessor or Beneficiary does not actually receive for its own benefit on the due date a net amount equal to the full amount provided for under this Agreement, Lessee will pay all necessary additional amounts to ensure receipt by Lessor of the full amount so provided for.

     5.6  TAXES AND OTHER PAYMENTS

          Except as may be otherwise expressly provided herein, Lessee will promptly pay, or promptly after demand indemnify Lessor and Beneficiary against:

          (1) all Taxes and other fees or charges of any nature imposed by any Government Entity or other person including any airport or provider of service with respect to this Agreement, including without limitation the delivery, leasing, possession, use, operation, maintenance, storage, return or replacement of any Engine or Part or any other disposition or dealing by Lessee with or relating to the Aircraft during the Term; and

          (2) all rent, fees, charges, Taxes and other amounts in respect of any premises where the Aircraft or any Part thereof is located from time to time;

          except to the extent that such payment is being contested in good faith by appropriate proceedings, in respect of which adequate reserves have been provided by Lessee and non-payment of which does not give rise to any material likelihood of the Aircraft or any interest therein being sold, forfeited or otherwise lost or of criminal liability on the part of Lessor.

     5.7  VALUE ADDED TAX

          5.7.1 For the purposes of this sub-clause:

               (1) "VAT" means value added tax and any sales or turnover tax, imposition or levy of a like nature (other than Lessor Taxes); and

               (2)  "supply" includes anything on which VAT is chargeable.

          5.7.2 Lessee will pay to Lessor or the relevant taxing authority, as the case may be, the amount of any VAT chargeable in respect of any supply for VAT purposes under this Agreement.

          5.7.3 Each amount stated as payable by Lessee under this Agreement is exclusive of VAT (if any) and is accordingly to be construed as a reference to that amount plus any VAT in respect of it.

     5.8  INFORMATION

          If Lessee is required by any applicable law, or by any third party, to deliver any report or return in connection with any Taxes, Lessee will, to the extent the same shall be pertinent, state therein that Lessee is exclusively responsible for the use and operation of the Aircraft and for any Taxes arising therefrom and Lessee will on request supply a copy of the report or return to Lessor. Lessor shall provide Lessee with such information in the possession of Lessor or otherwise reasonably available to it as Lessee may reasonably request to fulfill its tax filing requirements under this Clause 5.8 and any audit information request arising in connection with the Taxes subject to this Clause 5. If any report or return is required to be made with respect to any obligations of Lessee under this Clause 5, Lessee will make such report or return, provided that Lessee shall have no obligation to file any such return or report if (A) Lessor, after Lessee's written request therefor, shall have failed to furnish Lessee with such information as is peculiarly within the control of, or reasonably available to Lessor and is necessary for the filing of such report or return, or (B) such return or report would or should have been filed by Lessor even if it had not entered into this Agreement.

     5.9  TAXATION OF INDEMNITY PAYMENTS

          5.9.1 If and to the extent that any sums payable to an Indemnitee by Lessee under this Agreement by way of indemnity are insufficient, by reason of any Taxes payable in respect of those sums, for such Indemnitee to discharge the corresponding liability to the relevant third party (including any taxation authority), or to reimburse such Indemnitee for the cost incurred by it to a third party (including any taxation authority), Lessee will pay to such Indemnitee such sum as will after the Tax liability has been fully satisfied leave such Indemnitee with the same amount as it would have been entitled to receive in the absence of that liability, together with interest on the amount of the deficit at the rate of interest stated in Clause 5.10 (both before and after judgment) in respect of the period commencing on the date on which the payment of the Tax is finally due until payment by Lessee.

          5.9.2 If and to the extent that any sums constituting (directly or indirectly) an indemnity to an Indemnitee but paid by Lessee to any person other than


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

               such Indemnitee are treated as taxable in the hands of such Indemnitee, Lessee will pay to such Indemnitee, within 5 Business Days of a written demand accompanied by reasonable evidence of liability, such sum as will after the tax liability has been fully satisfied indemnify such Indemnitee to the same extent as it would have been indemnified in the absence of such liability.

     5.10 DEFAULT INTEREST

          If Lessee fails to pay any amount payable under this Agreement or another Lessee Document on the due date, Lessee will pay on demand from time to time to Lessor or such other party as shall have a right thereto interest (both before and after judgment) on that amount, from the due date to the date of payment in full by Lessee to Lessor or such other party, at the rate calculated by Lessor to be 3% per cent per annum plus LIBOR at the rate quoted for the period closest to the length of time from such due date to such payment date. All such interest will be compounded monthly and calculated on the basis of the actual number of days elapsed and a 360 day year.

     5.11 CONTEST

          If a claim is made in writing against any Lessor (whether on audit or otherwise) or if Lessee disputes the amount of any Tax payable by Lessor for which Lessee is required to reimburse or indemnify hereunder for any Taxes that Lessee is required to pay or indemnify against pursuant to Clause 5.6, Lessor shall notify Lessee in writing within 10 Business Days of the receipt of such claim, provided that a failure to so notify will not diminish or relieve Lessee of any obligations under Clause 5.6, except to the extent Lessee is entitled to contest or to cause Lessor to contest such Taxes and Lessee's or Lessor's successful defense of such claim is materially prejudiced or precluded thereby. If the amount of the claim exceeds $25,000 and if requested by Lessee in accordance with this Clause 5.11 and in writing within 30 Business Days after receipt by Lessee of the notice described in the preceding sentence, Lessor shall in good faith and with due diligence contest (including pursuing administrative and judicial appeals) in the name of Lessor or, if permitted by law and requested by Lessee in the name of Lessee, the validity, applicability or amount of such Taxes in appropriate administrative or judicial proceedings to be determined by Lessor, provided that (1) prior to taking such action, Lessee shall have agreed to pay Lessor all out-of-pocket costs and expenses that Lessor may incur in connection with contesting such claim, including, without limitation, all reasonable legal and accountant's fees and disbursements and costs of administrative and judicial proceedings, and the amount of any interest or penalties that may be attributable to and payable as a result of contesting such claim (or, at Lessor's request, Lessee shall advance to Lessor funds with which to pay the foregoing amounts, and Lessor's obligation to contest any Tax shall be suspended during any period Lessee does not advance sufficient funds to pay such amounts as they accrue or become payable), (2) if such contest is to be initiated by the payment of, and the claiming of a refund for such Taxes (and any interest and penalties that also must be paid), Lessee shall have advanced Lessor sufficient funds (on an interest-free basis) to make such payment, (3) no Event of Default has occurred and is continuing, (4) the action to be taken will not result in a material risk of sale, forfeiture or loss of Lessor's title to the Aircraft (unless Lessee provides a bond or other security satisfactory to Lessor), (5) at Lessor's request, Lessee shall provide to Lessor a written opinion in form and substance reasonably satisfactory to Lessor of independent legal counsel reasonably satisfactory to Lessor that there is a reasonable basis for such contest and (6) Lessee acknowledges and agrees, in writing, that in the event such contest is unsuccessful Lessee shall fully indemnify Lessor against such Taxes (and any related interest and penalties). Notwithstanding that the conditions set forth in clauses (1), (2), (3), (4), (5) and (6) above may have been satisfied, Lessor, after consulting in good faith with Lessee, may elect not to pursue any contest or proceeding pursuant to the preceding sentence or elect to discontinue (by settlement or otherwise) any such contest or proceeding commenced pursuant to the preceding sentence, but such election shall constitute a waiver by Lessor of any right to payment or indemnification pursuant to Clause
          5.6 with respect to the adjustment that was the subject of such proposed contest or proceeding (and any other adjustment the contest of which is precluded by such failure to contest) and, if Lessee has theretofore paid or provided Lessor with funds to pay any amount with respect to such adjustment, Lessor shall promptly repay such amount to Lessee. If Lessor shall obtain a refund in whatever form of all or any part of any Taxes that Lessee shall have paid or reimbursed to Lessor hereunder, Lessor shall, provided that no Event of Default shall have occurred and be continuing, pay to Lessee an amount that is equal to the sum of the amount of such refund or credit, plus any interest received on such refund fairly attributable to any Taxes paid by or with funds provided by Lessee prior to receipt of such refund, reduced by any Taxes incurred by Lessor by reason of the receipt or accrual of such refund and interest and net of any expenses described above that have not been previously reimbursed, and increased by any Tax benefit realized by Lessor as a result of any payment by Lessor made pursuant to this sentence, provided further that, if, at the time of such payment an Event of Default shall have occurred and be continuing, Lessor shall hold the amount of such payment as security for the obligations of Lessee to Lessor under the Lease, and at such time as there shall not be continuing any such Event of Default, shall pay such amount to the Lessee. Lessor hereby agrees that it will inform Lessee of the time and place of, and Lessor will not object to Lessee's presence at, any proceeding conducted pursuant to this clause 5.11, provided that Lessor shall be entitled to conduct any proceedings in respect of taxes for which Lessee is not obligated to indemnify Lessor outside the presence of Lessee and Lessee's presence also must be allowed by applicable law and provided further that the conditions set forth in clauses (1), (2), (3), (4), (5) and (6) above shall have been, and shall continue to be, satisfied.

     5.12 COMPUTATIONS

          At Lessee's request, the computation by Lessor of any amount payable by Lessee pursuant to this Clause 5 shall be verified by an independent accounting firm of national reputation selected by Lessor. The fees of such accountants shall be paid by Lessee unless such accountants determine that the amount payable to Lessee is at


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

          least 25% more, or the amount payable by Lessee is at least 25% less, than the amount computed by Lessor, in which case such fees shall be payable by Lessor.

     5.13 PAYMENTS ABSOLUTE

          Lessee's obligations under this Agreement as to payment are absolute and unconditional irrespective of any contingency whatsoever including (but not limited to):

          (1) any right of set-off, counterclaim, recoupment, defense or other right which either party to this Agreement may have against the other;

          (2) any unavailability of the Aircraft for any reason, including, but not limited to, a requisition of the Aircraft or any prohibition or interruption of or interference with or other restriction against Lessee's use, operation or possession of the Aircraft;

          (3) any defect in airworthiness, merchantability, fitness for any purpose, condition, design, or operation of any kind or nature of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or any Event of Loss in respect of, or any damage to, the Aircraft;

          (4) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation, examination or similar proceedings by or against Lessee;

          (5) any invalidity or unenforceability or lack of due authorization of, or other defect in, this Agreement; and

          (6) any other cause which but for this provision would or might otherwise have the effect of terminating or in any way affecting any obligation of Lessee under this Agreement.

          Nothing in this Clause 5.13 shall be construed to prohibit Lessee from separately pursuing any claim that it may have from time to time against Lessor or any other Person with respect to any matter, provided that any such claim shall not contest the applicability or enforceability of the foregoing provisions of this Clause 5.13.

6.   MANUFACTURERS' WARRANTIES

     6.1  BENEFIT OF WARRANTIES

          Unless an Event of Default shall have occurred and be continuing, Lessor agrees to make available to Lessee such rights as Lessor may have under any warranty with respect to the Aircraft of any Engine made by the Manufacturer or the Engine Manufacturer, respectively, pursuant to their respective standard assignment forms. To the extent that any warranties and/or rights (if any), express or implied, with respect to or otherwise related to the Aircraft, any Engine or any Part from the Manufacturer, the Engine Manufacturer or any other manufacturer, vendor, subcontractor or supplier to Lessor, are not directly assignable by Lessor to Lessee, Lessor agrees to extend to Lessee, at Lessee's cost, the benefit of each such warranty and right to the extent possible.

     6.2  PARTS

          Except to the extent Lessor otherwise agrees in a particular case, Lessee will procure that all engines, components, furnishings or equipment provided by the manufacturer, vendor, subcontractor or supplier in replacement of a defective Engine or Part pursuant to the terms of any warranty will be installed promptly by Lessee and that title thereto vests in Lessor free of Liens. On installation those items will be deemed to be an Engine or Part, as applicable.

     6.3  REASSIGNMENT

          At the expiration or earlier termination of the Term as provided herein, Lessee shall reassign to Lessor, or its designee, without recourse or warranty, the benefit of any subsisting warranty and right assigned by Lessor to Lessee pursuant to this Agreement or otherwise. Lessee at its own cost and expense will do all such things and execute such documents as may reasonably be required for this purpose.

7.   LESSOR'S COVENANTS

     7.1  QUIET ENJOYMENT

          Lessor covenants that so long as an Event of Default shall not have occurred and be continuing, (i) Lessee shall quietly enjoy, in accordance with the terms hereof, the Aircraft and all rents, revenues, profits and income thereof, without interference from Lessor, or from any Person lawfully claiming by or through Lessor (including, without limitation, any Person providing financing or refinancing for the Aircraft), and (ii) neither Lessor nor any Person lawfully claiming by or through Lessor shall take or cause to be taken any action contrary to such right of quiet enjoyment. Lessor shall cause any Person providing financing or refinancing for the Aircraft to provide to Lessee a comparable covenant of quiet enjoyment.

     7.2  END PAYMENT

          7.2.1 Promptly following:

               (1) Redelivery of the Aircraft to Lessor in accordance with and in the condition required by this Agreement; or

               (2) payment to Lessor of the Agreed Value following an Event of Loss after the delivery Date;

               or, in each case, such later time as Lessor is satisfied Lessee has paid to Lessor all amounts which may then be due and payable under this Agreement, Lessor will:

                    (a) pay to Lessee the amount of any Rent received in respect of any period falling after the Redelivery Date or payment of the Agreed Value, as the case may be;

                    (b) return to Lessee any remaining Cash Deposit, subject to any application and reduction by Lessor pursuant to Clause 5.1; and

                    (c) return the Letters of Credit to Lessee, subject to any drawings pursuant to Clause 5.1.

          7.2.2 If, at the end of the Term, an Event of Default has occurred and is continuing, the rebate and payments and return of the Letters of Credit, contemplated above will only be made following (1) any cure by Lessee to Lessor's reasonable satisfaction of such Event of Default, and (2) any set-off by Lessor hereunder, but any such rebate and return of the Letters of Credit or payment shall only be to the extent of the applicable balance remaining following such set-off.

     7.3  MANUFACTURER CREDIT AND PRODUCT SUPPORT

          7.3.1 Lessor shall, on or prior to delivery of the Aircraft hereunder, assign or shall cause to be assigned or otherwise provided to Lessee a new operator credit memorandum in the amount of the New Operator Credit to be issued by Manufacturer under the Purchase Agreement at the time of delivery of the Aircraft under the Purchase Agreement, such credit memorandum to be used in accordance with the terms thereof for the purchase of spare parts or training from Manufacturer or for the cost of certification to comply with applicable requirements of the Panamanian aviation authorities.

          7.3.2 Lessor shall, on or prior to delivery of the Aircraft hereunder, assign or cause to be assigned to Lessee training, product support and onsite technical assistance applicable to the Aircraft and to the Engines to be furnished by Manufacturer pursuant to the Purchase Agreement and by the Engine manufacturer pursuant to its agreements with Lessor or Beneficiary, as the case may be, respectively.

          7.3.3 Lessee shall provide directly to Manufacturer or to Lessor, as the case may be, all indemnities and insurance coverage, and perform all related obligations, required by Manufacturer or the Engine manufacturer in connection with such training, product support and onsite technical assistance, and shall otherwise indemnify and hold harmless Lessor from and against all claims and liabilities of any kind related thereto.

     7.4  AIRWORTHINESS DIRECTIVE COST SHARING

          Where the cost of any single non-repetitive airworthiness directive to be accomplished pursuant to Clause 14.8 of Schedule 3 or which Lessee is otherwise required by the terms of this Agreement to accomplish exceeds US$**Material Redacted**, Lessor shall pay to Lessee, as long as no Default has occurred and is continuing, an amount calculated in accordance with the following formula:

               C x (N - R) / N

               Where

               N = **Material Redacted**

               R = the number of complete months remaining in the Term after completion of the modification

               C = the cost of the modification in excess of US$**Material
                   Redacted**.

8.   LESSEE'S COVENANTS

     8.1  DURATION

          Subject to Clause 10.2, the undertakings of Lessee under this Agreement will:

          (1) except as otherwise stated, be performed at the expense of Lessee; and

          (2) remain in force until the earlier to occur of (a) Redelivery of the Aircraft to Lessor in accordance with this Agreement either at the end of the Term, or earlier as provided herein, and payment of all obligations of Lessee hereunder or (b) receipt by Lessor of the Agreed Value pursuant to an Event of Loss.

     8.2  FURTHER COVENANTS

          Lessee also covenants to Lessor to perform the covenants set out in
          Schedule 3.

9.   INSURANCE

     9.1  INSURANCES

          Lessee will maintain in full force during the Term insurances in respect of the Aircraft in form and substance reasonably satisfactory to Lessor and in conformity with and covering such risks as are set forth in Schedule 5 hereof (the "Insurances," which expression includes, where the context so admits, any relevant re-insurance(s)) through such brokers, with such lead underwriters being subject to such exclusions as may be approved by Lessor, such approval not to be unreasonably withheld, and in such amounts and having such deductibles as are set forth in Schedule 5 hereof. The Insurances will be effected either:

          (1) on a direct basis with insurers of recognized standing who normally participate in aviation insurances in the leading international insurance markets and led by reputable underwriter(s) approved by Lessor (such approval not to be unreasonably withheld or delayed); or

          (2) with a single insurer or group of insurers approved by Lessor who does not retain the risk but effects substantial reinsurance with reinsurers in the leading international insurance markets and through brokers each of recognized standing and acceptable to Lessor for a percentage acceptable to Lessor of all risks insured (such acceptance not to be unreasonably withheld or delayed).

     9.2  REQUIREMENTS

          Lessor's current requirements as to required Insurances are as specified in this Clause 9 and in Schedule 5. Also, Lessor may request the addition of additional insureds, as appropriate.

     9.3  CHANGE

          Lessor shall be entitled to revoke its approval of Lessee's broker or lead underwriter(s) provided that: (i) there shall have occurred after the date hereof, any event or series of events which in Lessor's reasonable opinion, after consultation with Lessee and such broker or underwriter(s), has adversely affected such broker's or underwriter's ability to perform its obligations with respect to the Insurances required to be maintained hereunder; (ii) a majority of Lessee's other lessors of aircraft consent to the resulting change in broker or lead underwriter(s); and (iii) similar insurance is then generally available through other brokers and underwriters in the major international insurance markets upon terms substantially similar to the then current policy or policies.

     9.4  INSURANCE COVENANTS

          Lessee will:

          (1) ensure that all legal requirements as to insurance of the Aircraft, any Engine or any Part which may from time to time be imposed by the laws of the Jurisdiction of Registration, the Jurisdiction of Incorporation, or any state to, from, or over which the Aircraft may be flown, insofar as they affect or concern the operation of the Aircraft, are complied with and in particular those requirements, compliance with which is necessary to ensure that:

               (a) the Aircraft is not in material risk of detention or forfeiture;

               (b)  the Insurances remain valid and in full force and effect;
                    and

               (c) the interests of the Indemnitees in the Insurances and the Aircraft, any Engine or any Part are not thereby prejudiced;


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

          (2) not use, cause or permit the Aircraft, any Engine or any Part to be used for any purpose or in any manner not covered by the Insurances or outside any geographical limit imposed by the Insurances;

          (3) comply with the terms and conditions of each policy of the Insurances and not do, consent or agree to any act or omission which:

               (a) invalidates or may reasonably be expected to invalidate the Insurances; or

               (b) renders, or may reasonably be expected to render, void or voidable the whole or any part of any of the Insurances; or

               (c) brings any particular liability within the scope of an exclusion or exception to the Insurances;

          (4)  [Intentionally omitted.]

          (5) commence renewal procedures in due time prior to expiry of any of the Insurances and provide to Lessor:

               (a) if requested by Lessor, a written status report of renewal negotiations 10 days prior to each expiry date;

               (b) facsimile or telexed confirmation of completion of renewal together with summary of conditions prior to each expiry date; and

               (c) certificates of insurance (and where appropriate certificates of reinsurance) and broker's (and any reinsurance brokers') letter of undertaking in a form reasonably acceptable to Lessor in accordance with the provisions of this Clause 9, in English, detailing the coverage and confirming the insurers' (and any reinsurers') agreement to the specified insurance requirements of this Agreement within 7 days of renewal;

          (6)  [Intentionally omitted.]

          (7)  [Intentionally omitted.]

          (8) not make any modification or alteration to the Insurances material and adverse to the interests of any of the Indemnitees;

          (9)  be responsible for any deductible under the Insurances; and

          (10) provide any other insurance and reinsurance related information in respect of the Insurances as Lessor may reasonably require.

     9.5  FAILURE TO INSURE

          If Lessee fails to maintain the Insurances in compliance with this Agreement, each of the Indemnitees will be entitled but not bound (without prejudice to any other rights of Lessor under this Agreement):

          (1) to pay the premiums due or to effect and maintain insurances satisfactory to it or otherwise remedy Lessee's failure in such manner (including, without limitation to effect and maintain an "owner's interest" policy) as it considers appropriate. Any sums so expended by it will become immediately due and payable by Lessee to Lessor (or an Indemnitee) together with interest thereon at the rate specified in Clause 5.10, from the date of expenditure by it up to the date of reimbursement by Lessee; or

          (2) at any time while such failure is continuing, to require the Aircraft to remain at any airport or to proceed to and remain at any airport designated by it until the failure is remedied to its satisfaction.

     9.6  CONTINUING INDEMNITY

          Lessor may require Lessee to effect and to maintain insurance after the Expiry Date with respect to its liability under the indemnities in Clause 10 for such period as Lessor may reasonably require (but in no event for a period longer than the earlier to occur of two years following the Expiry Date or the next D-check, or equivalent) and which provides for each Indemnitee to be named as additional insured. Lessee's obligation in this clause shall not be affected by Lessee's ceasing to be Lessee of the Aircraft and/or any of the Indemnitees ceasing to have any interest in respect of the Aircraft.

     9.7  APPLICATION OF INSURANCE PROCEEDS

          As between Lessor and Lessee:

          (1) all insurance proceeds, other than proceeds of insurance described in Clause 9.8, received as the result of an Event of Loss occurring during the Term will be paid to Lessor;

          (2) all insurance proceeds of any property, damage or loss to the Aircraft, any Engine or any Part occurring during the Term not constituting an Event of Loss and in excess of the Damage Notification Threshold shall be paid to Lessor and applied in payment (or to reimburse Lessee) for repairs or replacement property upon Lessor's being satisfied that the repairs or replacement have been effected in accordance with this Agreement. Insurance proceeds in amounts below the Damage Notification Threshold may be paid by the insurer directly to Lessee or repairers in respect of repairs or replacements only;

          (3) all insurance proceeds in respect of third party liability will be paid by the insurers to the relevant third party in satisfaction of the relevant liability or to Lessor or Lessee in reimbursement of any payment so made by them with the agreement of the insurers; and

          (4) notwithstanding Clauses 9.7(1), (2) or (3), if at the time of the payment of any such insurance proceeds a Default has occurred and is continuing, all such proceeds will be paid to or retained by Lessor as security for the performance of Lessee's obligations hereunder and may be applied toward payment of any amounts which may then be payable by Lessee under this Agreement or any Sister Lease in such order as Lessor reasonably sees fit. The amount so retained or the balance thereof after application of any portion thereof as provided in this Clause 9.7(4) shall be paid to Lessee at such time as such Default shall have ceased to exist.

     9.8  INSURANCE FOR LESSEE'S OWN ACCOUNTS

          Nothing herein shall be deemed to prevent Lessee, at its sole expense, from carrying insurance covering the Aircraft, the Airframe, the Engines or any engine or engines from time to time installed on the Airframe or any Part in addition to the Insurances required under this Clause 9, or in amounts greater than those required under this Clause 9 (any such insurance "Additional Insurance"), provided that such Additional Insurance does not adversely affect the rights of Lessor, Beneficiary or any other Additional Insured to make any claim or obtain recovery or coverage in full under any of the Insurances required to be maintained pursuant to this Clause 9. The proceeds of any such Additional Insurance shall be paid directly to and shall be deemed the sole property of Lessee.

10.  INDEMNITY

     10.1 GENERAL

          Except as set forth in Clause 10.3, Lessee agrees to defend, indemnify and hold harmless the Indemnitees from and against any and all claims, proceedings, losses, liabilities, suits, judgment, costs (including attorneys' fees and related costs), expenses, penalties or fines (each a "Claim") (where any such Claim relates to an occurrence suffered, incurred, or arising out of an event the happening of which was during the Term or prior to redelivery of the Aircraft, but not before the
          Term) regardless of when the Claim is made whether or not it arises out of or is attributable to any act or omission, negligent or otherwise, of any Indemnitee:

          (1) which may at any time be suffered or incurred directly or indirectly as a result of or connected with the possession, delivery, performance, management, registration, control, maintenance, condition, service, repair, overhaul, leasing, use, operation or return of the Aircraft, any Engine or Part (either in the air or on the ground) whether or not the Claim may be attributable to any defect in the Aircraft, any Engine or any Part or to its design, testing or use or otherwise;

          (2) which arises otherwise from or in connection with the leasing of the Aircraft to Lessee under this Agreement and any act or omission of Lessee;

          (3) which arises out of any act or omission which invalidates or which renders voidable any of the Insurances; or

          (4) which, except as to the Manufacturer, may at any time be suffered or incurred as a consequence of any design, production, article or material in the Aircraft, any Engine or any part or its operation or use constituting an infringement of patent, copyright, trademark, design or other proprietary right or a breach of any obligation of confidentiality owed to any person;

          but excluding any Claim to the extent that the Claim is covered pursuant to another indemnity provision of this Agreement or to the extent it arises solely as a result of Lessor Taxes or a Lessor Lien.

     10.2 DURATION

          The indemnities contained in this Agreement will continue in full force after the Expiry Date.

     10.3 EXCEPTIONS

          Notwithstanding anything to the contrary herein, Lessee shall not be required to indemnify any Indemnitee in respect of any Claim arising from or otherwise attributable to:

          (1) acts or events which occur prior to execution of this Agreement or after Redelivery of the Aircraft to the Lessor in the manner and in the condition required hereunder, provided that nothing herein shall be deemed to release Lessee from any of its obligations hereunder that provide for performance after termination of the Term;

          (2)  the gross negligence or willful misconduct of such Indemnitee;

          (3)  Lessor Taxes;

          (4)  Lessor Liens;

          (5) ordinary and usual operating or overhead expenses of such Indemnitee other than arising in connection with a Default or an Event of Default hereunder;

          (6) the financing of the Aircraft or any voluntary or involuntary assignment, transfer, conveyance or other disposition (collectively a "Transfer") of all or any interest of such Indemnitee in or to the Aircraft, any Engine or Part or this Lease by any Person other than the Lessee unless such Transfer arises in connection with the exercise by Lessor of any available remedies during the existence of an Event of Default); and

          (7) as to the Manufacturer, any breach by Manufacturer or Engine Manufacturer of any of their respective warranties as set forth in the Purchase Agreement or any other agreement or instrument between Manufacturer, Engine Manufacturer or any vendor, supplier or subcontractor of Manufacturer or Engine Manufacturer, or as a consequence of any design or production defect.

          Lessee shall be subrogated to the rights and remedies which any Indemnitee may have against the Manufacturer, the Engine Manufacturer or any supplier, vendor, subcontractor or other manufacturer of any Part or any other Person claiming against such Indemnitee, provided Lessee shall have satisfied its indemnification obligations hereunder.

          If any Indemnitee obtains a recovery of all or any portion of any indemnity amount which Lessee has paid in full to such Indemnitee, provided that at such time as no Default has occurred and is then continuing, such Indemnitee shall pay to Lessee the net amount recovered by such Indemnitee within ten Business Days after receipt thereof.

11.  EVENTS OF LOSS

     11.1 PRE-DELIVERY

          If an Event of Loss occurs prior to delivery of the Aircraft to Lessee, this Agreement will immediately terminate and except as expressly stated in this Agreement neither party will have any further obligation or liability under this Agreement other than pursuant to Clause 17.9, except that Lessor will return to Lessee the Cash Deposit and the Deposit Letter of Credit.

     11.2 POST-DELIVERY

          If an Event of Loss occurs in respect of the Aircraft after delivery of the Aircraft to Lessee, Lessee will pay the Agreed Value to Lessor on or prior to the earlier of (1) 90 days after the Event of Loss and
          (2) the date of receipt of insurance proceeds in respect of that Event of Loss. Subject to the rights of any insurers and reinsurers or other third party, upon irrevocable payment in full to Lessor of that amount and all other amounts which may then be payable to Lessor under this Agreement, Lessor will without recourse or warranty (except as to Lessor's Liens) and without further act, be deemed to have transferred to Lessee all of Lessor's rights to any Engines and Parts not installed when the Event of Loss occurred, all on an as-is, where-is basis, and will at Lessee's reasonable expense (including Taxes, if any), execute and deliver such bills of sale and other documents and instruments as Lessee may reasonably request to evidence (on the public record or otherwise) the transfer and the vesting of

          Lessor's rights in such Engines and Parts in Lessee, free and clear of all of Lessor Liens.

     11.3 ENGINES

          If an Event of Loss occurs with respect to any Engine not then installed on the Aircraft, or upon any Event of Loss with respect to an Engine installed on the Aircraft not involving an Event of Loss of the Aircraft occurring after delivery of the Aircraft to Lessee, Lessee shall give Lessor prompt written notice thereof and Lessee shall replace such Engine as soon as reasonably possible by duly conveying to Lessor title to another engine owned or to be acquired by Lessee, which engine shall be free and clear of all Liens other than Permitted Liens, and shall be of the same make or model or an improved or advanced version, in such operating condition and of such value and utility as the Engine which sustained the Event of Loss was (or would have been if it had been maintained in accordance with the terms hereof). Such replacement engine shall be deemed an "Engine" as defined herein. Lessee agrees to take such action as Lessor may reasonably request in order that any such replacement Engine shall be duly and properly titled in Lessor and leased hereunder to the same extent as the Engine replaced thereby. Lessee's obligation to pay the Rent hereunder shall continue in full force and effect, but Lessee shall be entitled to be reimbursed by Lessor the amount of insurance or condemnation proceeds, if any, received by Lessor with respect to such replaced Engine, subject to insurers' rights.

     11.4 REQUISITION

          During any requisition for use or hire of the Aircraft, any Engine or Part which does not constitute or has not matured into an Event of Loss and provided always that it does not arise out of any act or omission of Lessor, Beneficiary or any Person claiming by or through Lessor or Beneficiary:

          (1) the Rent and other charges payable under this Agreement will not be suspended or abated either in whole or in part, and Lessee will not be released from any of its other obligations under the Agreement (other than operational obligations with which Lessee is unable to comply solely by virtue of the requisition); and

          (2) so long as no Default has occurred and is continuing, Lessee will be entitled to any hire paid by the requisitioning authority in respect of the Term, but if a Default has occurred and is continuing, Lessor will be entitled to such hire to be held as security for Lessee's obligations hereunder and paid over to Lessee at such time as such Default shall not be continuing, if not applied in full or partial satisfaction of such obligations. Lessee will, as soon as practicable after the end of any such requisition, cause the Aircraft to be put into the condition required by this Agreement. Lessor will be entitled to all compensation payable by the requisitioning authority in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition, and Lessor will apply such compensation in reimbursing Lessee for the cost of complying with its obligations under this Agreement in respect of any such change, but so that, if any Default has occurred and is continuing, Lessor may apply the compensation or hire in or towards settlement of any amounts owing by Lessee under this Agreement.

12.  REDELIVERY OF AIRCRAFT

     12.1 NOTIFICATION

          Lessee will notify and provide Lessor with a schedule for the Redelivery of the Aircraft not later than 30 days prior to the commencement of the Redelivery Check, and Schedule 4 shall apply in relation to the Redelivery Check.

     12.2 REDELIVERY

          On the Expiry Date or termination of the leasing of the Aircraft under this Agreement, unless an Event of Loss has occurred, Lessee will, at its expense, redeliver the Aircraft including all Documents and Records to Lessor at the Redelivery Location in a condition complying with this Agreement and in particular Schedule 4, free and clear of all Liens and Permitted Liens (other than Lessor Liens).

     12.3 REDELIVERY ACKNOWLEDGMENT

          Provided Lessee has complied with its obligations under this Agreement, upon redelivery of the Aircraft by Lessee to Lessor at the Redelivery Location, Lessor will deliver to Lessee an acknowledgment confirming that Lessee has redelivered the Aircraft to Lessor in accordance with this Agreement.

     12.4 SHORT TERM STORAGE

          At the election of Lessor, the Lessee shall store the Aircraft either at Lessee's facility or, at Lessee's option, at another facility that is satisfactory to Lessor for a period of up to 30 days following Redelivery of the Aircraft by Lessee to Lessor, so long as Lessor has given Lessee 30 days' written notice of such storage intent prior to the Redelivery Date. If Lessor gives Lessee written notice of its intent to store the Aircraft less than 30 days prior to the Redelivery Date, Lessee shall only be obligated to provide such storage if space is available in the Lessee's storage facilities. Lessee will maintain the Aircraft per the Manufacturer's recommended storage program, and Lessor shall pay all actual and reasonable expenses of such storage and maintenance.

     12.5 EXPENSES

          All expenses associated with the Redelivery Check, in accordance with this Clause 12 and Schedule 4, and any other Redelivery requirement, will be at the expense of the Lessee, unless specifically noted in this Agreement, or otherwise mutually agreed in writing.

     12.6 WARRANTY TRANSFER

          Any warranties remaining from work accomplished by outside vendors or Parts installed on the Aircraft will be transferred to Lessor. For any component repair or overhaul performed by Lessee's internal shops, warranties will be transferred to Lessor on the understanding that Lessee's warranty is substantially the same as the industry standard of that component.

     12.7 NON-COMPLIANCE

          To the extent that at the time of Final Inspection and demonstration flight, the Aircraft does not comply with the Redelivery condition of this Agreement, Lessee will at Lessor's option:

          (1) immediately rectify the non-compliance at Lessee's expense and to the extent the non-compliance extends beyond the Expiry Date, the Term will automatically be extended and this Agreement will remain in force until the non-compliance has been rectified to the mutual satisfaction of both parties, or

          (2) redeliver the Aircraft to Lessor and indemnify Lessor, and provide to Lessor's satisfaction security for such indemnity, against the cost of putting the Aircraft into the condition required by this Agreement, and pay to Lessor such actual and reasonable costs to troubleshoot and repair the non-compliant item as incurred by Lessor within 5 business days after the receipt of Lessor's invoice therefor, provided that all such repairs shall be completed within 90 days of Redelivery.

     12.8 EXPORT

          At Redelivery, Lessee will provide to Lessor all documents necessary to export (if applicable) the Aircraft from the Redelivery Location if outside the USA (including without limitation, a valid and subsisting export license for the Aircraft). Lessee will also provide to Lessor all necessary assistance to enable the Lessor to obtain customs clearance and any other permissions and documentation relevant to exportation from the Redelivery Location if outside the USA and pay any Taxes incurred in respect of the exportation of the Aircraft from the Habitual Base.

     12.9 LATE REDELIVERY

          If the Aircraft is not duly redelivered on the Expiry Date due to delays not caused by Lessor and unforeseen or foreseen in meeting return conditions, Lessee will be liable to Lessor (1) during the one month period following the Expiry Date, for Rent on the basis of the applicable Rent in the preceding Rental Period, and (2) thereafter for 150% such Rent. If in the reasonable judgment of Lessor the delay could have been avoided by the prudent planning of Lessee, Lessee will be liable to Lessor for Rent in the amount of 150% of the otherwise applicable Rent commencing on the fifteenth (15th) day following the scheduled Expiry Date. In each case, Rent will be prorated on a daily basis in an amount equal to 1/30th of the monthly Rent and payable on a weekly basis, in advance, for each day following the Expiry Date, until the Aircraft is duly redelivered. Following redelivery of the Aircraft, Rent will be adjusted for the actual number of days between the Expiry Date and the actual Redelivery Date. Any excess amounts paid will be returned to Lessee upon satisfaction of all open items associated with the Redelivery. During this extended period, all of the Lessee's other responsibilities and obligations will remain in full force and effect and Lessee will use its best commercially reasonable efforts to redeliver the Aircraft as soon as possible.

13.  DEFAULT

     13.1 EVENTS

          Each of the following events will constitute an Event of Default and a repudiation of this Agreement by Lessee:

          (1) NON-PAYMENT: Lessee fails to make any payment under this Agreement or another Lessee Document on the due date and such failure shall continue for a period of 5 Business Days; or

          (2) INSURANCE: Lessee fails to comply with any provision of Clause 9 or Schedule 5 or any insurance required to be maintained under this Agreement is canceled or terminated or otherwise fails to remain in full force and effect; or

          (3) BREACH: Lessee fails to comply with any other provision of this Agreement or another Lessee Document and, if such failure is in the reasonable opinion of Lessor capable of remedy, the failure continues for 30 days after notice from Lessor to Lessee; or

          (4) REPRESENTATION: Any representation or warranty made (or deemed to be repeated) by Lessee in or pursuant to this Agreement or another Lessee Document, or in any document, certificate or statement, is, or proves to have been, incorrect in any material respect when made or deemed to be repeated and, to the extent that the same are capable of remedy the circumstances giving rise to such representation or warranty being incorrect are not remedied within 30 days after notice from Lessor to Lessee; or

          (5)  CROSS DEFAULT:

               (a) any Financial Indebtedness of Lessee or COPA Holdings is not paid when due, after giving effect to any applicable grace period; or

               (b) any such Financial Indebtedness becomes due or capable of being declared due prior to the date when it would otherwise have become due; or

               (c) the security for any such Financial Indebtedness becomes enforceable; or

               (d) under any Sister Lease, any "Event of Default" as therein defined occurs; or

          (6) APPROVALS: Any consent, authorization, license, certificate or approval of or registration with or declaration to any Government Entity in connection with this Agreement and the other Lessee Documents, including, without limitation:

               (a) any authorization required by Lessee to obtain and transfer freely Dollars (or any other relevant currency) out of any relevant country; or

               (b) any authorization required by Lessee to authorize, or which may be related to, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by Lessee of its obligations under this Agreement; or

               (c)  the registration of the Aircraft; or

               (d)  any airline license or air transport license;

               is materially and adversely modified or is withheld, or is revoked, suspended, canceled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force and Lessor reasonably determines, which determination shall be conclusive, that there is a material risk that such withholding, revocation, suspension, cancellation, withdrawal, termination or non-renewal or cessation will materially and adversely prejudice its rights under or in connection with this Agreement and the other Lessee Documents, have a material adverse effect on Lessee's ability to perform its obligations hereunder, jeopardize the interests of Lessor in the Aircraft, or give rise to any criminal liability on Lessor; or

          (7)  INSOLVENCY:

               (a) Lessee or COPA Holdings is, or is deemed for the purposes of any relevant law to be, unable to pay its debts as they fall due or to be insolvent, or admits in writing inability to pay its debts as they fall due; or

               (b) Lessee or COPA Holdings suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

               (c) a creditor applies for the suspension of payments of Lessee or COPA Holdings, and such application is not dismissed within sixty (60) days after the filing thereof; or

          (8)  LIQUIDATION, BANKRUPTCY OR SIMILAR PROCEEDINGS:

               (a) a meeting of the shareholders or directors of Lessee or COPA Holdings is convened to consider a resolution to present an application for a moratorium, administration order, or any such resolution is passed; or

               (b) any step (including petition proposal or convening a meeting) is taken with a view to composition, assignment or arrangement with any of its creditors of, or the rehabilitation, administration, custodianship, liquidation, or dissolution of Lessee or COPA Holdings; or any other involuntary insolvency proceedings involving Lessee or COPA Holdings are commenced and remain undismissed for a period of sixty (60) days; or

               (c) any order is made or resolution passed for any such composition, assignment, arrangement, rehabilitation, administration, custodianship, liquidation, dissolution or insolvency proceedings, of Lessee or COPA Holdings becomes subject to or enters into any of the foregoing; or

               (d) any order, judgment or decree is entered by any court of competent jurisdiction finding Lessee or COPA Holdings to be a bankrupt or authorizing the liquidation, reorganization, bankruptcy, composition or readjustment of debts of Lessee or COPA Holdings; or

          (9)  RECEIVER:

               (a) an administrative or other receiver or manager is appointed in respect of Lessee or COPA Holdings or any part of its assets; or

               (b) Lessee or COPA Holdings requests any person to appoint such a receiver or manager; or

               (c) any sequestration of any substantial part of the assets of Lessee or COPA Holdings that remains in force undismissed, unstayed and unvacated for a period of 60 days; or

          (10) FINAL ADVERSE JUDGMENT: A final judgment for the payment of money in excess of $3,000,000 that is not covered by insurance shall be rendered against Lessee and the same shall remain unpaid, unstayed or undischarged for a period of 60 days; or

          (11) OTHER JURISDICTION: There occurs in relation to Lessee or COPA Holdings any event anywhere which, in the reasonable opinion of Lessor, corresponds with any of those mentioned in Clauses 13.1(8) or (9); or

          (12) UNLAWFUL: It becomes unlawful for Lessee to perform any of its obligations under this Agreement or this Agreement becomes wholly or partly invalid or unenforceable, subject to the provision in Clause 15.1; or

          (13) SUSPENSION OF BUSINESS: Lessee or COPA Holdings suspends or ceases or threatens to suspend or cease to carry on all or a substantial part of its business or that of any of its material subsidiaries as currently conducted and any such partial suspension or cessation would materially adversely affect Lessee's ability to perform its obligations under this Agreement; or

          (14) DISPOSAL: Lessee or COPA Holdings disposes or threatens to dispose of all or a material part of its operating fixed assets (including, but not limited to, aircraft and spares), whether by one or a series of transactions, related or not, other than for the purpose of a reconstruction or amalgamation, the terms of which have received the previous consent in writing of Lessor, which consent will not be unreasonably withheld, and any such disposition would materially adversely affect Lessee's ability to perform its obligations under this Agreement; or

          (15) RIGHTS: The existence, validity, enforceability or priority of the rights of Lessor as Lessor in respect of the Aircraft are challenged by Lessee or any other person claiming by or through Lessee; or

          (16) CHANGE OF OWNERSHIP: Any person or group of persons, excluding the shareholders of Lessee or COPA Holdings and any Affiliate or Subsidiary thereof, acquires, after the date hereof, more than 50% of the equity share capital of Lessee, or control of Lessee, without the consent of Lessor, which consent shall not be unreasonably withheld, and such acquisition of equity or control shall have a material adverse affect on Lessee's ability to perform its obligations hereunder. For the purposes of this Clause 13.1(16), "control" means the power to direct the management and policy of Lessee whether by control of the composition of the board of directors (or similar governing body) of Lessee, or by contract or otherwise; or

          (17) DELIVERY: Lessee fails to accept delivery of the Aircraft when validly tendered by Lessor pursuant to this Agreement; or

          (18) ADVERSE CHANGE: Any event or series of events occurs (exclusive of events affecting the airline industry generally) which, in the reasonable opinion of Lessor, shall have had a material adverse effect on Lessee's ability to perform its obligations hereunder and such event (or series of events) shall continue unremedied for a period in excess of 60 days.

          (19) LETTERS OF CREDIT:

               (a) the issuer of either Letter of Credit fails to make any payment under any Letter of Credit when due and Lessee fails to procure the making of such payments within 3 Business Days after notice from Lessor to Lessee; or

               (b) either Letter of Credit is not in full force or, for any reason ceases to constitute the legal, valid and binding obligation of the issuer; or

               (c) Lessee fails to provide and deliver replacement, renewal or further Letters of Credit pursuant to Clause 5.1; or

               (d) any of the events listed in sub-clauses 13.1(7), (8) or (9) apply to that issuer (references in those sub-clauses to Lessee being deemed to be to the issuer) and Lessee has not provided to Lessor other letters of credit in the principal amount and in substantially the same form of the Letters of Credit issued or confirmed by a bank reasonably satisfactory to Lessor in Lessor's sole discretion, within 10 days of the occurrence of that event.

     13.2 RIGHTS

          If an Event of Default occurs and is continuing, Lessor may at its option (and without limitation or prejudice to any other rights and remedies that may be available to Lessor under this Agreement or at law or equity), at any time thereafter:

          (1) by notice to Lessee and with immediate effect unilaterally and as a matter of law terminate the lease of the Aircraft hereunder (but without prejudice to the continuing obligations of Lessee under this Agreement), whereupon all rights of Lessee under this Agreement shall cease without any further action or judicial order; and/or

          (2) proceed by appropriate court action or actions to enforce performance of this Agreement and/or to recover damages for the breach of this Agreement; and/or

          (3) terminate the lease of the Aircraft hereunder as a matter of law and without further action or judicial order by either:

               (a) taking possession of the Aircraft, for which purpose Lessor may enter any premises belonging to or in the occupation of or under the control of Lessee where the Aircraft may be located, or cause the Aircraft to be redelivered to Lessor at an airport designated by the Lessor (or such other location as Lessor may require), and Lessor is hereby irrevocably by way of security for Lessee's obligations under this Agreement appointed attorney for Lessee in causing the redelivery or in directing the pilots of Lessee or other pilots to fly the Aircraft to that airport and will have all the powers and authorizations necessary for taking that action; or

               (b) serving notice requiring Lessee to redeliver the Aircraft to Lessor at an airport designated by the Lessor in the USA.

     13.3 EXPORT

          If an Event of Default occurs and is continuing and Lessor terminates this Agreement pursuant to Clause 13.2, Lessor may sell or otherwise deal with the Aircraft as if this Agreement had never been made and Lessee will at the request of Lessor take all steps necessary to effect (if applicable) export of the Aircraft from the country where the Aircraft is then situated and any other steps necessary to enable the Aircraft to be immediately redelivered to Lessor in accordance with this Agreement. Lessee hereby irrevocably and by way of security for its obligations under this Agreement appoints Lessor as its attorney to execute and deliver any documentation and to do any act or thing required in connection with the foregoing, including, but not limited to, filing any documents and taking any actions necessary for the purpose of requesting cancellation of the registration of the Aircraft with the Air Authority.

     13.4 DEFAULT PAYMENTS

          If:

          (1)  Default occurs and is continuing; or

          (2) the Aircraft is not delivered on the proposed Delivery Date by reason of failure of Lessee to satisfy any conditions to that delivery except in the event of an Excusable Delay;

          Lessee will indemnify Lessor on demand against any loss (including loss of profit), damage, expense, cost or inability which Lessor may sustain or incur directly or indirectly as a result thereof including but not limited to:

               (a) any loss of profit suffered by Lessor because of Lessor's inability to place the Aircraft on lease with another lessee on terms as favorable to Lessor as this Agreement or because the following are not as profitable to Lessor as such lease would have been but for such Default or non-delivery referred to in (1) and (2) above, namely (i) whatever use if any to which Lessor is able to put the Aircraft as an alternative to the Lease under this Agreement or (ii) any consequent sale or disposal by Lessor of the Aircraft and the funds arising upon such sale or disposal; and

               (b) any loss, cost, expense, or liability sustained or incurred by Lessor owing to Lessee's failure to redeliver the Aircraft on the date, at the place and in the condition required by this Agreement.

     13.5 SURVIVAL

          All the representations, warranties, indemnities and unperformed covenants and Lessor's rights contained in this Agreement shall survive and continue in full force after the Expiry Date, notwithstanding the termination of this Agreement or the lease of the Aircraft for any reason whatsoever.

14.  ASSIGNMENT, NOVATION

     14.1 LIEN

          Lessee will not assign, or create or permit to exist any Lien, other than Permitted Liens, over, any of its rights under this Agreement, the other Lessee Documents or the Insurances.

     14.2 LEASE ASSIGNMENT/NOVATION

          Subject at all times and in all cases to Lessee's rights under this Agreement and such other restrictions as are set forth herein, Lessor, at its sole cost and expense, may sell, assign, pledge, transfer or convey (in each case a "Transfer") to any Person (each a "Transferee"), any or all of Lessor's rights, title and interest in, to and under this Agreement and in respect of the Aircraft; provided however, that no such Transfer shall, directly or indirectly, (i) materially increase Lessee's obligations, duties or liabilities under this Agreement or in respect of the Aircraft in any manner whatsoever,
          (ii) diminish or adversely affect Lessee's rights under this Agreement or in respect of the Aircraft; (iii) be made to any airline, or (iv) otherwise cause Lessee to incur any obligations, cost or expense in excess of those for which it would have been responsible in the absence of such Transfer; provided further however, that (a) any Transferee, whether of all or any part of Lessor's interest in and to this Agreement or the Aircraft, shall have executed and delivered to Lessee written confirmation in form reasonably satisfactory to Lessee that such Transferee agrees to be bound by all of the terms and conditions of this Agreement and (b) any Transferee, whether of all or any part of Lessor's interest in and to this Agreement or the Aircraft, shall have executed and delivered to Lessee, a letter of quiet enjoyment, in form and substance substantially equivalent to Clause 7.1 hereof. Notwithstanding the foregoing, in the case of any Transfer of this Agreement or the Aircraft as security for any obligations of Lessor (whether in respect of any financing arrangements made by Lessor in respect of the Aircraft or otherwise), Lessor shall remain fully liable to Lessee for the prompt and due payment and performance of all of its duties, liabilities and obligations under this Agreement to the full extent as if no such Transfer had been made. Lessee acknowledges and agrees that should Lessor sell, assign transfer or convey to a Transferee, other than by way of security, all of Lessor's interest under this Agreement and in the Aircraft, Lessor shall thereupon be relieved of all of its obligations hereunder and Lessor's Transferee shall succeed to all of Lessor's rights, interests and obligations under this Agreement, subject however to Lessor's compliance with the terms and provisions of this Clause.

          Subject to compliance by Lessor with this Clause 14.2, lessee shall execute and deliver, at Lessor's sole cost and expense, any and all instruments or documents reasonably requested by Lessor and shall otherwise reasonably cooperate with Lessor in connection with and to effectuate any such Transfer.

15.  ILLEGALITY

     If, notwithstanding the provisions of Clause 17.7, it becomes unlawful in any jurisdiction for Lessor or Lessee to give effect to their respective obligations as contemplated by this Agreement, the affected party shall notify the other in writing. Lessor and Lessee will consult in good faith as to any steps which may be taken to restructure the transaction to avoid that unlawfulness but neither party will be under no obligation to take any such steps. Notwithstanding the foregoing, as Lessor in its discretion considers appropriate or advisable while any such illegality exists and prior to any such cure thereof, Lessor may by notice in writing to Lessee terminate the leasing of the Aircraft under this Agreement. Upon any such termination, Lessee will immediately redeliver the Aircraft to Lessor as follows: (i) if the illegality causing such termination relates to the rights or powers of Lessee and is attributable to the laws or regulations of the Republic of Panama or any other jurisdiction with jurisdiction over the rights or powers of Lessee, Lessee shall redeliver the Aircraft to Lessor in accordance with the requirements of Clause 12 and Schedule 4;
     (ii) if the illegality causing such termination relates to the rights or powers of Lessor or Beneficiary and is attributable to the laws of the USA or any other jurisdiction with jurisdiction over the rights or powers of Lessor or Beneficiary, Lessee shall return the Aircraft to Lessor in accordance with the requirements of Clauses 12.2, 12.4 12.5 12.6 and 12.8 of this Agreement, together with Clauses 1.0, 2.4, 2.8, 2.14, 2.15, 3.1, 4.1, 4.3 and 5.1 through 5.5 of Schedule 4.

16.  DISCLAIMERS AND WAIVERS

     16.1 EXCLUSION AND WAIVER

          AS BETWEEN LESSOR AND LESSEE, THE AIRCRAFT IS BEING DELIVERED AND LEASED TO LESSEE UNDER THIS AGREEMENT "AS IS, WHERE IS" AND, EXCEPT FOR LESSOR'S REPRESENTATIONS AND WARRANTIES SET FORTH IN CLAUSE 2.4 OF THIS AGREEMENT, NEITHER LESSOR NOR ANY OTHER INDEMNITEE (OTHER THAN MANUFACTURER) MAKES ANY WARRANTIES OR REPRESENTATIONS WHATSOEVER. LESSOR'S REPRESENTATIONS AND WARRANTIES SET FORTH IN CLAUSE 2.4 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND LESSEE, FOR THE BENEFIT OF LESSOR AND ANY OTHER INDEMNITEE (OTHER THAN MANUFACTURER), HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, PATENT AND OTHER INDEMNITIES, OBLIGATIONS AND LIABILITIES OF LESSOR AND ANY OTHER INDEMNITEE (OTHER THAN MANUFACTURER), AND ANY AND ALL RIGHTS, CLAIMS AND REMEDIES OF LESSEE, ITS SUCCESSORS OR PERMITTED ASSIGNS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN THE AIRCRAFT, ANY PART THEREOF OR ANY OTHER THING

          DELIVERED, LEASED, CHARTERED, SOLD OR TRANSFERRED UNDER THIS LEASE, INCLUDING, BUT NOT LIMITED TO:

          (1) ANY WARRANTY AS TO THE DESCRIPTION, CONFORMITY TO THE PROVISIONS OF THE PURCHASE AGREEMENT, AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION OF, OR QUALITY OF THE MATERIAL OR WORKMANSHIP IN, OR ANY DEFECT IN, THE AIRCRAFT, THE AIRFRAME, ANY ENGINE, ANY PART, ANY DOCUMENTS, ANY RECORDS, ANY DATA OR ANY OTHER THING DELIVERED, SOLD OR TRANSFERRED HEREUNDER;

          (2) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE;

          (3)  ANY EXPRESS OR IMPLIED WARRANTY AS TO TITLE;

          (4) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

          (5) ANY OBLIGATION OR LIABILITY WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY;

          (6) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT IN STRICT OR ABSOLUTE LIABILITY OR ARISING FROM THE NEGLIGENCE OF LESSOR OR ANY OTHER INDEMNITEE, WHETHER ACTUAL OR IMPUTED, ACTIVE OR PASSIVE;

          (7) THE ABSENCE OF LATENT OR OTHER DEFECT OR NONCONFORMANCE IN THE AIRFRAME, ANY ENGINE, ANY PART, ANY DOCUMENTS, ANY RECORDS, ANY DATA OR ANY OTHER THING DELIVERED, SOLD OR TRANSFERRED HEREUNDER, WHETHER OR NOT DISCOVERABLE; AND

          (8) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO THE AIRCRAFT, THE AIRFRAME, ANY ENGINE, ANY PART, ANY DOCUMENT, ANY RECORD, ANY DATA OR ANY OTHER THING DELIVERED, LEASED OR TRANSFERRED HEREUNDER, FOR ANY LIABILITY OF LESSEE TO ANY THIRD PARTY OR FOR ANY LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

     16.2 CERTIFICATE OF ACCEPTANCE

          DELIVERY BY LESSEE TO LESSOR OF THE CERTIFICATE OF ACCEPTANCE WILL BE CONCLUSIVE PROOF AS BETWEEN LESSOR AND

          LESSEE THAT LESSEE HAS EXAMINED AND INVESTIGATED THE AIRCRAFT, THAT THE AIRCRAFT AND THE DOCUMENTS AND RECORDS ARE SATISFACTORY TO LESSEE AND THAT LESSEE HAS IRREVOCABLY AND UNCONDITIONALLY ACCEPTED THE AIRCRAFT FOR LEASE HEREUNDER WITHOUT ANY RESERVATIONS WHATSOEVER EXCEPT AS MAY BE STATED THEREIN.

17.  MISCELLANEOUS

     17.1 WAIVERS, REMEDIES, CUMULATIVE

          The rights of Lessor under this Agreement:

          (1)  may be exercised as often as necessary;

          (2)  are cumulative and not exclusive of its rights under any law; and

          (3)  may be waived only in writing and specifically.

          Delay in the exercise or non-exercise of any such right will not constitute a waiver of that right.

     17.2 DELEGATION/AGENCY AGREEMENT

          Lessor may delegate to any person or persons all or any of the trusts, powers or discretions vested in it under this Agreement and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as Lessor determines in its absolute discretion, provided that Lessor shall remain responsible for the performance of any such trusts, powers and discretions so delegated.

          Pursuant to the Purchase Agreement, certain obligations remain to be performed by Lessor in connection with the manufacture, fabrication and completion of the Aircraft by Manufacturer, which obligations, including the furnishing of certain equipment for the Aircraft, will be performed by Lessee. Lessee will act as Lessor's agent with respect to such matters as set forth in, and pursuant to, the terms of an agency agreement to be entered into by Lessor and Lessee in form and substance reasonably satisfactory to Lessor and Lessee. Lessee will perform its obligations as set forth in such agency agreement and provide the Aircraft equipment which must be provided by Lessee within the time periods required by Manufacturer, save for excusable delay.

     17.3 CERTIFICATES

          Except as expressly provided in this Agreement, any certificate or determination by Lessor as to any rate of interest or as to any other amount payable under this Agreement will, in the absence of manifest error, be conclusive and binding on Lessee provided that the same shall be accompanied by a written explanation, or reasonable detail, as to the calculation or determination of any amount stated to be payable therein.

     17.4 APPROPRIATION

          If any sum paid or recovered in respect of the liabilities of Lessee under this Agreement is less than the amount then due, Lessor may apply that sum to amounts due under this Agreement in such proportions and order and generally in such manner as Lessor may reasonably determine.

     17.5 CURRENCY INDEMNITY

          17.5.1 If Lessor receives an amount in respect of Lessee's liability under this Agreement or if such liability is converted into a claim, proof, judgment or order in a currency other than the currency in which the amount is expressed to be payable under this Agreement (the "contractual currency"), then:

               (1) Lessee will indemnify Lessor as an independent obligation against any loss arising out of or as a result of such conversion;

               (2) If the amount received by Lessor, when converted into the contractual currency (at the market rate at which Lessor is able on the relevant date to purchase the contractual currency with such other currency) is less than the amount owed in the contractual currency, Lessee will, immediately on demand, pay to Lessor an amount in the contractual currency equal to the deficit; and

               (3) Lessee will pay to Lessor on demand any exchange costs and Taxes payable in connection with the conversion.

          17.5.2 Lessee waives any right it may have in any jurisdiction to pay any amount under this Agreement in a currency other than the contractual currency.

     17.6 SET-OFF

          Lessor may set off any matured obligation owed by Lessee under this Agreement, any Sister Lease or any other agreement between Lessor (or any affiliate or subsidiary of Lessor) and Lessee (each an "Other Agreement") in respect of which an Event of Default (or similar event) has occurred and is continuing (to the extent beneficially owned by Lessor) against any obligation (whether or not matured) owed by Lessor to Lessee, regardless of the place of payment or currency. If the obligations are in different currencies, Lessor may convert either obligation at the market rate of exchange available for the purpose of the set-off. If an obligation is unascertained or unliquidated, Lessor may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained or liquidated. Lessor will not be obliged to pay amounts to Lessee under this Agreement or any Other Agreements in respect of which an Event of Default has occurred and is continuing so long as any sums which are then due to Lessor by Lessee under this Agreement remain unpaid and any such amounts which would otherwise be due will fall due only if and when Lessee has paid all such sums except to the extent Lessor otherwise agrees or sets off such amounts against such payment pursuant to the foregoing.

     17.7 SEVERABILITY

          If any provision hereof shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, then to the extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. If, however, any law pursuant to which such provisions are held invalid, illegal or unenforceable may be waived, such law is hereby waived by the parties hereto to the full extent permitted, to the end that this Agreement shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

     17.8 REMEDY

          If Lessee fails to comply with any provision of this Agreement, Lessor may, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of Lessor to treat the non-compliance as a Default or an Event of Default, effect compliance on behalf of Lessee, whereupon Lessee shall become liable to pay immediately any sums expended by Lessor, together with all costs and expenses (including legal costs) in connection therewith.

     17.9 EXPENSES

          17.9.1 Whether or not the Aircraft is delivered to Lessee pursuant to this Agreement unless any failure to effect delivery results from an act or omission to act by Lessor or Beneficiary not anticipated or otherwise permitted under this Agreement, Lessee will pay to Lessor on demand all reasonable expenses (including investigation and appraisal expenses, attorneys' fees and other costs) payable or incurred by Lessor in connection with the enforcement of or preservation of any of Lessor's rights under this Agreement or any related agreement, or in respect of the repossession of the Aircraft pursuant to Clause 13.2. 17.9.2 Each party shall bear all other expenses (including legal, professional, and out-of-pocket expenses) incurred or payable by such party in connection with the negotiation, preparation, and execution of this Agreement and/or the other documents contemplated hereby.

          17.9.3 All expenses payable pursuant to Clause 17.9.1 will be paid in the currency in which they are incurred by Lessor.

     17.10 TIME OF ESSENCE

          The time stipulated in this Agreement for all payments payable by Lessee to Lessor and for the performance of Lessee's other obligations under this Agreement will be of the essence.

     17.11 NOTICES

          All notices under, or in connection with, this Agreement will, unless otherwise stated, be given in writing by letter delivered by courier or by facsimile. Any such notice is deemed to be given as follows:

          (1)  if by letter, when delivered; and

          (2) if by fax, when transmitted and full transmission has been separately notified by telephone by the transmitting party.

          The address, telephone numbers and facsimile numbers of Lessee and Lessor and Beneficiary are as follows (or such other address, telephone number or facsimile number notified by the relevant party):

Lessee:           Address:     Avenida Justo Arosemena y Calle 39
                               Panama 1, Republic of Panama
                  Attention:   Executive President
                  Facsimile:   507-227-1952
                  Telephone:   507-227-4551

Lessor:           Address:     79 South Main Street
                               Salt Lake City, Utah 84111 USA
                  Attention:   Corporate Trust Department
                  Facsimile:   802-246-5053
                  Telephone:   802-246-5630

with a copy to:

Beneficiary:      Address:     3780 Kilroy Airport Way, Suite 700
                               Long Beach, California 90806 USA
                  Attention;   Contracts Director
                  Facsimile:   562-988-2694
                  Telephone:   562-988-2688

     17.12 LAW AND JURISDICTION

          17.12.1 This Agreement shall in all respects be governed by, and construed in accordance with, the internal laws of the State of New York, inclusive of all matters of construction, validity and performance.

          17.12.2 Lessee and Lessor hereby irrevocably submit to the jurisdiction of any New York state or federal court sitting in New York City in any action or proceeding arising out of or relating to this Lease, and hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by law, in such federal court. Lessee and Lessor hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Lessor hereby irrevocably appoints CT Corporation System, with an office on the date hereof at 1633 Broadway, New York, New York 10019, and Lessee hereby irrevocably appoints Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, 200 Park Avenue, New York, New York 10019 (the "Process Agents"), as their respective Process Agents to receive on their behalf proper service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to Lessee or Lessor, as the case may be, in care of their respective Process Agents at such Process Agent's above address, and Lessee and Lessor hereby irrevocably authorize and direct their respective Process Agents to accept such service on their behalf. Lessee and Lessor agree that a final non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Clause 17.12.2 shall affect the right of any Person to serve legal process in any other manner permitted by law or affect the right of any other party to bring any action or proceeding against Lessee or Lessor, or their respective properties in the courts of other jurisdictions. LESSEE AND LESSOR HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTY, ANY MATTER ARISING OUT OF OR RELATING TO THIS LEASE.

          17.12.3 Lessee agrees that any final non-appealable judgment or order of a Federal or State court located in the State of New York in connection with this Agreement and the other Lessee Documents is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

          17.12.4 Lessee irrevocably and unconditionally:

               (1) agrees that if Lessor brings legal proceedings against it or its assets in relation to this Agreement and the other Lessee Documents, no immunity from such legal proceedings (which will be deemed to include without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

               (2) waives any such right of immunity which it or its assets now has or may in the future acquire; and

               (3) consents generally in respect of any such proceeding to the giving of any relief or the issue of any process in connection with such proceedings including without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

     17.13 SOLE AND ENTIRE AGREEMENT

          This Agreement (including all Schedules hereto) is the sole and entire agreement between Lessor and Lessee in relation to the leasing of the Aircraft, and supersedes all previous agreements in relation to that leasing.

     17.14 INDEMNITIES

          All rights expressed to be granted to each Indemnitee under this Agreement (other than Lessor) are given to Lessor on behalf of that Indemnitee.

     17.15 COUNTERPARTS

          This Agreement may be executed in counterparts each of which will constitute one and the same document.

     17.16 LANGUAGE

          All notices to be given under this Agreement will be in English. All documents delivered to Lessor pursuant to this Agreement will be in English, or will be accompanied by a certified English translation. If there is any inconsistency between the English version of this Agreement and any version in any other language, the English version will prevail.

     17.17 MODIFICATION

          No modification, change, waiver or amendment to this Agreement or any related letter agreements shall be deemed to be made unless in writing signed by the party to be charged.

     17.18 OWNER TRUSTEE

          (1) Except as expressly provided in this Agreement, Lessee acknowledges (i) that this Agreement is executed by First Security Bank, National Association, not in its individual capacity, but solely as owner trustee, except as otherwise expressly provided herein, under the Trust Agreement with Beneficiary as grantor, in the exercise of the power and authority conferred and vested in it as such owner trustee, (ii) this Agreement is intended to bind only the Trust Estate (as defined in the Trust Agreement) except to the extent of the representations and warranties made herein by First Security Bank, National Association in its individual capacity, and (iii) that nothing herein contained shall be construed as creating any liability on First Security Bank, National Association, individually or personally, to perform any agreement herein, all such liability, if any, being expressly waived by Lessee and by each and every person now or hereafter claiming by, through or under Lessee, except with respect to the negligence or willful misconduct of First Security Bank, National Association.

          (2) If First Security Bank, National Association shall cease to be a "citizen of the United States" within the meaning of 49 U.S.C.
               Section 40102 and the rules and regulations of the FAA thereunder, First Security Bank, National Association, in its individual capacity, agrees to give Lessee and Beneficiary prompt notice thereof, upon an officer of First Security Bank, National Association becoming aware thereof, and agrees to cooperate with the efforts of Beneficiary promptly to replace it as owner trustee of the trust owning the Aircraft and as Lessor hereunder with a person who is such a "citizen of the United States."

                     [This space intentionally left blank.]

                                                                         ANNEX A

                              **Material Redacted**

                                   **3 pages**

                                                                         ANNEX A

                                  CERTAIN TERMS

Defined Term                                                          Definition

                         [Intentionally omitted from the
               version of this document filed with the FAA and the
                        Directorate of Civil Aeronautics
               and recorded with the Office of the Public Registry
               as containing confidential financial information.]

                                    SCHEDULES

                                   SCHEDULE 1

                                     PART 1

                             DESCRIPTION OF AIRCRAFT

AIRCRAFT

MANUFACTURER:  The Boeing Company

MODEL:         737-71Q

SERIAL NUMBER: 29048

GENERAL FEATURES (subject to change and offer ability by Boeing): As set out in
Part 2 of Schedule 1

AIRCRAFT SPECIFICATION

The Aircraft specification is as per Boeing Detail Specification Documents (D6-38808-27) ("Tombo Baseline Specification") (including such production improvements as may be incorporated into the Aircraft), as further modified to incorporate any change orders accepted by Manufacturer in respect of the Aircraft, and any further changes as agreed from time to time, together with Documents and Records.

ENGINES

ENGINE TYPE AND NO: Two (2) CFM56-7B24 engines rated at 24,000 lbs of thrust.

EACH OF THE ENGINES IS 750 OR MORE RATED TAKE-OFF HORSEPOWER OR ITS EQUIVALENT.

MANUFACTURER: CFM International, Inc.

SERIAL NOS: As set out in the Certificate of Acceptance

                                   SCHEDULE 1

                                     PART 2

                                GENERAL FEATURES

     The following are to be incorporated on delivery in each case subject to confirmation by Boeing after signature of this Agreement that Boeing will incorporate them in the Aircraft on delivery, which Lessor shall request after signature.

0310MP3528   MTW/MTOW 153,500/153,000 LBS
7200CG3255   24,000 LBS THRUST
             DUAL MMR -ILS/GPS
             ENHANCED GPWS 3446 MK 3244
             PREDICTIVE WINDSHEAR/WX RADAR

                                   SCHEDULE 1

                                     PART 3

                                LESSEE'S OPTIONS

This listing represents changes assumed to accommodate the desired Lessee configuration and is subject to confirmation on availability and agreed effect on lease pricing and delivery schedule.

                                       I.

2210CG3197   G/S CAP INHIBIT BEFORE LOC (ADD)
2210CG3198   DFCS - CWS WARN (DELETE)
2210CG3232   DFCS - ALT ALERT 200/900 FT (DELETE)
2210CG3235   DFCS - ALT ALERT 300/900 (ADD)
2350CG3147   CW INTERPHONE SW - SPRING LOAD TO OFF W/LOCK (DELETE)
2350CG3158   CW INTERPHONE SW - SPRING LOAD TO OFF  (ADD)
2350CG3153   FLT COMP AUDIO MUTE REVISION - ONE SIDE MUTING (ADD)
2350CG3163   DIG. AUDIO REMOTE ELECT. UNIT - DEL HEADSET AURAL  (ADD)
3162CG3018   ENHANCED MACH / A/S DISPLAY (DELETE)
3162CG3019   R/A DISPLAY - ROUND DIAL (ADD)
3162CG3020   R/A ABOVE ADI (DELETE)
3162CG3021   R/A BELOW ADI (ADD)
3162CG3025   R/A ALERT 2,500 FT (DELETE)
3162CG3026   ALT. COMPARATOR - STEADY (ADD)
3162CG3027   ALT. COMPARATOR - FLASHING (DELETE)

3162CG3036   AUTOTUNED NAVIDS - DISPLAYED (ADD)
3162CG3037   AUTOTUNED NAAIDS - SUPPRESSED (DELETE)

3162CG3104   ENG INSTR DISPLAY - SIDE BY SIDE (ADD)
3162CG3105   ENG INSTR DISPLAY - OVER & UNDER (DELETE)
3162CH3135   ADDED T/O BUG - NOT DISPLAYED (ADD)
3162MP3186   WX RDR RANGE IND - RANGE MARKS IN LIEU ARCS (ADD)
3446CG3120   GPWS ACT OF DESCENT BELOW MIN (MODE 6) (DELETE)
3446CG3127   GPWS R/A CALLOUTS (100, 50, 30, 20, 10) (ADD)
3446MP3172   GPWS VOICE "HALF VOL" IN LIEU "FULL VOL" (ADD)
3461CG3432   THRUST REDUCTION ALT - T/O PROFILE (ADD)
3461CG3498   FMC ACTIVATION - 1 MEG DATA BASE (ADD) $77,300
3461CH3562   FMC ACTIVATION - RETENTION OF WAYPOINT AFTER DIRECT TO $9.900

                                       II.

     P/N SWAP                  CONTINENTAL                    TOMBO
     --------                  -----------                    -----
1    SSCVR                     LORAL/FAIRCHILD 2100-1010-00   ALLIED SIG
                               2370MP3215                     2370CH3199

2    FLASHLIGHT                DME P2-07-0001-215             P2-07-0001-214
                               2564MP3127

3    DFDAU                     223300-83                      TELEDYNE DFDMU
                               3131MP3883, 3131MP3999         3131CH3935
                               RR97155-26,-29

4    SSDFDR                    LOCKHEED
                               3131MP3847                     ?

5    NOSE & MLG WHLS/BRAKES    BF GOODRICH                    ALLIED SIGNAL
                               3240CG3235                     3240CG3226

6    MLG TIRES                 H44.5 X 16.5 X 21 / 28 PLY     26 PLY
                               3245CG3031                     3245CG3030

7    WX RDR W/PWS              COLLINS 622-5132-631           ALLIED SIGNAL
                               3443MP3264                     3443CG3184

8    WX RDR SPLIT FUNC C/P     COLLINS 622-5129-205
                               3443MP3259                     ?

9    TCAS II                   622-8971-500 COLLINS           ALLIED SIG
                               3445MP3289                     3445CG3169

10   ATC/TCAS CONT. PNL        GABLES G6992-40                ?
                               3445MP3332

11   FMC CDU (MULTI-PURPOSE)   FMC/ACARS/FDAU                 FMC CDU ONLY
                               3461CG3465                     3461CG3464

12   CREW O2 BOTTLE            114 CU FT                      76 CU FT
                               3510CE3098                     3510CG3097

13   POT H20 VOL.              60 GAL                         40 GAL
                               3810CG3V31                     COLLECTOR

14   RADOME REV.               M&N AEROSPACE                  BAC STD
                               5352MP3015

15   EVM                       ENDEVCO W/TRIM BAL             VIBROMETER
                               7731CG3038                     7731MP3045

16   COOL WHITE LIGHT          3320MP3039                     STD

17   PERMANENT NO SMOKE LITE   3324MP3018

                                      III.

BOEING ADD & DEL

1124CG3V02             EXIT TACTILE LOCATOR (ADD)
3450MP3006             REMOVAL ADF
                       DELETE 144 ALL COACH SEATS
                       INSTALL CONTINENTAL G1/G4B GALLEYS
                       DELETE DRAPE MAT
                       INSTALL CONTINENTAL CARPET AND FLOORING
                       DELETE G2 GALLEY
                       INSTALL CO EMERGENCY EQUIPMENT LOCATION
                       INSTALL CO F/C CLOSET

                                       IV.

BOEING PAPER CHANGES

2528CG3V10             MAGAZINE SORAGE RACK
2528CG3V20             O/H BIN WITH BULL NOSE FOR B737-700
0220MP3368             HI ALT AIRPORT
0225CH3026             ETOPS

                                       V.

MISC.

0160MS3209             A/C I.D.#'S FDRS/MODES/REGISTRY
1110MP3354             COURTAULD H.S. PAINT (COPA) 9/25/98 DEADLINE

                                   SCHEDULE 1

                                     PART 4

                     LESSEE'S POST-PRODUCTION MODIFICATIONS:

                                       PDM

1    DUAL H.F. (COLLINS) Z311MP3553
2    THIRD VHF COMM (COLLINS) Z312MP3529
3    PA HANDSET INSTL IN FLT DECK AISLESTAND 2331CH3179
4    PAVES VIDEO SYSTEM (INSTL HARDWARE ONLY) 2332MP3742
5    AUDIO SELECT PNL MOVE O/B 2350CH3206
6    INTERPHONE BFE MIC/HANDSETS/HEADPHONES 2350CH3207
7    30 MIN STBY PWR WITH ADDED LOAD 2433CH3150
8    12/112 INTERIOR CONFIG (KOITO SEATS) 2520CH3816, 3818, 2523CG3V16
9 INSTL SELL G1, G2, G4B GALLEYS & INSERTS 3450CG3V09, 3450CG3V14, 3V28, 2528CG3V20, 2530CH3635, 2530CH3636, 5620CG3V02
10   ADD CLASS DIVIDER 2524CG3V16
11   ADD F/C CLOSET 2524MP3605
12   CONNECT SEAT MOUNT AISLE LITE 3351MP3049, 3351CH3030
13   INSTL FLOORING (CARPETS/LONCOIN) 2527MP3134
14   INTL DRAPES 2524CG3V20
15   BILINGUAL PLACARDS & SIGNS 2523MP3176, 2523CG3V05, 2523CG3V10
16   DELETE 2ND OBSERVER'S SEAT
17   G2 HARD POINTS RELOCATION
18   LIQUID SOAP DISP 2541CH3043
19   EMERG EQUIP P/N & RELOCATION 2502CG3V09, 3V10, 3V12, 2564CG3V03, 2564MP3136
20   ADD PAX LIFE VESTS 2562CG3V11
21   ADD LIFE RAFT 46 MAN X 3 EA 2562MP3225
22   RETRACTABLE EMERG EQ PNL 2564CH3095
23   PARK BRAKE WARNING LITE
24   STERILE C/P LITE 3310CH3020
25   PERMANENT NO SMOKE SIGNS 3324MP3018
26   EXTERNAL POS LIGHT SW INSTL 3343MP3044
27   GPWS FLAP WARNING INHIBIT ONLY 3446CH3128
28   BFE NAV DATA BASE 3461CG3403
29   2ND FMC 3461CG3496
30   JET 254 2900MP3035
31   TOTAL MISC PARTS
32   LIFELINE INSTL @ OVERWING EXIT 2560CG3V08
33   APU FIRE FIRE BOTTLE 224 IN3 RR97155-21
34   P.A. COLLINS P/N ARINC 700 RR97155-22
35   SELCAL GABLES P/N 6959-06 RR97155-24

                                   SCHEDULE 1

                                     PART 5

                                    DOCUMENTS

The Documents listed below, include, but are not limited to, the following:

AIRCRAFT CURRENT OPERATING AND STATUS RECORDS.

1.   Certified Interior Drawing (LOPA) with STC (FAA approved).
2.   Certified Emergency Equipment Drawing certified by FAA.
3.   List of Oil and Fluids.
4.   Cockpit Installation Drawings.
5.   Avionics Equipment List.
6.   Copy of exemptions/deviations granted by the NTSB/FAA.
7.   Airframe and Engine Ownership Placards.
8.   Airplane Flight Manual (FAA Approved).
9.   Flight Crew Operating Manual.
10.  Minimum Equipment List, with Procedures (MEL).
11.  Configuration Deviations List Manual (CDL).
12.  All required Cockpit Manuals, Documents, and Checklists.
13.  Weight and Balance Manual, with last Weighing Report.
14.  Loading and Control Manual.
15.  Fuel Measuring Document Manual.
16.  Boeing Detailed Specification (D6-38808-27).
17.  Boeing Aircraft Readiness Log.
18.  Boeing Significant Rework Log (SRL).
19.  Boeing Miscellaneous Brochure.
20.  Boeing PRR Listing.
21.  Boeing Life Limited Landing Gear Parts Report.
22.  Boeing FAA Airworthiness Directive Compliance Record Status Report.
23.  Boeing Service Bulletin Compliance Record Status Report.
24.  Boeing Rigging Brochure.
25. Boeing Delivery Exceptions, Equipment, Shortages and Aircraft Condition Items Letter.
26.  Aircraft Logbooks and certification (Manufacturer Documents).
27.  Operator Maintenance Program and Requirements.
28.  Aircraft Maintenance Manual.
29.  Aircraft Illustrated Parts Catalogue.
30. Wiring Diagram Manual, Including Equipment List, Termination and Hook-Up Charts.
31.  Structural Repair Manual (SRM).
32.  Fault Reporting Manual.
33.  Interior Furnishings Manual, including Galley, Seat, and IFE Manuals.
34.  Engine Data Submittal Sheets and Manufacture Documentation (CFMI).

CERTIFIED LETTERS AND CERTIFICATES

1. Redelivery Letter certifying status, time and cycles of the Airframe, Engine and APU, time to next check or inspections, and time to next inspection/removal of engines and components.

2.   Quality Assurance Statements.

     (a)  Status and History of Major Repairs and Alterations.

     (b)  Computerized Record System.

     (c)  Accident, Incident, and Damages.

     (d) Assistance in acquiring outstanding records with contractual release assigned to Lessors.

     (e)  Deferred Item Status.

     (f)  Installation of Non-Lessor or Lessee equipment on Aircraft.

3. Upon request of Lessor, identification of signatures, stamps, initials utilized in the verification and authentication of Records.

4. Copy of FAA Approval of Maintenance and Inspection Program (FAA Form 1014 or equivalent).

5.   Inventory List of Documents and Records transferred with the Aircraft.

6.   Original Export Certificate of Airworthiness.

7.   Current, or last, Certificate of Airworthiness.

8.   Current, or last, Registration.

9.   Current, or last, Radio License.

10.  Current Export Certificate of Airworthiness, if available.

11.  Supplement Type Certificates.

12.  Galley Certificate of Sanitary Construction.

                                   SCHEDULE 1

                                     PART 6

                                     RECORDS

The Records listed below, include, but are not limited to, the following:

AIRCRAFT MAINTENANCE RECORDS

1. Aircraft Logbooks: Flight, Maintenance, and Cabin, as applicable to the Operator.

2. Aircraft Maintenance and Flight Log Sheets for prior 12 months in service (minimum).

3.   Complete cycle of all "Letter" Checks.

4.   All Time Controlled Inspection/Task (out of phase) Maintenance Records.

5. Component Airworthiness Approval Tags (FAA 8130-3 Form or JAA-1 Form or equivalent) with indication of work performed at shop.

6. Time Controlled Component (hard time) records back to last overhaul, including all intermediary Repair Records.

7. Life Limited Part (LLP) Records providing status and traceability to origin and manufacturer, including installation records of each component.

8. Airworthiness Directive Records and Compliance Documentation (Airframe and Appliances) including Alternate Means of Compliance Approval.

9.   Service Bulletin Status and Method of Compliance records.

10.  [Intentionally omitted.]

11. Listing of all FAR revision compliance, including date of accomplishment and record of proof of compliance.

12.  Accident and Incident Report Records.

13. Major Structural Damage Reports and Repair Records with necessary approvals.

14. Major Repair/Alteration Compliance Records with FAA 337 Form (or its equivalent).

15   Major and Minor Repair Records.

16.  Records of current Engine, Landing Gear, and APU Installation.

17. Modification Records, copies of all engineering orders and related engineering drawings and STCs which have been accomplished on the Aircraft, components, Engines, and APU, including documentation for work accomplished by the previous owner(s) and operator(s).

AIRCRAFT CURRENT OPERATING AND STATUS RECORDS

1. Provide the following Status and Summary Report (or Reports) that furnish the following types of data and information regarding the Certified Status of the Aircraft and Engines.

     (a)  Aircraft Time & Cycle Report, including daily utilization recordings.

     (b)  Aircraft Description & Status Summary.

     (c) Aircraft Maintenance Inspection & Status Report, including total time, interval, time-to-go, and last compliance times for all items of the Agreed Maintenance Program.

     (d)  Component Status and Listing Report (H/T, O/C, C/M, and LLP).

     (e) Airworthiness Directive Status and Summary Report (airframe, engines, and appliances).

     (f)  Service Bulletin Status and Compliance Report.

     (g)  Listing of all Major Repairs/Alterations and STCs.

     (h)  Aircraft Life Limited Component Status Report.

     (i)  Deferred Item (non-MEL, long term) and Engineering Deviations
          Listings.

2. Current Weighing Report, including current Operational Weights and Weight & Balance changes since last actual weight (delta weight change).

3.   Accident, Incident and Damage Report.

4.   Sampling Programs, history and status.

5.   Record of Last Compass Swing.

6.   Record of Last Altimeter and Transponder Certification.

7.   Record of Last Flight Recorder Certification.

8.   Flight Control Balance Records.

ENGINE AND APU RECORDS (FOR EACH ENGINE)

1. Overhaul and Repair Records, at a minimum, back to the last overhaul of each Module (or New Manufacture). In the case of the APU back to last overhaul and HSI (minimum).

2.   Component Status Report and Records, with Airworthiness Tags and Work
     Orders.

3. Time Controlled Component Records back to last overhaul, including all intermediary Repair Records.

4.   Time Controlled Inspection Records.

5.   Borescope and Isotope Inspection Records (including NDT Records & Videos).

6.   Airworthiness Directive Records and Compliance Documentation.

7. Life Limited Part Status and traceability to origin and manufacture, with installation records.

8.   Service Bulletin Status and Method of Compliance Instructions.

9.   Current (Last) Test Cell Report.

10.  Engine Condition Monitoring Reports.

11.  Engine Logbooks and Manufacture Delivery Records.

12.  Current Installation Records.

13. All Records, Technical Orders, STC, Major Repairs, alterations and other relevant events.

NOTES:

All records will be delivered as original hard copy, "dirty finger print" records. Computerized records will be supported with original hard copy records.

Any records not identified within this Schedule 1, Part 6 "Records" that become required due to regulatory change, FAA requirement, or export requirements shall be provided as part of the return.

All computerized reports and summaries will be certified and signed by the Director of Quality Assurance (or Authorized Official of the airline). In the case of computerized reports and summaries issued on behalf of Lessee by Lessee's third party approved maintenance provider, the Lessee will make a certified statement in writing that identifies the authenticity of such reports made on behalf of the Lessee.

                                   SCHEDULE 2

                                     PART 1

                            CERTIFICATE OF ACCEPTANCE

This Certificate of Acceptance is delivered, on the date set out below, by Compania Panamena de Aviacion, S.A. (COPA) ("Lessee"), to First Security Bank, National Association, not in its individual capacity but solely as Owner Trustee ("Lessor"), pursuant to the Aircraft Lease Agreement (MSN 29048) dated as of October 1, 1998 between Lessor and Lessee (the "Agreement"). The capitalized terms used in this Certificate shall have the meaning given to such terms in the Agreement.

1.   DETAILS OF ACCEPTANCE

     Lessee hereby confirms to Lessor that Lessee has at ________ o'clock on this day of _______________, ____________, at _____________________,
     accepted the following, in accordance with the provisions of the Agreement:

(1)  AIRCRAFT:

Airframe Manufacturer's Serial No.:

TSN ________________________
CSN ________________________

(2)  ENGINES:

Engine Number Manufacturer's Serial No.:

1 __________   TSN __________
               CSN __________

2 __________   TSN __________
               CSN __________

(3)  LANDING GEAR:

       NOSE   MAIN LEFT   MAIN RIGHT
       ----   ---------   ----------
TSN:
CSN:

(4)  APU:

           MSN:
           TSN:
           CSN:

(5)  FUEL STATUS: ______________ Pounds

(6) LOOSE EQUIPMENT CHECK LIST: as per list signed by Lessor and Lessee and attached hereto.

(7)  DOCUMENTS AND RECORDS: as per list signed by Lessee and attached hereto.

(8) DAMAGE CHART: as per the diagram signed by Lessor and Lessee and attached hereto.

2.   CONFIRMATION

Lessee confirms to Lessor that as of the time indicated above, being the Delivery Date:

     (1) the representations and warranties contained in Clause 2 of the Agreement are hereby repeated;

     (2)  the Aircraft is insured as required by the Agreement;

     (3) Lessee confirms that there have been affixed to the Aircraft and the Engines the fireproof notices of the type and in the locations required by the Agreement;

     (4) Lessee's authorized technical experts have inspected the Aircraft to ensure the Aircraft conforms to Lessee's requirements. The Aircraft is in accordance with the specifications of the Agreement and satisfactory in all respects.

     IN WITNESS WHEREOF, Lessee has, by its duly authorized representative, executed this Certificate on the date in paragraph 1 above.

                                        COMPANIA PANAMENA DE AVIACION,
                                        S.A. (COPA)


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                   ATTACHMENTS

"Loose Equipment Checklist":

Documents and Records:

Damage Chart:

                                      etc.


-------------------------------------
Signed by Lessee and Lessor

                                   SCHEDULE 2

                                     PART 2

                          AIRCRAFT DELIVERY CONDITIONS

1.0  AIRCRAFT SPECIFICATION AT DELIVERY

1.1 The Aircraft shall be a Boeing Model 737-700 airplane with two CFM56-7B24 engines rated at 24,000 lbs of thrust. The Aircraft and attached Engines shall be delivered new from the Manufacturer.

1.2 The physical specification of the Aircraft is as defined in Parts 1, 2 and 3 of Schedule 1.

1.3 The Documents and Records that comprise part of the Aircraft and are delivered with the Aircraft at delivery are defined in Parts 5 and 6 of
     Schedule 1.

2.0  CONDITION OF AIRCRAFT

2.1 Except as otherwise specified in this Agreement, as between Lessor and Lessee the Aircraft will be delivered "as is, where is".

2.2 The Aircraft will have a Standard FAA Certificate of Airworthiness or FAA Export Certificate of Airworthiness as the case may be. The Aircraft will be suitable for immediate operation in commercial service except for specific items which the Air Authority may require of Lessee for registration, certification and operation in the Jurisdiction of Registration (this may include but is not limited to language placards and operational requirements).

2.3 The Aircraft will be delivered in Lessee's external livery provided that Lessee shall provide sufficient information, such as paint specification and paint drawing, to and when required by Manufacturer.

3.0  INSPECTIONS AND CORRECTIONS

3.1 During the course of final assembly of the Aircraft, Lessee or Lessee's representative will be provided reasonable access for inspection of the Aircraft, subject to conditions as may be set forth by the Manufacturer, to ensure conformity with this Agreement, including being provided with the Tombo Baseline Specification, a copy of which will be made available to Lessee.

3.2 Prior to Aircraft delivery, Lessee or Lessee's representative will be provided an opportunity to perform a walk around inspection and system checks.

3.3 Lessor will provide Lessee or Lessee's representative (up to 2 persons including any personnel from the Air Authority) the opportunity to participate as observers in an acceptance demonstration flight as made available to Lessor pursuant to the Purchase Agreement.

3.4 Lessee will notify Lessor promptly and prior to the Delivery Date of any defect or non-conformity with Manufacturer's specifications, noted during the above inspections or demonstration flight. Lessor will correct or procure the correction of the defect or non-conformity as promptly as practicable subject to provisions available to Lessor in the Purchase Agreement.

3.5 In the event that remedy to the noted defect or non-conformity will delay delivery of the Aircraft, subject to Clause 4.3 of the Agreement, (i) Lessor may postpone the delivery to the date which Lessor notifies Lessee that the defect or non-conformity has been rectified or (ii) provided that the Aircraft is airworthy, Lessor may elect to deliver the Aircraft but will be responsible to rectify, or cause Manufacturer to rectify, the defect or non-conformity promptly after the Delivery Date at the earliest practicable date in cooperation with the Lessee. In the case of (ii) in the preceding sentence, when such defect or non-conformity has been (a) rectified to the reasonable satisfaction of the Lessee, or (b) in the event there is no reasonable remedy available for such defect or non-conformity and to the extent that it has no material adverse effect on the use, operation and maintenance of the Aircraft, such defect or non-conformity issue will be deemed closed and Lessor will have no further responsibility to rectify such defect or non-conformity.

4.0  ACCEPTANCE AND DELIVERY

4.1 As between Lessor and Lessee, Lessee acknowledges that in accepting the Aircraft, Lessee is relying on its own inspection and knowledge of the Aircraft in determining whether it meets the requirements of this Agreement.

4.2 The on-board fuel provided to the Lessee at delivery will be that amount as provided by the Manufacturer in accordance with the Manufacturer's standard allowance at delivery.

4.3 Lessee will at its expense obtain all licenses, permits, and approvals which may be necessary to export and/or ferry the Aircraft from the Delivery Location. Lessor will furnish to Lessee any data and information available to Lessor and provide assistance to Lessee as may be reasonably required by Lessee to obtain such licenses, permits or approvals.

                                   SCHEDULE 3

                               LESSEE'S COVENANTS

Sub-Index

PART 1 INFORMATION

1.    General Information
2.    Technical Information
3.    Financial Information

PART 2 LESSEE GENERAL COVENANTS

4.    General
5.    Third Party
6.    [Intentionally omitted.]

PART 3 OPERATION AND INSPECTION

7.    Lawful and Safe Operation
8.    Protection
9.    Sub-Leasing
10.   Inspection

PART 4 TITLE, POOLING

11.   Title
12.   Title on Equipment Changes
13.   Pooling of Engines and Parts

PART 5 TECHNICAL COVENANTS

14.   Maintenance and Repair
15.   Removal of Engines and Parts
16.   Installation of Engines, Landing Gear and Parts
17.   Non-Installed Engines, Landing Gear and Parts
18.   Equipment Changes
19.   Documents and Records

PART 1 INFORMATION

1.   GENERAL INFORMATION

     Lessee will:

     (1) notify Lessor promptly of the occurrence of any Default or any other event which would reasonably be expected to have a material adverse affect on Lessee's ability to perform any of its obligations under this Agreement; and

     (2) furnish any information or other documents to be provided to Lessor under this Agreement in English.

2.   TECHNICAL INFORMATION

     Lessee will:

     (1) provide Lessor with reports in English not later than the 10th day of the end of each six-month period of the Term in the form containing the information set out in Schedule 7 in relation to the matters reportable in each reporting period;

     (2)  promptly notify Lessor of:

          (a) any loss, theft, damage or destruction to the Aircraft, Engines, APU or any Part or any repair or modification to the Aircraft if the potential cost may exceed the Damage Notification Threshold;

          (b) any claim or other occurrence likely to give rise to a claim under the Insurances (but in the case of hull claims only in excess of the Damage Notification Threshold) and reasonable details of any material negotiations with the insurance brokers over any such claim;

          (c) any extended periods (exceeding 7 days) of the Aircraft being out of service for any cause other than scheduled maintenance;

          (d)  any change in any engine installed on the Aircraft;

     (3) use reasonable efforts to give Lessor not less than 30 days prior written notice as to the time and location of all Major Checks; and

     (4) promptly furnish to Lessor all information Lessor from time to time reasonably requests regarding the Aircraft, any Engine or any Part, its use, location and condition including, without limitation, the hours available on the Aircraft and any Engine until the next scheduled check, inspection, overhaul or Shop Visit, as the case may be.

3.   FINANCIAL INFORMATION

3.1  Lessee will provide to Lessor:

     (1) within sixty (60) days after the end of the relevant quarter, the unaudited, management prepared accounts of Lessee and COPA Holding, in each case comprising balance sheet and profit and loss statements and cash flow statement and in the original language and in English prepared for each quarter of their respective financial years prepared in accordance with Panamanian generally accepted accounting principles applicable to Lessee and to COPA Holding and consistently applied;

     (2) as soon as available and not more than 120 days after the last day of each financial year starting with 1998 of Lessee and COPA Holding in each case in English, their audited balance sheets and the audited consolidated balance sheet as of such day and their audited profit and loss statements and the audited consolidated profit and loss statement for the year ending on such day;

     (3) at the same time as it is issued to the creditors of Lessee, a copy of each notice or circular issued to Lessee's creditors generally;

     (4) on request from time to time, such other information regarding Lessee and COPA Holding and their respective business as if not proprietary and as Lessor may reasonably request;

     (5) on request, not more frequently than annually unless a Default is continuing, evidence reasonably satisfactory to Lessor that all Taxes incurred by Lessee with respect to the Aircraft have been paid and discharged in full, except to the extent that such payment is being contested in good faith by appropriate proceedings, in respect of which adequate reserves have been provided by Lessee and non-payment of which does not give rise to any material likelihood of the Aircraft or any interest therein being sold, forfeited or otherwise lost or of criminal liability on the part of Lessor; and

     (6) on request during any continuing Default, evidence satisfactory to Lessor that all charges incurred by Lessee affecting the Aircraft, including without limitation all payments due to any air traffic control authorities, airports, fuel suppliers, maintenance and repair shops and other suppliers of services have been paid and discharged in full or are being contested in good faith by appropriate proceedings and are not material in the aggregate.

3.2 Lessee shall meet with Lessor at Lessor's request no more frequently than every six months in order for Lessee to explain its financial and business position and general planning overview, and at such meeting Lessee shall discuss with Lessor Lessee's operational statistics, RPMs, ASMs, CASMs, load factors and yields; Lessor shall treat all such information as confidential.

PART 2 LESSEE GENERAL COVENANTS

4. GENERAL: Lessee will not make any substantial change in the nature of the business in which it is engaged and will preserve its corporate existence (other than in connection with a solvent reconstruction, the terms of which have been approved by Lessor, such approval not to be unreasonably withheld); and

5. THIRD PARTY: Lessee will procure that no person acting on behalf of Lessee (other than Lessor) will act in any manner inconsistent with its obligations under this Agreement and that all such persons will comply with those obligations as if references to "Lessee" included a separate reference to those persons.

6.   [INTENTIONALLY OMITTED]

PART 3 OPERATION AND INSPECTION

7.   LAWFUL AND SAFE OPERATION: Lessee will ensure that:

     (1) the law in effect in any country or jurisdiction which may be applicable to the Aircraft, its maintenance and condition or, relating to the use and operation of the Aircraft is complied with, any required modification or alteration to the Aircraft, any Engine or Part will be made and all reasonable steps will be taken to ensure that the Aircraft is not used for any illegal purpose;

     (2) the Aircraft is not used in any manner contrary to any recommendation of the relevant manufacturer of the Aircraft, any Engine or any Part or any recommendation or regulation of the Air Authority or for any purpose for which the Aircraft is not designed or reasonably suitable;

     (3) the crew and engineers employed in connection with the operation and maintenance of the Aircraft have the qualifications and hold the licenses required by the Air Authority and applicable law;

     (4) the Aircraft is used solely in commercial or other operations duly authorized by the Air Authority and applicable law;

     (5)  the Aircraft is not used for the carriage of:

          (a) whole animals, living or dead, except in the cargo compartments according to I.A.T.A. regulations, and except domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of the animal;

          (b) acids, toxic chemicals, other corrosive materials, explosives, nuclear fuels, nuclear wastes, or any nuclear assemblies or components, except as permitted for passenger aircraft under the "Restriction of Goods" schedule issued by I.A.T.A., from time to time, and provided that all the requirements for packaging, or otherwise contained therein, are fulfilled;

          (c) any other goods, materials or items of cargo which would reasonably be expected to cause damage to the Aircraft and which would not be adequately covered by the Insurances; or

          (d)  any illegal item or substance;

     (6) the Aircraft is not utilized for purposes of training, qualifying or re-confirming the status of cockpit personnel except for the benefit of Lessee's cockpit personnel, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type operated by Lessee;

     (7) the Aircraft is not caused or permitted to proceed to, or remain at, any location which would for the time being violate any law, order or regulation of:

          (a) any Government Entity of the State of Registration or the Habitual Base; or

          (b) any Government Entity of the country in which such location is situated; or

          (c) any Government Entity having jurisdiction over Lessor or the Aircraft, and Lessor will notify Lessee as soon as reasonably practicable after Lessor becomes aware of any such prohibition order (or any similar order or directive) of the application of same;

     (8) there are obtained and maintained in full force all certificates, licenses, permits and authorizations required for the use and operation of the Aircraft for the time being, and for the making of payments required by, and the compliance by Lessee with its other obligations under, this Agreement;

     (9) a current certificate of airworthiness (in the appropriate category for the nature of the operations of the Aircraft) is maintained in good standing for the Aircraft issued by the Air Authority, except where the Aircraft is undergoing maintenance, modification or repair required or permitted by this Agreement, and Lessee will from time to time provide to Lessor a copy on request;

     (10) the Aircraft is operated and maintained in accordance with the Documents and the Records, including for the redelivery of the Aircraft hereunder, to specified contractual standards, Manufacturer's specifications and type design, and any other rules and regulations as may be applicable to ensure that the Air Authority transport category certificate of airworthiness and aircraft registration shall remain legal and valid throughout the Term, permitting commercial passenger and cargo revenue service in accordance with the rules and regulations of the Air Authority and, in addition, to a standard equivalent to that required for a USA operator to comply with all rules, regulations, and restrictions issued by the FAA for operation in accordance with FAR (including, but not limited to, Part 121 and any other rules and regulations of the FAA as may be applicable to passenger category aircraft of the same manufacture and model);

     (11) any Part installed on the Aircraft complies with FAA fire resistance regulations and U.S. TSO requirement, as applicable; and

     (12) no change occurs in the Habitual Base of the Aircraft without the prior written consent of Lessor, and Lessee shall pay to Lessor on demand any reasonable legal or other costs of Lessor relating to the consideration of such change whether or not Lessor consents thereto. Any consent of Lessor may be subject to such conditions as Lessor may require to protect its rights and interests in the Aircraft.

8.   PROTECTION: Lessee will ensure that:

     (1) the registration of the Aircraft is maintained with the Air Authority reflecting (so far as permitted by applicable law) the interests of Lessor and the Lessee shall not do or allow anything to be done which might adversely affect that registration; and

     (2) subject to Clause 14 of the Agreement and, in respect of Clause (a) below, at Lessor's sole cost and expense, and otherwise at Lessee's sole cost and expense, all acts and things are done (including, without limitation, making any filing or registration with the Air Authority or any other Government Entity) and executing and delivering all documents (including, without limitation, any amendment of this Agreement) as may reasonably be required by Lessor:

          (a) following any change or proposed change in the ownership or financing of the Aircraft; or

          (b) following any modification of the Aircraft, any Engine or any Part or the permanent replacement of any Engine or Part in accordance with this Agreement, so as to ensure that the rights of Lessor under this Agreement and the other Lessee Documents in respect thereof, apply with the same effect as before; or

          (c) to establish, maintain, preserve, perfect and protect the rights of Lessor under this Agreement, in the Aircraft and the other Lessee Documents; and

     (3) Lessee obtains all documents, data, and records relating to maintenance, inspection or repair performed by Lessee's contractors employed for such purpose.

9.   SUB-LEASING:

9.1 Lessee will not without the prior written consent of Lessor, which consent will not be unreasonably withheld, sub-lease, sub-charter or otherwise part with possession of the Aircraft, the Engines or any Part, except that:

     (1) Lessee may part with possession with respect to the Aircraft, the Engines or any Part to the relevant manufacturer for testing or similar purposes or to the Agreed Maintenance Performer for service, repair, maintenance or overhaul work, or alterations, modifications or additions to the extent required or permitted by this Agreement;

     (2) wet leasing and chartering, being cases where Lessee retains full operational control and its own aircrew, are permitted; and

     (3) Lessee may sublease the Aircraft for a period not to extend beyond the end of the Term to Continental Airlines, Inc. pursuant to a sublease agreement reasonably satisfactory in form and substance to Lessor.

9.2 Where Lessee wishes to dry sub-lease the Aircraft, which shall be subject to the consent of the Lessor in its absolute discretion, Lessee shall give notice to Lessor of its request and pay to Lessor a fee of $10,000 for Lessor to assess the proposed arrangements, such notice only to be effective upon confirmation by Lessor of its receipt of that fee, and in any event Lessee shall pay on demand any reasonable legal or other costs of Lessor relating to the evaluation of any wet-lease, dry sub-lease or charter whether or not Lessor consents thereto. Any consent of Lessor may be subject to such conditions as Lessor may require to protect its rights and interests in the Aircraft.

10.  INSPECTION:

10.1 Lessor and any person designated by Lessor may, upon reasonable notice and at reasonable times that do not unreasonably interfere with Lessee's normal business and maintenance operations, inspect and survey the Aircraft, any Engine, the APU, any Part or the Documents and Records and for such purpose may, subject to any applicable Air Authority regulation, travel on the flight deck as an observer on any non-revenue test flights as allowed by the applicable air authority, and Lessee shall ensure that all reasonable arrangements are made for Lessor and any designated person. Lessor reserves the right to perform an inspection at least once each year and preferably during the accomplishment of a C-Check, such inspection shall be a ground inspection and shall not require the opening of any panels additional to those already opened in the course of any ongoing maintenance.

10.2 In the case of inspection of Documents and Records, Lessee shall use commercially reasonable efforts to prepare them for inspection by Lessor within 2 weeks after notice from Lessor.

10.3 Lessor will:

     (1) have no duty to make, or liability arising from any such visit, inspection or survey; and

     (2) for so long as a Default has not occurred and is continuing, not exercise such right other than on reasonable notice so as not to disrupt unreasonably the commercial operations of Lessee.

PART 4 TITLE, POOLING

11.  TITLE: Lessee will ensure that:

     (1) it shall not do or permit to be done, or omit to be done or permit to be omitted to be done, any act or thing which might reasonably be expected to jeopardize the rights of Lessor as owner of the Aircraft;

     (2)  on all occasions when the ownership of the Aircraft, any Engine or any
          Part is relevant, it is made clear to third parties that title is held by Lessor;

     (3) at any time (a) Lessor is not represented or held out as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage (whether for hire or reward or gratuitously) which may be undertaken by Lessee or (b) it shall not pledge, or allow to be pledged, Lessor's credit;

     (4) there is always affixed, and not removed or in any way obscured, a fireproof plate (having dimensions of not less than 10 cm x 7 cm) in a reasonably prominent position on the Aircraft and on each Engine stating:

               "This Aircraft/Engine which is owned by First Security Bank, National Association, not in its individual capacity but solely as Owner Trustee (Lessor), is leased to Compania Panamena de Aviacion, S.A. (COPA) and may not be operated by any other person without the prior written consent of Lessor";

     (5) there is not created or permitted to exist any Lien upon the Aircraft, any Engine or any Part other than Permitted Liens;

     (6) it shall not do or permit to be done anything which may reasonably be expected to expose the Aircraft, any Engine or any Part to penalty, forfeiture, impounding, detention, appropriation, damage or destruction and without prejudice to the foregoing, if any such penalty, forfeiture, impounding, detention or appropriation, damage or destruction occurs, give Lessor notice and use commercially reasonable efforts to procure the immediate release of the Aircraft, any Engine or the Part, as the case may be;

     (7)  the Aircraft, the Engine or any Part is not abandoned;

     (8) there is paid and discharged when due and payable, or adequate provision is made by way of security, or otherwise, for all debts, damages, claims and liabilities which have given or might give rise to a Lien (other than Permitted Liens) over or affecting the Aircraft, any Engine or any Part;

     (9) it shall not attempt, or hold itself out or permit any other Person to hold itself out as having any power, to sell, lease or otherwise dispose of the Aircraft, any Engine or any Part; and

     (10) all charges relating to navigation and charges of airports, fuel suppliers, maintenance and repair shops and other suppliers of services are paid when due.

12.  TITLE ON EQUIPMENT CHANGES:

12.1 Title to all Landing Gear, APU and Parts installed on the Aircraft, excluding engines whether by way of replacement, as the result of an Equipment Change, or otherwise (except those installed pursuant to Clause 16(1)(b) of this Schedule 3), will on installation, without further act, vest in Lessor subject to this Agreement free and clear of all Liens other than Permitted Liens. Lessee will at its own expense take all such steps and execute, and procure the execution of, all such instruments as Lessor may require and which are necessary to ensure that title so passes to Lessor according to all applicable laws. At any time when requested by Lessor, Lessee will provide evidence to Lessor's satisfaction (including the provision, if required, to Lessor of one or more legal opinions) that title has so passed to Lessor.

12.2 Any Landing Gear, APU or Part at any time removed from the Aircraft will remain the property of Lessor until a replacement has been made in accordance with this Agreement and until title in that replacement has passed, according to applicable laws, to Lessor subject to this Agreement free of all Liens, whereupon title to the Landing Gear, APU or Part will, provided no Default has occurred and is continuing, pass to Lessee.

12.3 Engines shall remain the property of Lessor even after any removal from the Airframe unless the Engine or Engines are:

     (1) deemed to be the subject of an Event of Loss and title to a replacement Engine passes to the Lessor pursuant to Clause 11.3; or

     (2)  removed from the Aircraft in accordance with Clause 15 of this
          Schedule 3 and it is impractical to reinstate them, and Lessee installs a substitute engine or engines in accordance with Clause 16 of this Schedule 3, title to which was transferred to Lessor in accordance with Clause 16, provided that the obligations under Clause 16(1)(a) shall apply absolutely and not subject to Lessee's using its reasonable efforts to ensure their application, and that title shall be transferred to Lessor in accordance with the terms of Clause 16.

13.  POOLING OF ENGINES AND PARTS:

13.1 Lessee shall not enter into any pooling agreement or make any pooling arrangement in respect of Engines without the prior written consent of the Lessor, it being understood that (i) as of the date hereof, Lessee and Continental Airlines, Inc. are contemplating an engine pooling or sharing agreement that Lessor agrees to duly consider, and (ii) Lessee shall not enter into the foregoing engine pooling or sharing agreement in respect of the Engines without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

13.2 Lessee may make pooling arrangements in respect of Parts pursuant to a pooling agreement with the Agreed Maintenance Performer which may be inspected by Lessor on request, provided that the obligations under Clause
     16.1 of this Schedule 3 shall be absolute and not subject to Lessee using its reasonable efforts to ensure their application.

PART 5 TECHNICAL COVENANTS

14.  MAINTENANCE AND REPAIR

14.1 Lessee will insure compliance with this Part 5 subject to the requirements of the Air Authority and standards equivalent to that of a United States operator in compliance with FAA requirements under FAR 121 and otherwise in compliance with this Schedule 3.

14.2 The Aircraft shall be kept airworthy in all respects and in good repair and condition, ordinary wear and tear excepted.

14.3 MAINTENANCE PROGRAM

14.3.1 The Aircraft shall be maintained through an Agreed Maintenance Performer in accordance with applicable rules and regulations of the FAA and the Air Authority, and in compliance with the Agreed Maintenance Program and the Agreement.

14.3.2 [Intentionally omitted.]

14.3.3 The Agreed Maintenance Program shall include an anti-fungus/biological growth and contamination prevention, control and treatment program of all fuel tanks if required by Manufacturer documents in accordance with the Manufacturer's approved procedures and specifications.

14.3.4 Lessee shall provide Lessor with reasonable access to the Agreed Maintenance Program throughout the Term.

14.4 MAINTENANCE STANDARDS

14.4.1 Lessee shall at a minimum ensure that the Aircraft shall at all times be treated and receive the same level of attention, maintenance and improvements as Lessee affords the balance of its fleet, including but not limited, to Service Bulletin incorporation, improvements, repairs, cleanliness and correction of items of a cosmetic nature, such as, but not limited to, hail damage, except where the terms of this Agreement dictate higher standards.

14.4.2 Lessee shall, if required by the Air Authority, maintain a current certificate as to maintenance, issued by or on behalf of the Air Authority to Lessee or the Agreed Maintenance Performer in respect of the Aircraft and will from time to time provide to Lessor a copy on request.

14.4.3 In the event the Aircraft is out of service for any period exceeding 2 weeks, other than for scheduled maintenance in accordance with the Agreed Maintenance Program, Lessee shall maintain the Aircraft in accordance with Lessee's or Manufacturer's storage maintenance program.

14.5 REPAIRS

     Lessee shall act as follows in respect of repairs to the Aircraft or any part thereof:

14.5.1 In the event the Aircraft requires repair, all repairs will be classified as "Major" or "Minor", in accordance with FAA regulations or its equivalent.

14.5.2 All Major repairs shall be accomplished in accordance with Manufacturer approved data as specified in Manufacturer's Structural Repair Manuals and other Manufacturer's applicable FAA approved manuals or if not contained in such manuals, provided with FAA Designated Engineering Representative approval.

14.5.3 In the event Major repair instructions are not listed in FAA approved Manufacturer Repair Manuals and other Manufacturer's applicable FAA approved manuals, Manufacturer approval and appropriate substantiating documents, including all drawings, calculations, materials list, and any other pertinent data, as available, will be provided.

14.6 [Intentionally omitted.]

14.7 SERVICE BULLETINS: Lessee shall procure all applicable service bulletin kits which are offered "No charge" by or claimable under warranty from the Manufacturer, prior to the expiration of the "No charge" warranty period.

14.8 AIRWORTHINESS DIRECTIVES

14.8.1 Lessee shall accomplish all airworthiness directives issued by the FAA and all rules and regulations and directives of the Air Authority in accordance with specific instructions issued by the Air Authority at any time during the Term, including all routine and non-routine requirements as applicable to the Aircraft, Engines, including all Parts and the APU.

14.8.2 All documentation necessary to establish the source data, method of compliance, verification of accomplishment, Quality Assurance approval and all schedules for recurring action, including Air Authority approved data used to substantiate compliance with Air Authority airworthiness directives, rules and regulations and all mandatory inspection and modification requirements shall form a permanent part of the Documents and Records.

15.  REMOVAL OF ENGINES, LANDING GEAR, APU AND PARTS

15.1 Lessee will ensure that no Engine, Landing, Gear, APU or Part installed on the Aircraft is at any time removed from the Aircraft other than

     (1)  if replaced as expressly permitted by this Agreement; or

     (2) if the removal is of an obsolete item and is in accordance with the Agreed Maintenance Program; or

     (3) (a) during the course of maintaining, servicing, repairing, overhauling or testing that Engine, Landing Gear, APU, Part or the Aircraft, as the case may be; or

          (b)  as part of a normal rotation program; or

          (c) for the purpose of making such modifications to the Engine, Landing Gear, APU, Part or the Aircraft, as the case may be, as are permitted under this Agreement; and then in each case only if it is reinstalled or replaced by an engine or part complying with Clause 16(1) of this Schedule 3 as soon as practicable and in any event by the earlier of within 30 days after completion of any off-Aircraft maintenance or by the Expiry Date.

15.2 Subject to Clause 11.3 of the Agreement, Lessee shall procure promptly the replacement of any Engine, Landing Gear, APU or Part which has become time, cycle or calendar expired, lost, stolen, seized, confiscated, destroyed, damaged beyond repair, unserviceable or permanently rendered unfit for use or whose removal is required under the Agreed Maintenance Program, with an engine or part complying with the conditions set out in Clause 16.1 of this
     Schedule 3.

16.  INSTALLATION OF ENGINES, LANDING GEAR, APU AND PARTS

     Lessee will:

     (1) subject to Clause 16(2) of this Schedule 3, ensure that, except as permitted by this Agreement, no engine or part is installed on the Aircraft unless:

          (a) ENGINES, LANDING GEAR AND APU: it is in airworthy condition, is the same model, thrust rating, modification status, service bulletin and airworthiness directive compliance and incorporation status, or an improved or advanced version of the Engine (including all modules), Landing Gear or APU it replaces.

               The replacement engine, including all modules, Landing Gear or APU, shall be in airworthy condition, certified serviceable, in the same or better operating condition than the installed part prior to its failure or removal, including all manufacturer's performance parameters.

          (b) PARTS: it is in airworthy condition, is the same model, modification, status, service bulletin and airworthiness directive interchangeability status, or an improved or advanced version of the item it replaces and meets all FAA TSO requirements.

               The replacement item shall be in airworthy condition, certified serviceable, in the same or better operating condition than the installed part prior to its failure or removal.

               The replacement item shall have substantially equivalent value, utility and airworthiness as the replaced Part.

          (c) Subject to (2) below, in each case, it has become and remains the property of Lessor free from Liens other than Permitted Liens and on installation on the Aircraft will without further act be subject to this Agreement; and

     (2) if no Default has occurred which is continuing, be entitled to install any engine or part on the Aircraft by way of replacement, notwithstanding (1) above, if:

          (a) there is not available to Lessee at the time and in the place that engine or part is required to be installed on the Aircraft, a replacement engine complying with the requirements of (1) above;

          (b) it would result in an unreasonable disruption of the operation of the Aircraft and/or the business of Lessee to ground the Aircraft until an engine or part, as the case may be, complying with (1) above becomes available for installation on the Aircraft;

          (c) such engine or part is of the same model, is in airworthy condition and is serviceable; and

          (d) as soon as the Engine becomes available to be reinstalled on the Aircraft but in any event by the earlier of (i) the next scheduled D-Check, (ii) 45 days after completion of any off-aircraft maintenance of the Engine or (iii) the Expiry Date, Lessee removes any such engine or part and replaces it with the Engine or Part replaced by it or by an engine or part, as the case may be, complying with (1) above.

17.  NON-INSTALLED ENGINES, LANDING GEAR, APU AND PARTS

     Lessee will:

     (1) ensure that any Engine, Landing Gear, APU or Part which is not installed on the Aircraft (or any other aircraft as permitted by this Agreement) is, except as expressly permitted by this Agreement, properly and safely stored, and kept free from Liens other than Permitted Liens;

     (2)  not be permitted to install any Engine (except as permitted in clause
          (3) below or elsewhere in the Agreement), Landing Gear, APU or Part on another aircraft, or in the case of a Part, another engine;

     (3) notwithstanding the foregoing provisions of this Clause 17, be permitted if no Default has occurred and is continuing, to install any Engine on an aircraft operated by Lessee; and

     (4) on Lessor's request procure that any person to whom possession of an Engine, APU or Landing Gear is given, acknowledges in writing to Lessor, in form and substance satisfactory to Lessor, that it will respect the interests of Lessor in the Engine, APU or Landing Gear and will not seek to exercise any rights whatsoever in relation thereto;

     provided that:

          (a) upon Lessor's request, Lessee shall notify Lessor from time to time of the details of that aircraft or engine and of the lessor under such lease, the seller under such conditional sale agreement, the owner of such aircraft or engine or the holder of such Lien as the case may (in this Clause 17 being "interested parties"); and

          (b) the terms of any such lease, conditional sale agreement or a Lien will not have the effect of prejudicing the interests of Lessor in that Engine, Landing Gear, APU or Part.

18.  EQUIPMENT CHANGES

18.1 Lessee will not make any modification or addition to the Aircraft, except for an Equipment Change which is permitted by this Agreement, has the prior written approval of Lessor and which does not materially diminish the value, utility, condition, or airworthiness of the Aircraft, or is required by the Air Authority, Manufacturer or Engine manufacturer.

18.2 So long as a Default has not occurred and is continuing, Lessee may remove any Equipment Change if it can be removed from the Aircraft without materially diminishing or impairing the value, utility, condition or airworthiness of the Aircraft.

18.3 At Redelivery, Lessee may elect to remove any Equipment Change and restore the Aircraft to its condition prior to that Equipment Change.

18.4 In the event the Aircraft requires modification or alteration, all modifications and alterations will be classified as "Major" or "Minor" in accordance with FAA regulations.

18.5 No modification or alteration costing more than $100,000 shall be accomplished without the Lessor's prior consent.

18.6 All Major modifications and Major alterations incorporated throughout the Term which deviate from the Aircraft certified specifications, type design, or configuration shall be accomplished in accordance with Manufacturer's recommendations and instructions, as approved in any event by the Air Authority, and where they deviate from the certified configuration of the Aircraft, shall be covered by a FAA Supplemental Type Certificate ("STC") as well as by approval from the Air Authority; if an STC is not obtained, Lessee shall provide all and complete data which Lessor deems necessary to obtain an STC and such approval.

18.7 Any Part or equipment removed from the Aircraft pursuant to the terms hereof may be shipped by Lessee to Lessor for proper storage by Lessor. Upon Redelivery, if Lessor shall elect to have such Part or equipment reinstalled on the Aircraft, :Lessor shall ship such Part or equipment to Lessee for reinstallation on the Aircraft. If Lessor does not so elect, at Lessee's written request and at Lessee's reasonable expense, Lessor shall ship such Part or equipment to Lessee and, without further action, such Part or equipment shall become Lessee's property.

19.  DOCUMENTS AND RECORDS

19.1 Documents and Records shall at a minimum meet all Air Authority requirements and shall be prepared and maintained in accordance with FAR 121 and 145 and any other FAR applicable from time to time.

19.2 All documents and data as required by the FAR (including technical and engineering data, calculations and drawings) evidencing compliance with any of the requirements or procedures set out in Clause 14 above shall form a permanent part of the Documents and Records. All manufacturer and vendor manuals and documents which are affected by a Major repair, compliance with a Service Bulletin, modification or alteration, including the Manufacturer's Weight & Balance manual, shall be revised to reflect the current specification and configuration of the Aircraft.

19.3 The Documents and Records shall be maintained in the English language or accompanied by a certified translation thereof. All Documents and Records shall be in plain language and all coded forms must have cross references, including but not limited to parts numbers, engineering order numbers and Service Bulletin numbers.

19.4 All records included in the Documents and Records shall be original hard copy "dirty fingerprint" records. Documents and Records produced by Electronic Data Processing (EDP) or other computers are not acceptable, except as summary documents, without accompanying substantiating records and documents reasonably approved by Lessor, providing the means of verification of accomplishment. In addition, these summary documents shall include instructions for interpretation of the information provided.

19.5 All Computerized Reports and Summaries will be certified and signed by the Director of Quality Control or an authorized official of the Lessee.

19.6 Documents and Records and in particular serialized shop record including all airworthiness approval tags (JAA-1 Form or FAA 8130 Form) and serviceable ("yellow") tags shall form a permanent part of the Documents and Records.

19.7 Life Limited Parts as specified by the Aircraft and Engines types certificates shall be provided with appropriate documents and records that identify current status, life history (removal and installation), total time in service, authenticity and origin back to manufacturer.

19.8 Time controlled Parts as identified by the Agreed Maintenance Program, shall be provided with all records necessary to establish documentation, expressed in Flight Hours, Cycles, or calendar time, back to overhaul (including all interim repair records since overhaul).

19.9 Lessee shall be responsible for maintaining a revision service for all manufacturers and operators manuals, reports and documents which shall at all times contain the latest issued revisions, and reflect the current specification, configuration and status of the Aircraft and Engines, which includes APU, systems, assemblies and components. Lessee will have all modifications, wiring changes, and engineering orders (or equivalent) incorporated into the relevant manuals.

                                   SCHEDULE 4

                               AIRCRAFT REDELIVERY

1.0  GENERAL CONDITION

1.1 The Aircraft will be in the same configuration (except as per Clause 1.5 of this Schedule 4) and operating condition as at delivery to Lessee, including post-delivery modifications as defined in Schedule 1, Parts 1 through 4, ordinary wear and tear excepted and be clean by international commercial airline standards for an aircraft exiting a C-Check (or as the case may be D-Check) and ready for flight with all of the equipment, components and systems fully functional and operating within limits and/or guidelines established by the relevant manufacturers and the FAA..

1.2 The Aircraft will have installed the full complement of Engines, APU, equipment, components, furnishings and loose equipment as when originally delivered to Lessee and shall not have installed thereon any engines, APU, components, parts, equipment and furnishings which are owned by any person other than the Lessor or the Lessee.

1.3 The Aircraft will have a current legal and valid transport category certificate of airworthiness issued by the Air Authority, or if required by Lessor, an export certificate of airworthiness, if available, for export to the USA. In such case, the Aircraft will be deregistered from the country registered at Lessee's cost upon the Redelivery.

1.4 Subject to Lessee's consent, Lessor may elect to retain certain Equipment Changes incorporated on the Aircraft by Lessee during the Term of this Agreement, excluding leased equipment. In this event any equipment or components that were removed from the Aircraft, not substituted by way of such Equipment Change, and not shipped to Lessee for storage, will be returned in a serviceable and airworthy condition to Lessor with the Aircraft.

1.5 The Aircraft will be in a condition as to immediately be eligible to receive a USA certificate of airworthiness issued by FAA in accordance with FAR part 21, and to be placed on the operating certificate of a USA airline in accordance with FAR 121.

1.6  The Aircraft will be free of Liens other than Lessor Liens.

2.0  AIRCRAFT CONDITION

2.1 The Aircraft will be fresh out of the next scheduled full and complete zonal, systems and structural C-Check (including all segments if segmented) or equivalent type maintenance check, in accordance with Appendix J of the then latest Boeing Maintenance Planning Document ("MPD"). This check will clear all lower level checks including "A", "B" and service checks. Should Lessee be required to perform any tasks in respect of the Agreed Maintenance Program in addition to the tasks required to be performed pursuant to the block C-Check in accordance with Appendix J of the MPD, such tasks shall be performed by Lessee and the reasonable costs and expenses incurred by Lessee in connection therewith shall be promptly paid for by Lessor.

2.2 The Aircraft will be weighed prior to Redelivery and have a current weight and balance report in form acceptable to the FAA.

2.3 The Aircraft will be in compliance with all Airworthiness Directives, FAR revisions and other mandatory orders issued by the FAA requiring compliance during or within 90 days or 750 Flight Hours or 500 Cycles (whichever is most limiting) after Redelivery of the Aircraft. If any waivers, extensions or other special dispensations were granted by the Air Authority (except for such waivers, extensions or dispensations granted to the industry as a whole) with respect to any Airworthiness Directive, FAR revision or other mandatory order, Lessee shall incorporate the required Airworthiness Directives, FARs or other mandatory order as if such waiver, extension or dispensation had not been granted.

2.4 All "No Charge" service bulletin kits procured by Lessee but not installed on the Aircraft will be returned to Lessor with the Aircraft.

2.5 The Aircraft will have all open and deferred items, including maintenance and temporary repair items (except those deferred to the next D-Check, in which case financial adjustments shall be negotiated at that time, but in no case shall Lessee have any repair or financial obligations for items deferred beyond the next D-Check), MEL/CDL items, and pilot/cabin/engine logbook items, rectified on a terminating action basis. Any waivers, extensions or dispensations granted to this Aircraft by the manufacturers, the FAA, or the Air Authority (except for such waivers, extensions or dispensations granted to the industry as a whole) which require incorporation of special operations, inspections or maintenance tasks to this Aircraft will be treated as if such waivers, extensions or dispensations had not been granted.

2.6 The Aircraft (excluding Engines) will have any and all maintenance items, including inspections and replacements of life limited/time controlled parts, required by the Agreed Maintenance Program and the MPD cleared for 3,000 Flight Hours or 2,000 Cycles, whichever is more limiting, and 12 months beyond the Redelivery Check. In the event that an item is due more often than the periods noted above, that item will be cleared for its maximum interval.

2.7  All tires and brakes will have at least 50% of full service life remaining.

2.8 All repairs made to the Aircraft will be in accordance with the Manufacturer's FAA Structural Repair Manual (SRM) or otherwise traceable to FAA or FAA DER approval.

2.9 The Aircraft will be properly stripped, corrosion protected and painted per Manufacturer's specifications in such external livery as advised by Lessor. This shall include corrosion protection and painting of fuselage, empennage, wings, vertical/horizontal stabilizer, flight control surfaces, engine cowling/nacelle and wheel wells. Control surfaces will be rebalanced as required. Prior to painting the Aircraft, all previous exterior markings, logos, or other distinctive insignia will be removed in accordance with Manufacturer's instructions and recommendations. All fairings and skin laps seams will be properly refinished and resealed. The repaint of the Aircraft will be of high quality; free from flaking, overspray, peeling, drips or other cosmetically unacceptable items and Lessor shall be responsible for the actual costs of repainting the Aircraft, provided that Lessee shall use its reasonable efforts to ensure that the costs are not in excess of industry practice.

2.10 The Aircraft, both interior and exterior, will have no evidence of untreated or uncorrected corrosion or delamination.

2.11 The Landing Gear assemblies or the Aircraft will have a minimum of 12 months remaining to its next expected overhaul.

2.12 No Engine, Landing Gear or APU will have more than 130% of the total Flight Hours or Cycles on the Aircraft.

2.13 No Aircraft LLP (see Clause 3.2 for Engine LLPs) will have less than 3,000 Flight Hours, 2,000 cycles or 12 months remaining to useful life replacement.

2.14 All fuel tanks will be at least as full as at delivery of Aircraft. All oil and fluid tanks will be full.

2.15 All "loose equipment", galley inserts, cargo containers will be returned with the Aircraft in good and serviceable condition, ordinary wear and tear excepted..

3.0  ENGINES AND APU CONDITION

3.1 Each Engine will be installed on the Aircraft and will be the Engine originally installed at delivery, unless such Engine was the subject of an Event of Loss and has been replaced in accordance with Clause 11.3, or unless such Engine has otherwise been replaced with a suitable replacement Engine in accordance with Clause 16 of Schedule 3.

3.2 The Engines will have no less than 3,000 Flight Hours and 2,000 Cycles remaining on the "mean time between unscheduled removals" as determined by the applicable manufacturer ("MTBUR"). There will be no LLP replacement scheduled within 2,000 Cycles of life remaining.

3.3 The Engines will not be "on-watch", nor have records or Engine Monitoring Program trend data that based on the Engine manufacturer's experience would require Engine removal or maintenance for any cause within 3,000 Flight Hours or 2,000 Cycles of operation.

3.4 Immediately prior to Redelivery of the Aircraft, each Engine will have a full hot and cold section video borescope and a maximum power assurance
     (MPA) run in accordance with the Manufacturer's procedures.

3.5 The APU will be in serviceable condition, fresh from a hot section inspection or borescope, and with a full APU performance run per manufacturer's procedures. The APU will not have less than 3,000 Flight Hours remaining on the MTBUR.

4.0  REDELIVERY INSPECTION AND DEMONSTRATION FLIGHT

4.1 During the Redelivery Check and at Redelivery, Lessor or its representatives will have an opportunity to inspect the Aircraft and Documents and Records and participate in and review all aspects of the Redelivery Check to ensure to Lessor's satisfaction that Redelivery conditions are met.

4.2 During the course of the Redelivery Check and Final Inspection, if corrosion or other problems are detected, Lessee will open adjacent areas as required to ensure that the detected problem is rectified in accordance with Manufacturer's specifications.

4.3 Prior to the Redelivery of the Aircraft, Lessee will perform a demonstration flight of not less than two hours of the Aircraft in accordance with the Lessee's post-C-Check Flight Functional Acceptance Procedures. The demonstration flight will show that the Aircraft, its Engines, and its various components and systems are fully operational and capable of full rated performance throughout the operational envelope of the Aircraft. Lessor's representative(s) will be allowed on the flight to monitor compliance. The demonstration flight will be at Lessee's expense. Any squawks found in the flight will be corrected at Lessee's cost and expense. Lessee and Lessor will reasonably cooperate to combine this demonstration flight with the flight to the Redelivery Location.

5.0  DOCUMENTS AND RECORDS

5.1 The Documents and Records will be made available to Lessor or Lessor's representative not less than 10 Business Days prior to scheduled Redelivery Date. Lessor or Lessor's representative will review and inventory to determine that the Documents and Records are in compliance with the requirements specified in this Agreement.

5.2 Upon request of Lessor, Lessee will provide a current and complete copy of the Agreed Maintenance Program. Lessor shall use and retain the copy of the Agreed Maintenance Program on a strictly confidential basis, and shall return said Document to Lessee after integrating the Aircraft into the next operator's maintenance program.

5.3 Lessee shall return all Documents and Records delivered to Lessee at delivery (as specified in Parts 5 and 6 of Schedule 1). All Documents and Records shall reflect the Redelivery condition and current status of the Aircraft at time of Redelivery, including all modifications and maintenance activity performed on the Redelivery Check.

5.4 In the event of missing, incomplete, or otherwise unacceptable Documents or Records, Lessee will take all necessary steps to replace such Documents or Records (whether by reaccomplishing tasks, recreating documents, reverifying, or otherwise).

5.5 Lessee will provide assistance as reasonably required by Lessor or Lessor's representative to locate and inventory the Documents and Records and to ensure their accuracy and completeness.

5.6 Lessee will provide a work scope detailing all scheduled maintenance and other activities (including any alterations, modifications, Airworthiness Directives, component changes, service bulletin and engineering order incorporation) to be accomplished during the Redelivery Check.

5.7 Lessee will provide Lessor with a final audited copy of all work accomplished during the Redelivery Check at Redelivery.

                                   SCHEDULE 5

                             INSURANCE REQUIREMENTS

The Insurances required to be maintained are on the basis of AVN 67B and as follows:

1. HULL ALL RISKS of Loss or Damage whilst flying and on the ground with respect to the Aircraft on an "agreed value basis" for the Agreed Value and with a deductible not exceeding the Insurance Deductible Amount, or such other amount agreed by Lessor from time to time, and to include deductible insurances, if necessary, to achieve that limit.

2. WAR AND ALLIED PERILS, being such risks excluded from the Hull All Risks Policy to the fullest extent available from the leading international insurance markets including confiscation and requisition by the Jurisdiction of Incorporation for the Agreed Value.

3. ALL RISKS (INCLUDING WAR AND ALLIED RISK except when on the ground or in transit other than by air) property insurance on all Engines and Parts when not installed on the Aircraft or an "agreed value" basis for their full replacement value and including engine test and running risks.

4. AIRCRAFT THIRD PARTY, PROPERTY DAMAGE, PASSENGER, BAGGAGE, CARGO AND MAIL AND AIRLINE GENERAL THIRD PARTY (INCLUDING PRODUCTS) LEGAL LIABILITY for a Combined Single Limit (Bodily Injury/Property Damage) of an amount not less than the Minimum Liability Coverage for the time being any one occurrence (but in respect of products and personal injury liability this limit may be an aggregate limit for any and all losses occurring during the currency of the policy). War and Allied Risks are also to be covered under the Policy to the fullest extent available from the leading international insurance markets.

5. All required hull and spares insurance (as specified above), so far as it relates to the Aircraft will:

     (1) name Lessor as sole loss payee up to the Agreed Value; (2) provide that any loss will be payable in Dollars, and:

          (a) in respect of any claim that becomes payable on the basis of an Event of Loss, settlement shall be made to or to the order of Lessor up to the Agreed Value;

          (b) in respect of any other claim, settlement (net of any policy deductible) shall be made with such party(ies) as may be necessary to repair the Aircraft unless otherwise agreed after consultation between the insurers, Lessee and, where the loss exceeds the Damage Notification Threshold, Lessor; and

          (c) if separate Hull "all risk" and "war risks" insurances are arranged, include a 50/50 provision in accordance with market practice (AVS. 103 is the current market language).

6.   All required liability insurances (specified above) will:

     (1) include Lessor, and its successors and assigns and their respective shareholders, subsidiaries, directors, officers, agents, employees and Indemnitees as additional insureds for their respective rights and interests, warranted, each as to itself only, no operational interest;

     (2) operate in all respects as if a separate policy had been issued covering each party insured, but shall not include any claim under hull and spares insurances (as specified above); notwithstanding the foregoing, the total liability of insurers shall not exceed the limits of liability stated in the policy; and

     (3) contain a provision confirming that the policy is primary without right of contribution and the liability of the insurers will not be affected by any other insurance of which Lessor or Lessee have the benefit so as to reduce the amount payable to the additional insureds under such policies.

7.   All Insurances will:

     (1) be in accordance with normal industry practice of persons operating similar aircraft in similar circumstances;

     (2) provide cover denominated in Dollars and any other currencies which Lessor may reasonably require in relation to liability insurance;

     (3) operate on a world-wide basis subject to such limitations and exclusions as Lessor may reasonably agree;

     (4) provide that, in relation to the interests of each of the additional assureds the Insurances will not be invalidated by any act or omission (including misrepresentation and non-disclosure) of any other person or party which results in a breach of any term, condition or warranty of the policy, provided that the additional insured party so protected has not caused, contributed to or knowingly condoned the said act or omission;

     (5) provide that upon payment of any loss or claim to or on behalf of any additional assureds, insurers shall to the extent and in respect of such payment be thereupon subrogated to all legal and equitable rights of that additional assured indemnified hereby (but not against any additional assureds). Insurers shall not exercise such rights without the consent of those indemnified, such consent not to be unreasonably withheld. At the expense of insurers such additional assureds shall do all things reasonably necessary to assist the insurers to exercise said rights;

     (6) provide that the additional assureds will have no obligation or responsibility for the payment of any premiums due and that the insurers will not exercise any right of set-off or counter-claim in respect of any premium due against the respective interests of the additional assureds other than outstanding premiums relating to the Aircraft, any Engine or Part which is the subject of the relevant claim;

     (7) provide that, except in respect of any provision for cancellation or automatic termination specified in the Policy or any endorsement thereof, cover provided by the Insurances may only be cancelled or materially altered in a manner adverse to the additional assureds by the giving of not less than 30 days (7 days or such less period as may be customarily available in respect of war risks and allied perils) notice in writing to the appointed broker, who shall undertake to notify Lessor promptly. Notice shall be deemed to commence from the date such notice is given by the insurers. Such notice will not, however, be given the normal expiry date of the Policy or any endorsement; and

     (8) reinsurance will (a) be on the same terms as the original insurances and will include the provisions of this Schedule, (b) provide that notwithstanding any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the reinsured that the reinsurers' liability will be to make such payments as would have fallen due under the relevant policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and (c) contain a "cut-through" clause in the following form (or otherwise, satisfactory to Lessor): "The Reinsurers and the Reinsured hereby mutually agree that in the event of any claim arising under the reinsurances in respect of a total loss or other claim where as provided by the Aircraft Lease Agreement (MSN 29048) dated as of October 1, 1998 and made between Lessor and Lessee such claim is to be paid to the person named as sole loss payee under the primary insurances, the Reinsurers will in lieu of payment to the Reinsured, its successors in interest and assigns pay to the person named as sole loss payee under the primary insurances effected by the Reinsured, that portion of any loss due for which the Reinsurers would otherwise be liable to pay the original Reinsured (subject to proof of loss), it being understood and agreed that any such payment by the Reinsurers will (to the extent of such payment) fully discharge and release the Reinsurers from any and all further liability in connection therewith" subject to such provisions not contravening any law of the Jurisdiction of Incorporation.

                                   SCHEDULE 6

                              FORM OF LEGAL OPINION

To: First Security Bank, National Association
    Tombo Aviation, Inc.

Date: _____________

Dear Sirs,

1. You have asked us to render an opinion in connection with the transaction governed, inter alia, by the under mentioned documents. Words and expressions used herein will bear the same meanings as defined in an Aircraft Lease Agreement (MSN 29048) (the "Lease") dated as of October 1, 1998 between First Security Bank, National Association, not in its individual capacity, except as otherwise expressly provided herein, but solely as Owner Trustee, and Compania Panamena de Aviacion, S.A.:

     (1)  the Lease;

     (2)  the constitutional documents comprising [______] of Lessee; and

     (3) all other documents, approvals and consents of whatever nature and wherever kept which it was, in our judgment and to our knowledge, necessary or appropriate to examine to enable us to give the opinion expressed below.

2. Having considered the documents listed in paragraph 1 above, and having regard to the relevant laws of Panama, we are pleased to advise that in our opinion:

     (1) Lessee was duly constituted in accordance with the laws of Panama on [______] as [__________] and is a validly existing separate legal entity, is subject to suit in its own name, and, to the best of our knowledge, no steps have been, or are being, taken to appoint a receiver or liquidator over, or to dissolve, Lessee;

     (2) Lessee has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, the Lease and the transactions contemplated by the Lease;

     (3) the entry into and performance by Lessee of, and the transactions contemplated by, the Lease do not and will not:

          (a)  conflict with any laws binding on Lessee;

          (b)  conflict with the constitutional documents of Lessee; or

          (c) conflict with or result in default under any document which is binding upon Lessee or any of its assets nor result in the creation of any Lien over any of its assets.

     (4) no authorizations, consents, licenses, approvals and registrations (other than those which have been obtained and of which copies are attached hereto) are necessary or desirable to be obtained from any governmental or other regulatory authorities in the Jurisdiction of Incorporation to enable Lessee:

          (a) to enter into and perform the transactions contemplated by the Lease;

          (b)  to import the Aircraft into Panama for the duration of the Term;

          (c) to operate the Aircraft for the transport of fare-paying passengers; or

          (d) to make the payments provided for in the Lease in the currency, in the accounts and otherwise in accordance with the terms and conditions provided in the Lease;

     (5) other than(i) registering the Aircraft and filing this Agreement with the Panamanian Directorate of Civil Aeronautics, and (ii) recording this Agreement and the bill of sale evidencing Lessor's title to the Aircraft with the Office of the Public Registry of Panama, it is not necessary or desirable, to ensure the priority, validity and enforceability of all the obligations of Lessee under the Lease that the Lease be filed, registered, recorded or notarized in any public office or elsewhere or that any other instrument relating thereto be signed, delivered, filed, registered or recorded, that any tax or duty be paid or that any other action whatsoever be taken under the laws of Panama; accordingly, upon completion of the registration and recording set forth above, pursuant to the Lease, Lessor will be deemed to be the full legal and beneficial owner of the Aircraft and all rights and interests with respect thereto, Lessee shall not be deemed to have acquired any interest in the Aircraft other than the leasehold interest contemplated by the Lease, and such leasehold interest of Lessee at all times shall be subject to the terms and conditions provided in the Lease;

     (6) no other steps beyond (i) registering the Aircraft and filing this Agreement with the Panamanian Directorate of Civil Aeronautics, and
          (ii) recording this Agreement and the bill of sale evidencing Lessor's title to the Aircraft with the Office of the Public Registry of Panama are necessary or desirable to record or perfect Lessor's interest in the Aircraft in Panama;

     (7) on termination of the Lease (whether on expiry or otherwise) as contemplated in the Lease, Lessor would be entitled:

          (a)  to repossess the Aircraft; and

          (b)  to export the Aircraft from Panama;

          without requiring any further consents, approvals or licenses from any governmental or regulatory authority in Panama;

     (8) the Lease has been properly signed and delivered on behalf of Lessee and the obligations on the part of Lessee contained therein, assuming them to be valid and binding according to the Governing Law, are valid and legally binding on and enforceable against Lessee respectively under the laws of Panama;

     (9) the events described in Clause 13.1(7), (8) and (9) of the Lease comprise an accurate and complete statement of all events and situations provided for by the laws Panama which may lead to the cessation of activities, winding up or dissolution of Lessee, and upon the occurrence of any such described events, and the Lessor's exercise of its rights to affect a termination of the Lease based on such Events of Default: the Lease shall terminate; Lessee shall have no further interest in the Aircraft; the Aircraft shall be excluded from any reorganization or other legal proceedings with respect to the Lessee; no receiver, trustee, liquidator, administrator, judicial official or other Person shall have any interest in or rights under or with respect to the Lessee or the Aircraft; and Lessor shall be entitled to immediate return and unrestricted possession and control of the Aircraft free and clear of any liens, claims or other encumbrances and without any liability to Lessee or any other Person;

     (10) Upon Lessor's giving the type of notice to Lessee set forth in Clause 13.2(1) following an Event of Default of the type set forth in Clause 13.1(8)(d), the Lease shall terminate (but without prejudice to the continuing obligations of Lessee under the Lease) without the need of any further action or judicial order; Lessee shall have no further interest in the Aircraft; the Aircraft shall be excluded from any liquidation or other legal proceedings with respect to the Lessee; no receiver, trustee, liquidator, administrator, judicial official or other Person shall have any interest in or rights under or with respect to the Lessor or the Aircraft; and Lessor shall be entitled to immediate return and unrestricted possession and control of the Aircraft free and clear of any liens, claims or other encumbrances and without any liability to Lessee or any other Person;

     (11) the obligations of Lessee under the Lease rank at least pari passu with all other present and future unsecured and unsubordinated (including contingent) obligations of the Lessee upon an Event of Default or other breach by Lessee of the Lease, Lessor at all times shall be entitled without restriction to set off any damage suffered or amounts owing by Lessee against any obligation of Lessor to return any deposits or other funds or otherwise make any payments or performance to Lessee or any Person claiming by, through or on behalf of Lessee;

     (12) there is no withholding tax or other Tax to be deducted from any payment whatsoever or which may be made by Lessee pursuant to the Lease; with respect to any withholdings, the provisions of Clauses 5.5, 5.6 and 5.9 of the Lease are fully effective; and the arrangements contemplated by the Lease do not give rise to any charge whatsoever to Taxes in Panama;

     (13) there is no applicable usury or interest limitation law in Panama which may restrict the recovery of payments in accordance with the Lease;

     (14) there are no registration, stamp or other taxes or duties of any kind payable in Panama in connection with the signature, performance or enforcement by legal proceedings of the Lease;

     (15) Lessor will not violate any law or regulation in Panama nor become liable to tax by reason of entering into the Lease with Lessee, or performing its obligations thereunder;

     (16) it is not necessary to establish a place of business in Panama in order to enforce any provisions of the Lease;

     (17) the choice of the Governing Law to govern the Lease will be upheld as a valid choice of law in any action in the Courts of Panama;

     (18) the consent to jurisdiction by Lessee contained in the Lease is valid and binding on Lessee and not subject to revocation;

     (19) any judgment for a definite sum given by an arbitration proceeding or court as provided in the Lease against Lessee would be recognized and accepted by the Courts of Panama without re-trial or examination of the merits of the case;

     (20) Lessee is subject to civil commercial law with respect to its obligations under the Lease, and neither Lessee nor any of its assets is entitled to any right of immunity, and the entry into and performance of the Lease by Lessee constitute private and commercial acts;

     (21) there are no circumstances under the law of Panama whereby Lessee may be deprived of the Aircraft by any Government Entity or any other person; and

     (22) The Republic of Panama has ratified the Geneva Convention without any reservations or limitations thereto, and all requirements set forth in
          Article XXI of the Geneva Convention for Panama to become incorporated as a member of the Geneva Convention have been completed.

3. We do not purport to be experts on, and do not purport to be generally familiar with or qualified to express legal opinions based on, any law other than the laws of Panama and accordingly express no legal opinion herein based upon any law other than the laws of Panama.

Yours faithfully,

                                                   Paragraph 2 (1) of Schedule 3

                                   SCHEDULE 7

                                 FORM OF REPORT

                        AIRFRAME AND ENGINE STATUS REPORT
                      FOR EACH SIX-MONTH PERIOD ("PERIOD")

Report for the Calendar Period Ended:    _______________________
Aircraft Type:                           _______________________
Manufacturer Serial/Registration Number: _______________________

1.   AIRCRAFT UTILIZATION

     Aircraft Total Hours:    ____________________
     Aircraft Total Cycles:   ____________________
     Flight Hours for Period: ____________________
     Cycles for Period:       ____________________

2.   DELIVERED ENGINE STATUS

ENGINES                                  POS. 1    POS. 2
-------                                 -------   -------
Serial No. of Present Engine:           _______   _______

Serial No. of Delivered Engine:         _______   _______

Current Location of Delivered Engine:   _______   _______

Flight Hours Since New :                _______   _______

Cycles Since New:                       _______   _______

Flight Hours for Period:                _______   _______

Cycles for Period:                      _______   _______

The following sections need be reported only if one of the following events has taken place during the foregoing Period:

     (A) D-Check or equivalent - Complete Section 3
     (B) C-Check or equivalent - Complete Section 3
     (C) Engine Change or Shop Visit - Complete Section 4

3.   MAJOR CHECK REPORT

Date of Check: _____________ Total Hours: _____________ Total Cycles: __________

Location: ________________ Agent: _________________ Downtime: ___________Days

Type of Check: _______________________________________________

MODS / ADs / SBs Accomplished During Check: ____________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Next Check Due In: _______________________________ Hours / Months / Years

Estimated Date: _________________

4.   ENGINE REMOVAL AND SHOP VISIT REPORT

For Removed Engine: _____________________________________   ____________________
Serial Number: ___________________  Date of Removal: ___________________________
Position: ________________________  Airframe Total Hours at Removal: ___________
Engine Total Hours: ______________ Airframe Total Cycles at Removal: __________ Engine Total Cycles: ______________

Reason for Removal: ____________________________________________________________
Repair Agent: __________________________ Location: _____________________________

Intended Workscope: ____________________________________________________________

MODS / ADs / SBs to be Accomplished: ___________________________________________

Or Installed Engine: ___________________________________________________________
Serial Number: ________________ Time Since Last Shop Visit: ____________________
Position: _____________________ Last Shop Visit Description: ___________________
Engine Total Hours: _____________ Next Limiter: ________________________________
Engine Total Cycles: ____________ Time to Next Limiter: ________________________


                                     Page 2